EXECUTION COPY


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                              $370,000,000

                            CREDIT AGREEMENT

                      Dated as of October 31, 1996,
              as amended and restated as of March 27, 1998

                                  among

                        ESSEX INTERNATIONAL INC.,

                           ESSEX GROUP, INC.,

                        THE LENDERS NAMED HEREIN

                                   and

                        THE CHASE MANHATTAN BANK,

                         as Administrative Agent






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




                            TABLE OF CONTENTS

                                                       Page

SECTION 1.  DEFINITIONS.................................  1
    1.1   Defined Terms.................................  1
    1.2   Other Definitional Provisions; Financial
          Calculations.................................. 22
    1.3   Certain Fronted Loan Matters.................. 23

SECTION 2.  THE REVOLVING CREDIT COMMITMENTS............ 23
    2.1   Revolving Credit Commitments.................. 23
    2.2   Procedure for Revolving Credit Borrowing...... 23
    2.3   Competitive Borrowings........................ 24
    2.4   Fees.......................................... 27
    2.5   Evidence of Loans; Repayment.................. 27
    2.6   Termination or Reduction of Revolving Credit
          Commitments................................... 27
    2.7   Optional Prepayments.......................... 28
    2.8   Mandatory Prepayments......................... 28
    2.9   Conversion and Continuation Options........... 29
    2.10  Minimum Amounts and Maximum Number of Eurodollar
          Tranches...................................... 29
    2.11  Interest Rates and Payment Dates.............. 29
    2.12  Computation of Interest and Fees.............. 30
    2.13  Inability to Determine Interest Rate.......... 30
    2.14  Pro Rata Treatment and Payments............... 31
    2.15  Requirements of Law........................... 32
    2.16  Taxes......................................... 33
    2.17  Indemnity..................................... 35
    2.18  Replacement Lending Offices and Lenders....... 36

SECTION 2A.  FRONTED LOANS.............................. 36
    2.1A   Fronted Subfacility.......................... 36
    2.2A   Procedure for Fronted Loan Borrowings........ 36
    2.3A   Fronted Loans Fees, Commissions and Other
           Charges...................................... 37
    2.4A   Participations............................... 37
    2.5A   Spot Exchange Rate........................... 38
    2.6A   Repayment of Fronted Loans................... 38
    2.7A   Subsidiary Borrowers......................... 38


SECTION 3.  LETTERS OF CREDIT........................... 39
    3.1   L/C Commitment................................ 39
    3.2   Procedure for Issuance of Letters of Credit... 39
    3.3   Fees and Other Charges........................ 40
    3.4   L/C Participations............................ 40
    3.5   Drawing and Reimbursement..................... 40
    3.6   Obligations Absolute.......................... 41
    3.7   Letter of Credit Payments..................... 42
    3.8   Application................................... 42
    3.9   Notices and Reports........................... 42

SECTION 4.  REPRESENTATIONS AND WARRANTIES.............. 42
    4.1   Financial Condition........................... 43
    4.2   No Change..................................... 43
    4.3   Corporate Existence; Compliance with Law...... 43



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                                                       Page

    4.4   Corporate Power; Authorization; Enforceable
          Obligations................................... 44
    4.5   No Legal Bar.................................. 44
    4.6   No Material Litigation........................ 44
    4.7   No Default.................................... 44
    4.8   Ownership of Property; Liens.................. 44
    4.9   Intellectual Property......................... 45
    4.10  No Burdensome Restrictions.................... 45
    4.11  Taxes......................................... 45
    4.12  Federal Regulations........................... 45
    4.13  Labor Matters................................. 46
    4.14  ERISA......................................... 46
    4.15  Investment Company Act; Other Regulations..... 46
    4.16  Subsidiaries.................................. 46
    4.17  Purpose of Loans.............................. 46
    4.18  Environmental Matters......................... 46
    4.19  Accuracy of Information....................... 47
    4.20  Security Documents............................ 48
    4.21  Solvency...................................... 48
    4.22  Insurance..................................... 48
    4.23  Regulation H.................................. 49
    4.24  Representations and Warranties on Amendment and
          Restatement Effective Date.................... 49

SECTION 5.  CONDITIONS PRECEDENT........................ 49
    5.1   Intentionally Omitted......................... 49
    5.2   Conditions to Each Extension of Credit........ 49
    5.3   Conditions to Amendment and Restatement
          Effective Date................................ 49
    5.4   Conditions to Initial Extension of Credit to a
          Subsidiary Borrower........................... 50

SECTION 6.  AFFIRMATIVE COVENANTS....................... 51
    6.1   Financial Statements.......................... 51
    6.2   Certificates; Other Information............... 51
    6.3   Payment of Obligations........................ 52
    6.4   Conduct of Business and Maintenance of Existence 52
    6.5   Maintenance of Property; Insurance............ 53
    6.6   Inspection of Property; Books and Records;
          Discussions................................... 53
    6.7   Notices....................................... 53
    6.8   Environmental Laws............................ 54
    6.9   Additional Collateral......................... 55

SECTION 7.  NEGATIVE COVENANTS.......................... 56
    7.1   Financial Condition Covenants................. 56
    7.2   Limitation on Indebtedness.................... 57
    7.3   Limitation on Liens........................... 59
    7.4   Limitation on Guarantee Obligations........... 60
    7.5   Limitations on Fundamental Changes............ 61
    7.6   Limitation on Sale of Assets.................. 62
    7.7   Limitation on Capital Lease Obligations....... 63
    7.8   Limitation on Dividends....................... 63
    7.9   Limitation on Negative Pledge Clauses......... 64
    7.10  Limitation on Capital Expenditures, Investments,
          Loans and Advances............................ 64
    7.11  Limitation on Optional Payments and
          Modifications of Certain Agreements........... 66
    7.12  Transactions with Affiliates.................. 66
    7.13  Conduct of Businesses......................... 67



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                                                       Page

    7.14  Fiscal Year................................... 67
    7.15  Limitation on Activities of Holdings.......... 67

SECTION 8.  EVENTS OF DEFAULT........................... 67

SECTION 9.  THE ADMINISTRATIVE AGENT.................... 70
    9.1   Appointment................................... 70
    9.2   Delegation of Duties.......................... 70
    9.3   Exculpatory Provisions........................ 70
    9.4   Reliance by Administrative Agent.............. 71
    9.5   Notice of Default............................. 71
    9.6   Non-Reliance on Administrative Agent and Other
          Lenders....................................... 71
    9.7   Indemnification............................... 72
    9.8   Administrative Agent in Its Individual
          Capacity...................................... 72
    9.9   Successor Administrative Agent................ 72
    9.10  Co-Lead Agent and Co- Agents.................. 72

SECTION 10.  GUARANTEE.................................. 73
    10.1  Guarantee..................................... 73
    10.2  No Subrogation, Contribution, Reimbursement
          or Indemnity.................................. 73
    10.3  Amendments, etc. with respect to the
          Obligations................................... 73
    10.4  Guarantee Absolute and Unconditional.......... 74
    10.5  Reinstatement................................. 74
    10.6  Payments...................................... 75

SECTION 11.  MISCELLANEOUS.............................. 75
    11.1  Amendments and Waivers........................ 75
    11.2  Notices....................................... 75
    11.3  No Waiver; Cumulative Remedies................ 76
    11.4  Survival of Representations and Warranties.... 77
    11.5  Payment of Expenses and Taxes................. 77
    11.6  Successors and Assigns; Assignments and
          Participations................................ 78
    11.7  Adjustments; Setoff........................... 80
    11.8  Counterparts.................................. 81
    11.9  Severability.................................. 81
    11.10 Releases...................................... 81
    11.11 GOVERNING LAW................................. 81
    11.12 Submission To Jurisdiction; Waivers........... 81
    11.13 Acknowledgements.............................. 82
    11.14 WAIVERS OF JURY TRIAL......................... 82
    11.15 Confidentiality............................... 82
    11.16 New Lenders; Commitment Increases............. 82
    11.17 Judgment Currency............................. 83
    11.18 INTEGRATION................................... 83

SCHEDULES:

1.1A      Revolving Credit Commitments
1.1B      Mortgaged Properties
1.3       Certain Fronted Loan Matters
4.1(a)    Liabilities, etc.
4.5       Legal Bar
4.8       Owned and Leased Properties
4.9       Patents and Trademarks
4.16      Subsidiaries
4.20(b)   UCC Filing Jurisdictions
4.20(c)   Mortgage Filing Jurisdictions
7.2(c)    Existing Indebtedness
7.3(f)    Existing Liens
7.7(a)    Existing Capital Leases


EXHIBITS:

A         Form of Intercompany Note
B         Form of Fronting Lender Addendum
C-1       Form of Competitive Accept/Reject Letter

C-2       Form of Competitive Advance Invitation
C-3       Form of Competitive Advance Offer
C-4       Form of Competitive Advance Request
D-1       Form of Company Pledge Agreement
D-2       Form of Holdings Pledge Agreement
D-3       Form of Subsidiary Pledge Agreement
E-1       Form of Company Security Agreement
E-2       Form of Holdings Security Agreement
E-3       Form of Subsidiary Security Agreement
F         Form of Subsidiary Guarantee
G-1       Form of Opinion of Cravath, Swaine & Moore
G-2       Form of General Counsel Opinion
H         Form of Closing Certificate
I         Form of Assignment and Acceptance
J         Form of Mortgage
K         Form of Compliance Certificate
L         Form of Confidentiality Letter
M         Form of Lender Consent Letter
N-1       Form of Borrowing Subsidiary Agreement
N-2       Form of Borrowing Subsidiary Termination

     CREDIT AGREEMENT, dated as of October 31, 1996, as amended and restated as of March 27, 1998, among ESSEX INTERNATIONAL INC., a Delaware corporation ("Essex Holdings"), ESSEX GROUP, INC., a Michigan corporation (the "Company"), the Subsidiary Borrowers (as hereinafter defined) from time to time parties to this Agreement, the several banks and other financial institutions from time to time parties to this Agreement and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder.

                          W I T N E S S E T H :


     WHEREAS, pursuant to the Credit Agreement, dated as of October 31, 1996, as amended and restated as of March 31, 1997 (the "Existing Credit Agreement"), among Essex Holdings, the Company, the lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent, such lenders have agreed to extend credit to the Company;

     WHEREAS, Essex Holdings and the Company have requested that the Existing Credit Agreement be amended and restated as hereinafter provided;

     WHEREAS, such amendment and restatement has been approved in accordance with the Existing Credit Agreement; and

     WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of all or any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of Essex Holdings and the Company outstanding thereunder;

     NOW, THEREFORE, the parties hereto hereby agree that, on the Amendment and Restatement Effective Date (as hereinafter defined), the Existing Credit Agreement will be amended and restated in its entirety as follows:


     SECTION 1. DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

          "Administrative Agent": Chase, together with its affiliates, as the arranger of the Revolving Credit Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, and any successor administrative agent appointed and approved pursuant to Section 9.9. In the case of Fronted Loans, the term "Administrative Agent" may, at the election of Chase, include Chase Manhattan plc.

          "Affiliate": as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii)


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     direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the purposes of
     Section 7.12, shareholders, members and Affiliates of BSC or BS that would not be Affiliates of Holdings, the Company or any of its Subsidiaries other than by reason of being shareholders, members or Affiliates of BSC or BS, and that do not in fact participate in the management of any of BSC, BS, BP Co., Holdings, the Company or any of its Subsidiaries, nor are controlled by BSC, BS, BP Co., Holdings, the Company or any of its Subsidiaries, or any of their respective Affiliates who in fact participate in the management of any of BSC, BS, BP Co., Holdings, the Company or any of its Subsidiaries, shall be deemed not to be Affiliates of Holdings, the Company or any of its Subsidiaries.

          "Aggregate Outstanding Extensions of Credit": at any time, an amount equal to the sum of (a) the Aggregate Outstanding Revolving Extensions of Credit at such time and (b) the aggregate principal amount of the Competitive Loans then outstanding.

          "Aggregate Outstanding Revolving Extensions of Credit": at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans then outstanding, (b) the aggregate amount of all L/C Obligations then outstanding, (c) the Dollar Equivalent of the aggregate principal amount of all Fronted Loans then outstanding and (d) the aggregate principal amount of all Specified Basket Debt then outstanding.

          "Agreement": this Amended and Restated Credit Agreement, as further amended, supplemented or otherwise modified from time to time.

          "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the C/D Reserve Percentage, the Assessment Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the C/D Reserve Percentage, the Assessment Rate or the Federal Funds Effective Rate, respectively.

          "Amendment and Restatement Effective Date": the date on which each of the conditions precedent specified in Section 5.3 shall have been satisfied.

          "Applicable Margin": for each Type of Revolving Credit Loan, on any date, the rate per annum set forth below opposite the Level then in effect:


        Level         Eurodollar Loans       ABR Loans

[TAB SET]
row does
not print I                 0.375%                  0%
         II                 0.500%                  0%
        III                 0.625%                  0%
         IV                 0.750%                  0%
                            1.125%
          V                                     0.125%
         VI                 1.500%              0.500%

          "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Assessment Rate": for any day, as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation or any successor (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

          "Assignment and Acceptance": an Assignment and Acceptance entered into by a Lender and an assignee, and consented to by the Administrative Agent, the Issuing Lender and the Company, substantially in the form of Exhibit I.

          "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) such Lender's Outstanding Revolving Extensions of Credit.

          "Bank of Montreal Credit Facility": the credit agreement, dated as of May 30, 1996, between Bank of Montreal and Essex
     Canada, as amended, supplemented or otherwise modified from time to time.

          "Bessemer Group": the collective reference to BSC, BH, BS, Bessec, any Control Affiliate of any of them (collectively, the "Bessemer Affiliates"), any partner, member, stockholder, manager, director, officer or employee of BSC, BH, BS, Bessec, or a Bessemer Affiliate or of any such partner, member, stockholder or manager (collectively, "Bessemer Associates"), the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Bessemer Associate and a trust, the beneficiaries of which, or a corporation or partnership, the stockholders, members or partners of which, include BSC, BH, BS, Bessec, Bessemer Affiliates, Bessemer Associates, their spouses or their lineal descendants, provided, however, that "Bessemer Group" shall exclude any operating company "controlled" (as defined in the definition of "Control Affiliate") by Bessemer Holdings, L.P., Bessemer Capital Partners, L.P. or any partnership or similar entity under common "control" (as defined in the definition of "Control Affiliate") with Bessemer Holdings, L.P.

          "Bessec": Bessec Holdings, L.P. and any Person which is a Subsidiary or Control Affiliate thereof.

          "BH": Bessemer Holdings, L.P. (as successor in interest to Bessemer Capital Partners, L.P.) and any Person which is a Subsidiary or Control Affiliate thereof.

          "BS": Bessemer Securities LLC and any Person which is a Subsidiary or Control Affiliate thereof.

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrowers": the collective reference to the Company and the Subsidiary Borrowers.

          "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.2, 2.2A or 2.3, as the case may be, as a date on which the relevant Borrower requests the Lenders (or any of them) to make Loans hereunder.

          "Borrowing Subsidiary Agreement": a Borrowing Subsidiary Agreement, substantially in the form of Exhibit N-1.

          "Borrowing Subsidiary Termination": a Borrowing Subsidiary Termination, substantially in the form of Exhibit N-2.

          "BP Co.": Bessemer Partners & Co.

          "BSC": Bessemer Securities Corporation.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that (a) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market and (b) when used in connection with a Fronted Loan, the term "Business Day" shall also exclude (i) any day on which commercial banks are not open for dealings in deposits in the relevant Fronted Currency in the relevant interbank market and (ii) any day on which commercial banks are not open in the jurisdiction of the relevant Fronting Lender's Payment Office.

          "Calculation Date": two Business Days prior to the last Business Day of each calendar month (or any other day selected by the Administrative Agent when an Event of Default has occurred and is continuing (each, an "Optional Calculation Date")); provided that the second Business Day preceding (i) each Borrowing Date with respect to any Fronted Loan or (ii) each date on which any Fronted Loan is extended or rolled-over shall, in each case, also be a "Calculation Date" with respect to the relevant Fronted Currency.

          "Capital Expenditures": for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, excluding (a) any such expenditure made with the proceeds of any sale of fixed or capital assets, so long as (i) such proceeds are so applied within twelve months of such sale and (ii) the assets acquired pursuant to such expenditure constitute Collateral as to which the Administrative Agent, for the benefit of the Lenders, has a fully perfected Lien, prior and superior in right to any other Person, other than with respect to Liens expressly permitted by
     Section 7.3 (other than

     Section 7.3(g)(iii)) and (b) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss or destruction of such property, to the extent such expenditure is made with insurance proceeds relating to any such damage, loss or destruction. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time.

          "Capital Lease Financing Facility": the collective reference to (a) the Agreement and Lease dated as of April 12, 1995, between the Company, as lessee, and Mellon Financial Services Corporation #3, as lessor and (b) any other lease financing facility entered into by the Company or any of its Subsidiaries (provided, that the assets subject thereto, and the pricing, tenor and other terms thereof, shall be reasonably satisfactory to the Required Lenders), in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.11.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof; (b) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within six months from the date of acquisition.

          "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity approximately equal to three months and in an amount of $100,000 or more.

          "Chase": The Chase Manhattan Bank, a New York banking corporation.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all property and interests in property and proceeds thereof now owned or hereafter acquired by Holdings, the Company or any of its Subsidiaries in or upon which a Lien is or will be granted or purported to be granted under any of the Security Documents.

          "Commercial Letters of Credit": the collective reference to Sight Letters of Credit and Usance Letters of Credit.

          "Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or (c) of the Code.

          "Company Pledge Agreement": the Pledge Agreement made by the Company in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "Company Security Agreement": the Security Agreement made by the Company in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit E-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "Competitive Advance Accept/Reject Letter": a notification made by the Company pursuant to Section 2.3(f), substantially in the form of Exhibit C-1.

          "Competitive Advance Invitation": an invitation made by the Company pursuant to Section 2.3(c), substantially in the form of Exhibit C-2.

          "Competitive Advance Offer": an offer by a Lender to make a Competitive Loan pursuant to Section 2.3(d), substantially in the form of Exhibit C-3.

          "Competitive Advance Rate": (a) in the case of a Eurodollar Competitive Loan, the applicable Eurodollar Rate plus (or minus) the Margin, and (b) in the case of a Fixed Rate Competitive Loan, the fixed rate of interest offered by the relevant Lender pursuant to the related Competitive Advance Offer.

          "Competitive Advance Request": a request made pursuant to
     Section 2.3(b), substantially in the form of Exhibit C-4.

          "Competitive Borrowing": a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Advance Offers for such borrowing have been accepted by the Company pursuant to Section 2.3(f).

          "Competitive Loan": a Loan (which shall be a Eurodollar
     Competitive Loan or a Fixed Rate Competitive Loan) made by a Lender pursuant to Section 2.3.

          "Competitive Loan Maturity Date": as to any Competitive Loan, the date specified by the Company pursuant to Section 2.3(b) pursuant to the relevant Competitive Advance Request.

          "Competitive Loan Period": as to any Competitive Loan, the period from the applicable Borrowing Date to the applicable
     Competitive Loan Maturity Date.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer of each of Holdings and the Company in the form of Exhibit K.

          "Confidential Information": written information that Holdings, the Company, any of their Subsidiaries or Affiliates, or any of their authorized representatives furnishes to the Administrative Agent or any Lender on a confidential basis, other than any such information that becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender from a source other than Holdings, the Company, any of their Subsidiaries or Affiliates, or any of their authorized representatives and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto.

          "Consolidated Current Assets": at a particular date, with respect to any Person, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, plus the amount of the LIFO reserve applied to such Person's inventory as of such date.

          "Consolidated Current Liabilities": at a particular date, with respect to any Person, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of such Person and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein.

          "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges (including premiums paid pursuant to the Senior Note Redemption) associated with Indebtedness (including the Loans, L/C Obligations and Non-Facility L/C Obligations), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) other non-cash charges (including changes in inventory valuations) and (vi) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and minus, without duplication and to the extent reflected as a credit in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) total cash interest income of such Person and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Cash Interest Expense": for any period as to any Person, (a) total cash interest expense (including that attributable to Capital Lease Obligations and the Permitted Receivables Facility) of such Person and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its consolidated Subsidiaries, including, without limitation, (i) Fronting Participation Fees,
     (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit (including Participation Fees but excluding fronting fees payable solely to the issuer of any such letter of credit) and bankers' acceptance financing, (iii) funding costs and ongoing facility, program or similar fees relating to the Permitted Receivables Facility and (iv) net costs under Interest Rate Protection Agreements (which net costs may be allocated over the term of any Interest Rate Protection Agreement in any manner reasonably deemed appropriate by the Company) minus (b) total cash interest income of such Person and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income": for any period as to any Person, the consolidated net income (or loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any other Person (other than a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Person or such Subsidiary in the form of dividends or similar distributions.

          "Consolidated Net Worth": of any Person means, at any date, the excess of total assets of such Person and its consolidated Subsidiaries over total liabilities of such Person and its consolidated Subsidiaries on such date (determined without giving effect to any reduction of such amount resulting from the payment of premiums pursuant to the Senior Note Redemption).

          "Consolidated Working Capital": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Cost of Funds": with respect to any Fronted Currency, the rate of interest per annum determined by the relevant Fronting Lender as the rate at which deposits in the applicable Fronted Currency in the approximate amount of the relevant Fronted Loan for the relevant Interest Period (or other applicable calculation period) would be offered by its applicable lending office to major banks in the relevant interbank market at their request at approximately 11:00 A.M. (local time) two Business Days prior to the commencement of such Interest Period or other period.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Determination Date": the last Business Day of each month and each date that is two Business Days after any Optional Calculation Date.

          "Dollar Equivalent": with respect to an amount of any Fronted Currency on any date, the amount of Dollars that may be purchased with such amount of such currency at the Spot Exchange Rate
     (determined as of the most recent Calculation Date) with respect to such currency on such date.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "EBITDA Basket Amount": for any fiscal year of Holdings, an amount equal to the excess, if any, of (a) Consolidated EBITDA of Holdings for the immediately preceding fiscal year over (b) the product of 1.25 times Consolidated Net Cash Interest Expense of Holdings for the immediately preceding fiscal year.

          "Effective Date": October 31, 1996.

          "Environmental Claim": any written notice of any Governmental Authority alleging potential liability for damage to the environment or by any Person alleging potential liability for personal injury (including sickness, disease or death), in either case, resulting from or based upon (a) the presence or Release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental leaks or spills) of any Hazardous Material at, in or from property, whether or not owned or leased by Holdings, the Company or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws": any and all foreign, federal, state, local and municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority and requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Essex Canada": Essex Canada Inc., a Delaware corporation.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the maximum reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": in the case of any Eurodollar Loan, with respect to each day during each Interest Period or Competitive Loan Period pertaining to such Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period or Competitive Loan Period commencing on the first day of such Interest Period or Competitive Loan Period appearing on Page 3750 of the Dow Jones screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period or Competitive Loan Period, provided, that in the event that such rate does not appear on Page 3750 of the Dow Jones screen (or otherwise on the Dow Jones Service), the "Eurodollar Base Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Company. In the absence of such agreement, the "Eurodollar Base Rate" shall instead be the rate per annum equal to the average (rounded upward, if necessary, to the nearest 1/32nd of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York time, two Business Days prior to the beginning of the relevant Interest Period or Competitive Loan Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period or Competitive Loan Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Revolving Credit Loan to be outstanding during such Interest Period or the amount of the relevant Competitive Loan, as the case may be.

          "Eurodollar Competitive Loan": any Competitive Loan the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Loans": any Eurodollar Competitive Loan or
     Eurodollar Revolving Credit Loan.

          "Eurodollar Rate": with respect to each day during each Interest Period or Competitive Loan Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/32nd of 1%):

                     Eurodollar Base Rate
           1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Revolving Credit Loan": any Revolving Credit Loan the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Tranche": the collective reference to Eurodollar Revolving Credit Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date
     (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Credit Agreement": as defined in the recitals hereto.

          "Femco": Femco Magnet Wire Corporation, an Indiana corporation.

          "Fixed Rate Competitive Loan": any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Lender making such Loan in its Competitive Advance Offer (as opposed to a rate comprised of the Eurodollar Rate plus or minus a Margin).

          "Foreign Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

          "Fronted Currency": with respect to each Fronting Lender, the eurocurrency or eurocurrencies specified in the applicable Fronting Lender Addendum, which shall be deutschemarks, pounds sterling, French francs (in each case as traded in the relevant interbank eurocurrency market), any successor currency designated pursuant to
     Section 1.3 or any other eurocurrency approved by the Required
     Lenders.

          "Fronted Currency Sublimit": with respect to each Fronting Lender and any Fronted Currency, the amount specified by such Fronting Lender, and acceptable to the Administrative Agent and the Company, for such Fronted Currency in the applicable Fronting Lender Addendum.

          "Fronted Loan": as defined in Section 2.1A.

          "Fronted Subfacility": the lending facility described in
     Section 2.1A.

          "Fronting Lender": with respect to a particular Fronted Currency, each Lender (or an Affiliate thereof) which executes and delivers a Fronting Lender Addendum with respect to such Fronted Currency, provided that, unless the Administrative Agent and the Company otherwise agree, Chase (or its designated Affiliate) shall be the sole Fronting Lender for each Fronted Loan.

          "Fronting Lender Addendum": a Fronting Lender Addendum, substantially in the form of Exhibit B.

          "Fronting Lender's Payment Office": with respect to any Fronting Lender, in the case of payments in a Fronted Currency, such address as such Fronting Lender may from time to time specify for such purpose pursuant to the applicable Fronting Lender
     Addendum.

          "Fronting Participation Fee": as defined in Section 2.3A(b).

          "Funded Debt": as to any Person, all Indebtedness of such Person (including Capital Lease Obligations but excluding Indebtedness consisting of letters of credit) that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, (a) all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and (b) whether or not constituting Indebtedness of the type described above, (i) in the case of each Borrower, Indebtedness in respect of the Loans made to or guaranteed by it and (ii) Indebtedness under the Permitted Receivables Facility.

          "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, as in effect from time to time. For the purpose of certain calculations hereunder, GAAP shall be modified in the manner described in
     Section 1.2(e).

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Hazardous Materials": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

          "Holdings": Essex Holdings or any successor thereto
     (including, without limitation, New Holdings).

          "Holdings Common Equity Offering": any primary offering or sale (public or private) of shares of, or rights to purchase, common stock of Holdings.

          "Holdings/Company Merger": as defined in Section 7.5(c).

          "Holdings Pledge Agreement": the Pledge Agreement made by Holdings in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Holdings Security Agreement": the Security Agreement made by Holdings in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit E-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
     (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person or any warrants, rights or options to acquire such Capital Stock, except for any purchases, redemptions, retirements or other acquisitions payable solely in shares of common stock of Holdings, (h) all Guarantee Obligations of such Person in respect of Indebtedness of any other Person, (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and
     (j) to the extent not otherwise included, indebtedness or similar obligations (including, if applicable, net investment amounts) pursuant to the Permitted Receivables Facility. Interest Rate Protection Agreements shall not constitute "Indebtedness" for the purposes of this Agreement.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intercompany Loans": as defined in Section 7.2(b).

          "Intercompany Notes": promissory notes, substantially in the form of Exhibit A, evidencing Intercompany Loans or Joint Venture Loans.

          "Interest Coverage Ratio": the ratio of (a) Consolidated EBITDA of Holdings for the relevant Interest Coverage Test Period to (b) Consolidated Net Cash Interest Expense of Holdings for such Interest Coverage Test Period.

          "Interest Coverage Test Period": as of any date of determination, the period of four consecutive fiscal quarters of Holdings ending on such date.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Revolving Credit Loan, the last day of the related Interest Period or, in the case of any Eurodollar Revolving Credit Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (c) as to any Competitive Loan, the last day of the related Competitive Loan Period and, if specified in the relevant Competitive Advance Request, in the case of any Competitive Loan having a Competitive Loan Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Competitive Loan Period and the last day of such Competitive Loan Period and (d) as to any Fronted Loan, the date or dates specified in the applicable Fronting Lender Addendum (but, in any event, the last day of any Interest Period and any stated maturity date applicable thereto).

          "Interest Period": (i) with respect to any Eurodollar
     Revolving Credit Loan:

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Revolving Credit Loan and ending one, two, three or six months thereafter (or, if deposits of such duration are available to all Lenders and all Lenders consent thereto, ending nine or twelve months thereafter), as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Revolving Credit Loan and ending one, two, three or six months thereafter (or, if deposits of such duration are available to all Lenders and all Lenders consent thereto, ending nine or twelve months thereafter), as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) no Interest Period shall extend beyond the Revolving Credit Termination Date;

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Revolving Credit Loan during an Interest Period for such Loan; and

          (ii) with respect to any Fronted Loan, the interest periods (if any) contemplated in the applicable Fronting Lender Addendum and specified in the applicable borrowing notice.

          "Interest Rate Protection Agreement": any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect any Person against fluctuations in interest rates.

          "Investment Expenditures": the cost or principal amount, as the case may be, of any capital contribution to, acquisition of a business (whether through the purchase of Capital Stock or assets) of, or other similar investment in, any Person; provided that if any such investment is made by the contribution of assets to another Person, such assets shall, for the purpose of determining the cost of such investment, be valued at fair market value.

          "Issuing Lender": Comerica Bank, in its capacity as issuer of any Letter of Credit.

          "Issuing Lender Loans": as defined in Section 3.5(a).

          "Joint Venture": any Person (other than a Subsidiary
     Guarantor) in which the Company or any of its Subsidiaries has an equity interest, including, without limitation, Femco.

          "Joint Venture Loans": as defined in Section 7.10(e).

          "L/C Commitment": $25,000,000.

          "L/C Fee Payment Date": the last day of each March, June, September and December and the first Business Day following the last day of the Revolving Credit Commitment Period.

          "L/C Obligations": at any time, an amount equal to the sum of
     (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

          "Lenders": the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Issuing Lender and each Fronting Lender.

          "Letters of Credit": as defined in Section 3.1(a).

          "Level": as of any date of determination, the level set forth below then in effect, as determined in accordance with the following provisions of this definition:


             Level                   Leverage Ratio

[TAB SET]
row does
not print      I              Less than or equal to 2.00 to 1.0
              II              Less than or equal to 2.50 to 1.0
              III             Less than or equal to 3.00 to 1.0
              IV              Less than or equal to 3.50 to 1.0
               V              Less than or equal to 4.00 to 1.0
              VI                Greater than 4.00 to 1.0

     For the purposes of this definition, the Level shall be determined as at the end of each of the first three quarterly periods of each fiscal year of Holdings and as at the end of each fiscal year of Holdings, for the period (a "Level Test Period") of four consecutive fiscal quarters ending on the last day of such quarterly period or fiscal year, as the case may be, based on the relevant financial statements delivered pursuant to Section 6.1; changes in the Level shall become effective on the date on which such financial statements are delivered to the Lenders (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition, provided, that if any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Level as at the end of the fiscal period that would have been covered thereby shall be deemed to be Level VI.

          "Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters of Holdings, the ratio of (a) Total Debt on such day to (b) Consolidated EBITDA of Holdings for such period.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), or charge of any kind or nature whatsoever, or any preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same effect as any of the foregoing (including, without limitation, any conditional sale or other title retention agreement, any capital lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement, the Applications, the Subsidiary Guarantee, the Security Documents, each Fronting Lender Addendum, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and any Interest Rate Protection Agreement entered into with any Lender (or any Affiliate of any Lender), together with any amendment, supplement or other modification to any of the foregoing. Notwithstanding the foregoing, the Interest Rate Protection Agreements referred to above shall not be deemed to constitute "Loan Documents" for the purposes of any provision of this Agreement or any other Loan Document other than (a) the definition of "Obligations" contained herein or in any other Loan Document and (b) Section 10.

          "Loan Parties": the collective reference to Holdings, the Company, the Subsidiary Borrowers and any other Subsidiary of the Company which is a party to any Loan Document.

          "Margin": as to any Eurodollar Competitive Loan, the margin to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Advance Offer relating to such Loan.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Holdings, the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any other Loan Party to perform its obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Material Subsidiary": (a) each Subsidiary Borrower and (b) any other Subsidiary of the Company the (i) assets or (ii) revenues of which (including those of any Subsidiaries of such Subsidiary) are, at the time of determination (determined, in the case of clause (i), as at the end of the most recently concluded fiscal quarter of the Company for which the relevant financial information is available, and, in the case of clause (ii), in respect of the most recent period of four consecutive fiscal quarters of the Company for which the relevant financial information is available), equal to or greater than five percent of the consolidated assets or consolidated revenues, respectively, of the Company and its Subsidiaries at such time. Upon the acquisition of a new Subsidiary, qualification as a "Material Subsidiary" shall be determined on a pro forma basis on the assumption that such Subsidiary had been acquired at the beginning of the relevant period of four consecutive fiscal quarters.

          "Maximum Investment Amount": as of any date of determination, the amount set forth below opposite the Level then in effect:


                         Level        Amount


[TAB SET]
row does
not print                  I        $100,000,000
                          II         100,000,000
                         III         100,000,000
                          IV          80,000,000
                           V          60,000,000
                          VI          40,000,000


          "Mortgage": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit J (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Mortgaged Properties": the real properties or leasehold interests therein, listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": in connection with any issuance or sale by any Person of equity securities, the cash proceeds received by such Person from such issuance, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other customary fees actually incurred in connection therewith.

          "New Holdings": as defined in Section 7.5(c).

          "Non-Facility L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding letters of credit issued pursuant to
     Section 7.2(d) and (b) the aggregate amount of drawings under such letters of credit which have not then been reimbursed in accordance with the terms thereof.

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Borrower pursuant hereto) or otherwise.

          "Optional Calculation Date": as defined in the definition of "Calculation Date".

          "Outstanding Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding, (c) such Lender's Commitment Percentage of the aggregate principal amount of all Specified Basket Debt then outstanding and (d) such Lender's Commitment Percentage of the aggregate principal amount of all Fronted Loans then outstanding; provided, that for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to
     Section 2.4(a), the aggregate unpaid principal amount of Specified Basket Debt then outstanding shall be deemed to be zero.

          "Parent Guarantor": each of Holdings and the Company, in each case in its capacity as a guarantor pursuant to Section 10.

          "Participant": as defined in Section 11.6(f).

          "Participation Fee": any participation fee payable pursuant to
     Section 3.3(a) or (b).

          "PBGC ": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

          "Permitted Receivables Facility": any program for the transfer by the Company or any of its Subsidiaries, without recourse (other than customary limited recourse) to the Company or any of its Subsidiaries (other than the Receivables Subsidiary), to any buyer, purchaser or lender of interests in accounts receivable, so long as
     (a) the aggregate outstanding principal amount of Indebtedness of the Receivables Subsidiary pursuant to such program shall not exceed $200,000,000 at any one time and (b) the initial net proceeds thereof, together with any proceeds of the Revolving Credit Loans borrowed for such purpose, shall be sufficient, and shall be applied, to redeem all of the outstanding Senior Notes.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pledge Agreements": collectively, the Holdings Pledge
     Agreement, the Company Pledge Agreement and the Subsidiary Pledge
     Agreement.

          "Prime Rate": as defined in the definition of "Alternate Base
     Rate".

          "Receivables Subsidiary": the special purpose entity established as a "bankruptcy remote" Subsidiary of the Company for the purpose of acquiring accounts receivable under the Permitted Receivables Facility, which shall engage in no operations or activities other than those related to the Permitted Receivables Facility.

          "Reference Lenders": Chase and Bank of America National Trust and Savings Association.

          "Register": as defined in Section 11.6(d).

          "Regulation U": Regulation U of the Board.

          "Reimbursement Obligation": as defined in Section 3.5.

          "Release": any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of any property owned or operated by Holdings, the Company or any of its Subsidiaries, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or other media.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. ss.2615.

          "Required Lenders": at any date, the holders of 51% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated or for the purposes of determining whether to accelerate the Loans pursuant to Section 8, the aggregate unpaid principal amount of the Loans.

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of Holdings or the Company, as the case may be, but in any event, with respect to financial matters, the chief financial officer or treasurer of Holdings or the Company, as the case may be.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans and participate in Letters of Credit and Fronted Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof.

          "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Loans": as defined in Section 2.1(a).

          "Revolving Credit Termination Date": October 31, 2001.

          "Section 7.2(n) Indebtedness": any Indebtedness incurred pursuant to Section 7.2(n).

          "Section 7.2(o) Indebtedness": any Indebtedness incurred pursuant to Section 7.2(o).

          "Section 7.2(p) Indebtedness": any Indebtedness incurred pursuant to Section 7.2(p).

          "Security Agreements": collectively, the Holdings Security Agreement, the Company Security Agreement and the Subsidiary
     Security Agreement.

          "Security Documents": the collective reference to the Pledge Agreements, the Security Agreements, the Mortgages, and any other collateral security document from time to time executed and delivered in connection herewith or therewith.

          "Senior Note Indenture": the Indenture dated as of May 7, 1993 between the Company and NBD Bank, a Michigan banking corporation (formerly known as NBD Bank, N.A.), as trustee, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.11.

          "Senior Note Redemption": as defined in Section 5.3(e).

          "Senior Notes": the Company's 10% Senior Notes Due 2003.

          "Senior Secured Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters of Holdings, the ratio of (a) Total Senior Secured Debt on such day to (b) Consolidated EBITDA of Holdings for such period.

          "Sight Letter of Credit": as defined in Section 3.1(a).

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Basket Debt": (a) any Non-Excluded Section 7.2(o) Indebtedness (as defined below) of the Company or any of its Subsidiaries to the extent the outstanding principal amount thereof exceeds $100,000,000 and (b) any Section 7.2(p) Indebtedness. As used in this definition, "Non-Excluded Section 7.2(o) Indebtedness" refers to all Section 7.2(o) Indebtedness other than, in the case of Indebtedness which consists of term loans or term notes, that portion (if any) of the principal amount of such Indebtedness for which there are no scheduled repayments, prepayments or redemptions prior to the Revolving Credit Termination Date.

          "Specified Properties": the plants and real properties owned by the Company or its Subsidiaries located in Florence, Alabama; Glendale, Arizona; Denver, Colorado; Chicago, Illinois; Sikeston, Missouri; New Market, New Hampshire; Portland, Oregon; Frazer, Pennsylvania; Pawtucket, Rhode Island; and Memphis, Tennessee.

          "Specified Required Lenders": at any date, the holders of 51% of the sum of (a) the aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Loans) and (b) the aggregate outstanding principal amount of Indebtedness under the Capital Lease Financing Facility.

          "Spot Exchange Rate": with respect to any Fronted Currency, on any day, the rate quoted by the relevant Fronting Lender as the spot rate for the purchase by such Fronting Lender of Dollars with such Fronted Currency at the time specified in such Fronting Lender's Fronting Lender Addendum and on such date as of which the foreign exchange computation is made for delivery two Business Days later. For purposes of determining the Spot Exchange Rate in connection with a borrowing of Fronted Loans, such spot exchange rate shall be determined as of the Calculation Date for such borrowing with respect to transactions in the applicable Fronted Currency that will settle on the date of such borrowing.

          "Standby Letter of Credit": as defined in Section 3.1(a).

          "Subsidiary": with respect to any Person, any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Voting Stock, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person and/or by one or more of such Person's other Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Subsidiary Borrower": at any time, any Subsidiary of the Company designated as a Subsidiary Borrower by the Company in accordance with Section 2.7A that has not ceased to be a Subsidiary Borrower pursuant to such Section.

          "Subsidiary Guarantee": the Guarantee made by the Subsidiaries of the Company party thereto in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary Guarantor": each of the Subsidiaries of the Company which is a party to the Subsidiary Guarantee.

          "Subsidiary Pledge Agreement": the Pledge Agreement made by each Subsidiary Guarantor in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary Security Agreement": the Security Agreement made by each Subsidiary Guarantor in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit E-3, as the same may be amended, supplemented or otherwise modified from time to time.

          "Supermajority Lenders": at any date shall mean the holders of 66-2/3% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Loans.

          "Tax Sharing Agreement": the tax sharing agreement dated effective as of January 1, 1991 between Holdings and the Company, as in effect on the Effective Date.

          "Total Debt": as of any date of determination, all Funded Debt of Holdings and its consolidated Subsidiaries at such date, determined on a consolidated basis in conformity with GAAP.

          "Total Senior Secured Debt": as of any date of determination, the aggregate then outstanding principal amount of all secured Funded Debt incurred by the Company or any of its Subsidiaries pursuant to Section 7.2(a), (f), (g), (m), (n) or (q).

          "Transferee": as defined in Section 11.6(g).

          "Type": (a) as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan, and (b) as to any Competitive Loan, its nature as a Eurodollar Competitive Loan or a Fixed Rate
     Competitive Loan.

          "Uniform Customs": the Uniform Customs and Practice for
     Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or otherwise modified from time to time.

          "Usance Letter of Credit": as defined in Section 3.1(a).

          "Voting Stock": Capital Stock issued by any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     1.2 Other Definitional Provisions; Financial Calculations. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) Notwithstanding anything to the contrary herein, calculations in connection with the covenants contained in Section 7.1 shall utilize accounting principles and policies (including those in respect of accounting for income taxes) in conformity with those used to prepare the financial statements referred to in Section 4.1(a) for the fiscal year of Holdings or the Company, as the case may be, ended December 31, 1995.

     1.3 Certain Fronted Loan Matters. Certain matters with respect to Fronted Loans shall be determined by reference to Schedule 1.3, which
Schedule 1.3 is hereby incorporated herein by reference.

     SECTION 2. THE REVOLVING CREDIT COMMITMENTS

     2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof (including, without limitation, the applicable conditions specified in Section 5), each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period. During the Revolving Credit Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

     (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

     2.2 Procedure for Revolving Credit Borrowing. The Company may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Revolving Credit Loans or (b) 11:00 A.M., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Revolving Credit Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Revolving Credit Loans, the respective amounts of each such Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Revolving Credit Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Section 11.2 prior to 11:00 A.M., New York City time, in the case of Eurodollar Revolving Credit Loans, and 2:00 P.M., New York City time, in the case of ABR Loans, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     2.3 Competitive Borrowings.

     (a) The Competitive Advance Option. In addition to the Revolving Credit Loans which may be made available pursuant to the foregoing provisions of this Section 2, the Company may, as set forth in this
Section 2.3, request the Lenders to make offers to make Competitive Loans to the Company during the Revolving Credit Commitment Period. The Lenders may, but shall have no obligation to, make such offers, and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

     (b) Competitive Advance Request. When the Company wishes to request offers to make Competitive Loans under this Section 2.3, it shall transmit to the Administrative Agent a Competitive Advance Request to be received no later than 12:00 Noon (New York City time) on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a borrowing of Eurodollar Competitive Loans or (y) the Business Day immediately preceding the date of borrowing proposed therein, in the case of Fixed Rate Competitive Loans, specifying:

          (i) the proposed date of the Competitive Borrowing, which shall be a Business Day;

          (ii) the aggregate principal amount of such borrowing, which shall be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

          (iii) the Competitive Loan Maturity Date applicable to the Competitive Loans to be made pursuant thereto, provided, that the Competitive Loan Maturity Date for each Fixed Rate Competitive Loan shall be not less than 7 days nor more than 360 days after the Borrowing Date therefor and the Competitive Loan Maturity Date for each Eurodollar Competitive Loan shall be not less than one month nor more than twelve months after the Borrowing Date therefor, and in any event shall be not later than the Revolving Credit Termination Date; and

          (iv) whether the Competitive Borrowing then being requested is to be of Eurodollar Competitive Loans or Fixed Rate Competitive Loans.

A Competitive Advance Request that does not conform substantially to the format of Exhibit C-4 may be rejected by the Administrative Agent in its sole discretion, and the Administrative Agent shall promptly notify the Company of such rejection. The Company may request offers to make Competitive Loans having any one or more Competitive Loan Maturity Dates in a single Competitive Advance Request. No Competitive Advance Request shall be given within three Business Days of any other Competitive Advance Request pursuant to which the Company has borrowed a Competitive Loan.

     (c) Competitive Advance Invitation. Promptly after its receipt of a Competitive Advance Request (but, in any event, no later than 3:00 P.M., New York City time, on the date of such receipt) conforming to the requirements of paragraph (b) above, the Administrative Agent shall send to each of the Lenders a Competitive Advance Invitation which shall constitute an invitation by the Company to each such Lender to offer, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Advance Request.

     (d) Submission and Contents of Competitive Advance Offers. (i) Each Lender may submit a Competitive Advance Offer containing an offer or offers to make Competitive Loans in response to such Competitive Advance Invitation. Each Competitive Advance Offer must comply with the requirements of this paragraph (d) and must be submitted to the Administrative Agent at its offices specified in Section 11.2 not later than (x) 9:30 A.M. (New York City time) on the third Business Day prior to the proposed date of borrowing, in the case of a borrowing of Eurodollar Competitive Loans or (y) 9:30 A.M. (New York City time) on the date of the proposed borrowing, in the case of a Fixed Rate Loan; provided, that any Competitive Advance Offers submitted by the Administrative Agent in the capacity of a Lender may only be submitted if the Administrative Agent notifies the Company of the terms of the offer or offers contained therein not later than fifteen minutes prior to the deadline for the other Lenders. A Competitive Advance Offer submitted by a Lender pursuant to this paragraph (d) shall be irrevocable.

          (ii) Each Competitive Advance Offer shall be in substantially the form of Exhibit C-3 and shall specify:

               (A) the date of the proposed Competitive Borrowing,

               (B) the principal amount of the Competitive Loan for which each such offer is being made, which principal amount
          (w) may be greater than, equal to or less than the Revolving Credit Commitment of the quoting Lender, (x) must be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) may not exceed the principal amount of Competitive Loans for which offers were requested and (z) may be subject to a limitation as to the maximum aggregate principal amount of Competitive Loans for which offers being made by such quoting Lender may be accepted,

               (C) in the case of a borrowing of Eurodollar Competitive Loans, the Margin offered for each such Competitive Loan, expressed as a percentage (specified in increments of 1/10,000th of 1%) to be added to or subtracted from the Eurodollar Rate,

               (D) in the case of a borrowing of Fixed Rate Competitive Loans, the rate of interest per annum (specified in increments of 1/10,000th of 1%) offered for each such Competitive Loan, and

               (E) the identity of the quoting Lender.

A Competitive Advance Offer may set forth up to five separate offers by the quoting Lender with respect to each Competitive Loan requested in the related Competitive Advance Invitation. Any Competitive Advance Offer may be disregarded by the Administrative Agent if the Administrative Agent determines that it: (A) is not substantially in the form of Exhibit C-3 or does not specify all of the information required by Section 2.3(d)(ii); (B) contains qualifying, conditional or similar language (except for a limitation on the maximum principal amount which may be accepted); (C) proposes terms other than or in addition to those set forth in the applicable Competitive Advance Invitation or (D) arrives after the time set forth in Section 2.3(d)(i).

     (e) Notice to Company. The Administrative Agent shall promptly (and, in any event, by 10:00 A.M., New York City time) notify the Company, by telecopy, of all the Competitive Advance Offers made (including all disregarded offers), the Competitive Advance Rate and the principal amount of each Competitive Loan in respect of which a Competitive Advance Offer was made and the identity of the Lender that made each offer. The Administrative Agent shall send a copy of all Competitive Advance Offers (including all disregarded offers) to the Company for its records as soon as practicable after completion of the offering process set forth in this Section 2.3.

     (f) Acceptance and Notice by Company. The Company may in its sole discretion, subject only to the provisions of this paragraph (f), accept or reject any Competitive Advance Offer (other than any disregarded offer) referred to in paragraph (e) above. The Company shall notify the Administrative Agent by telephone, confirmed thereafter by telecopy in the form of a Competitive Advance Accept/Reject Letter, whether and to what extent it wishes to accept any or all of the offers referred to in paragraph (e) above not later than (x) 10:30 A.M. (New York City time) on the third Business Day prior to the proposed date of borrowing, in the case of Eurodollar Competitive Loans or (y) 10:30 A.M. (New York City time) on the proposed date of borrowing, in the case of Fixed Rate Competitive Loans; provided that:

          (i) the failure by the Company to give such notice shall be deemed to be a rejection of all the offers referred to in paragraph
     (e) above;

          (ii) the aggregate principal amount of the Competitive Advance Offers accepted by the Company may not exceed the lesser of (A) the principal amount set forth in the related Competitive Advance Request and (B) the excess, if any, of the aggregate Revolving Credit Commitments of all Lenders then in effect over the aggregate principal amount of the Aggregate Outstanding Extensions of Credit immediately prior to the making of such Competitive Loans (and after giving effect to the use of proceeds thereof),

          (iii) the principal amount of each Competitive Borrowing must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof,

          (iv) unless there are any limitations contained in a quoting Lender's Competitive Advance Offer, the Company may not accept a Competitive Advance Offer made at a particular Competitive Advance Rate if it has decided to reject any portion of a offer made at a lower Competitive Advance Rate for the same Type of Competitive Loan and the same Competitive Loan Period, and

          (v) the Company may not accept any Competitive Advance Offer that is disregarded by the Administrative Agent pursuant to Section 2.3(d)(ii) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by the Company pursuant to this paragraph (f) shall be irrevocable.

     (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Advance Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Competitive Loan Period, the principal amount of Competitive Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in integral multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.

     (h) Notification of Acceptance. The Administrative Agent shall promptly (and, in any event, by 11:00 A.M., New York City time) notify each offering Lender whether or not its Competitive Advance Offer has been accepted (and if so, in what amount and at what Competitive Advance
Rate), and each successful offering Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its offer has been accepted.

     2.4 Fees. (a) The Company agrees to pay to the Administrative Agent a commitment fee for the account of the Lenders until the Revolving Credit Termination Date, computed at a rate equal to (i) 0.125% per annum on any date on which Level I is in effect, (ii) 0.150% per annum on any date on which Level II is in effect, (iii) 0.200% per annum on any date on which Level III is in effect, (iv) 0.250% per annum on any date on which Level IV is in effect, (v) 0.300% per annum on any date on which Level V is in effect or (vi) 0.375% per annum on any date on which Level VI is in effect, on the average daily amount of the Available Revolving Credit Commitment of each Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

     (b) The Company agrees to pay to the Administrative Agent, for its own account and, to the extent mutually agreed upon by the Administrative Agent and the Lenders, for the account of the Lenders, the fees in the amounts and on the dates previously agreed to in writing by the Company and the Administrative Agent.

     2.5 Evidence of Loans; Repayment. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (b) The Administrative Agent shall maintain the Register pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Revolving Credit Loan, a Competitive Loan or a Fronted Loan, the Type thereof and each Interest Period or Competitive Loan Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's share (if any) thereof.

     (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

     (d) The Company shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate hereunder. The Company shall repay each Competitive Loan on the Competitive Loan Maturity Date applicable thereto.

     2.6 Termination or Reduction of Revolving Credit Commitments. The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (a) the Aggregate Outstanding Extensions of Credit would exceed the Revolving Credit

Commitments then in effect or (b) the Outstanding Revolving Extensions of Credit of any Lender would exceed such Lender's Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice referred to above, the Administrative Agent shall promptly notify each Lender thereof.

     2.7 Optional Prepayments. The Company may on the last day of any Interest Period with respect thereto (or on any other day if the prepayment referred to herein is accompanied by all amounts payable by the Company pursuant to Section 2.17), in the case of Eurodollar Revolving Credit Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon, New York City time, three Business Days prior to such prepayment, in the case of Eurodollar Revolving Credit Loans or (b) 11:00 A.M., New York City time, on the date of such prepayment, in the case of ABR Loans) specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Revolving Credit Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Notwithstanding anything to the contrary contained herein, the Company shall not prepay any Competitive Loan without the consent of the holder or holders thereof (which consent may be withheld in its or their sole discretion), except in connection with an acceleration of the maturity thereof pursuant to Section 8.

     2.8 Mandatory Prepayments. (a) If on any Determination Date, the Aggregate Outstanding Extensions of Credit exceed 100% of the Revolving Credit Commitments then in effect, the Company shall, without notice or demand, within three Business Days after such Determination Date, repay (or cause the relevant Subsidiary Borrower to repay) such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, the Aggregate Outstanding Extensions of Credit do not exceed the Revolving Credit Commitments then in effect.

     (b) The application of any prepayment pursuant to this Section 2.8 shall be made first to ABR Loans and second to Eurodollar Revolving Credit Loans and/or Fronted Loans; provided, that if on the date on which such prepayment is required to be made the aggregate outstanding amount of ABR Loans and Eurodollar Revolving Credit Loans and Fronted Loans having an Interest Period expiring on such date is less than the amount required to be prepaid, then, on such date, the Company may, at its option, (i) prepay or cause to be prepaid other Eurodollar Revolving Credit Loans or Fronted Loans selected by the Company in an amount up to the remaining amount required to be prepaid and/or (ii) if no Default or Event of Default shall have occurred and be continuing, place any amounts which would otherwise be required to be used to prepay such other Eurodollar Revolving Credit Loans or Fronted Loans in an interest-bearing cash collateral account established with the Administrative Agent for the benefit of the Lenders until the expiration of the Interest Periods applicable thereto, at which time such amounts shall be applied to prepay such Eurodollar Revolving Credit Loans or Fronted Loans. Each prepayment of the Loans under this Section 2.8 (other than ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

     2.9 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Revolving Credit Loans to ABR Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto (or on any other day if on the date of such conversion the Company pays to the Administrative Agent for the account of the Lenders accrued interest on such Eurodollar Loans to the date of such conversion together with all amounts payable pursuant to Section 2.17). The Company may elect from time to time to convert ABR Loans to Eurodollar Revolving Credit Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Revolving Credit Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Revolving Credit Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Revolving Credit Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.10 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Revolving Credit Loan after the date that is one month prior to the Revolving Credit Termination Date.

     (b) Any Eurodollar Revolving Credit Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Revolving Credit Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.10 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice referred to above, the Administrative Agent shall promptly notify the Lenders thereof.

     2.10 Minimum Amounts and Maximum Number of Eurodollar Tranches. All borrowings, conversions and continuations of Eurodollar Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Revolving Credit Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) there shall be no more than ten Eurodollar Tranches.

     2.11 Interest Rates and Payment Dates. (a) Each Eurodollar Revolving Credit Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

     (b) Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (c) (i) Each Eurodollar Competitive Loan shall bear interest for each day during the Competitive Loan Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus (or minus, as the case may be) the Margin offered by the Lender making such Loan and accepted by the Company pursuant to Section 2.3, (ii) each Fixed Rate Competitive Loan shall bear interest at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Company pursuant to Section 2.3 and (iii) each Fronted Loan shall bear interest for each day during each Interest Period with respect thereto (or, if there is no Interest Period with respect thereto, for each day such Loan is outstanding) at a rate per annum equal to the applicable Cost of Funds determined for such day.

     (d) During the continuation of any Event of Default pursuant to
Section 8(a), the relevant Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by law) on (i) the principal amount of all outstanding Loans at a rate per annum equal to the rate of interest otherwise applicable in respect of such Loans pursuant to Section 2.11(a), (b), or (c) as the case may be, plus 2% and (ii) to the extent permitted by applicable law, all interest and other amounts due and unpaid hereunder, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%; provided, however, that, on and after the expiration of the Interest Period or the maturity date applicable to any Eurodollar Revolving Credit Loan, Competitive Loan or Fronted Loan outstanding on the date of occurrence of such Event of Default, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%.

     (e) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (d) of this
Section 2.11 shall be payable on demand.

     2.12 Computation of Interest and Fees. (a) Interest on the Loans, commitment fees, Participation Fees, Fronting Participation Fees and fronting fees shall be calculated on the basis of the actual number of days elapsed over a year of 360 days or, on any date when the Alternate Base Rate is determined by reference to the Prime Rate, a year of 365 or 366 days, as appropriate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

     (c) If any Reference Lender's Revolving Credit Commitment shall terminate or all its Loans shall be assigned for any reason whatsoever, such Reference Lender shall thereupon cease to be a Reference Lender, and the Administrative Agent (after consultation with the Company and the Lenders) shall, by notice to the Company and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

     (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of Section 2.13, be determined on the basis of the quotations of the remaining Reference Lender.

     2.13 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Eurodollar Revolving Credit Loans during such Interest Period, the Administrative Agent shall give telex, telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Revolving Credit Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any

Loans that were to have been converted on the first day of such Interest Period to Eurodollar Revolving Credit Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Revolving Credit Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Revolving Credit Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Revolving Credit Loans.

     2.14 Pro Rata Treatment and Payments. (a) Except as otherwise expressly provided herein, each borrowing by the Company from the Lenders hereunder, each payment by the Company on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Except as otherwise expressly provided herein, each payment (including each prepayment) by the Company on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:30 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (in which case interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. Fundings and repayments of Fronted Loans shall be made as specified in the relevant Fronting Lender Addendum.

     (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's share of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.14 shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Company.

     2.15 Requirements of Law. (a) In the event that any change after the Effective Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan or Fronted Loan made or participated in by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.16 and changes in the rate of tax on the net income or earnings of such Lender (including, without limitation, changes in the U.S. branch profits tax));

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii)shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, making or participating in Fronted Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender, within 15 days after its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender has demanded compensation under this Section 2.15(a) with respect to any Eurodollar Revolving Credit Loan, the Company shall have the option to convert immediately such Eurodollar Revolving Credit Loan into an ABR Loan until the circumstances giving rise to such demand for compensation no longer apply; provided, that (i) no such conversion shall affect the Company's obligation to pay compensation as provided herein which is due with respect to the period prior to such conversion and (ii) on the date of such conversion the Company shall pay to the Administrative Agent for the benefit of the relevant Lender accrued interest on such Eurodollar Revolving Credit Loan to the date of conversion, together with any amounts payable pursuant to Section 2.17.

     (b) In the event that any Lender shall have determined that any change after the Effective Date in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Lender or such corporation, within 15 days after its demand, such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Prior to making any demand for payment pursuant to this Section
2.15 with respect to Eurodollar Loans, any Lender making a demand for payment shall designate a different lending office with respect to Eurodollar Loans if such designation will avoid the need for making such demand and will not, in the sole judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

     (d) A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. The covenants contained in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.16 Taxes. (a) All payments made by the Company under this Agreement to the Administrative Agent or any Lender shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on or with respect to or measured by the net income of the Administrative Agent or any Lender and franchise taxes imposed on the Administrative Agent or any Lender, as the case may be, if the Administrative Agent or such Lender is subject to such net income or franchise tax by reason of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender (excluding a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are payable by the Company, as promptly as practicable thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof if such a receipt is issued by the relevant taxing authority and, if not, other documentation reasonably satisfactory to the Administrative Agent or such Lender, as the case may be, evidencing such payment. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent such required receipts or other documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Lender (or Transferee) that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent (i) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8 pursuant to this clause (i) in lieu of a Form 1001 or Form 4224, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents, (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable forms and (iii) any other documentation as may be required under applicable U.S. tax law and regulations to evidence complete exemption from U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents. Such forms and other documentation shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Each such Lender shall certify, in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form or other documentation previously delivered by it, and shall deliver such additional forms and documentation as may subsequently be required under applicable U.S. tax law and regulations to evidence complete exemption from U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents unless in any such case any Tax Law Change (as defined below) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms and other documentation previously delivered by it inapplicable or which would prevent such Lender from duly completing and delivering any such form or other documentation previously delivered by it with respect to it and such Lender so advises the Company and the Administrative Agent. Unless the Administrative Agent or the relevant Lender shall have delivered to the Company the forms and other documentation referred to above, the Company or the Administrative Agent shall withhold taxes from payments to such Lender hereunder at the applicable statutory rate and the Company shall not be required to pay any additional amounts to such Lender pursuant to Section 2.16(a); provided that this sentence shall not apply, and the Company shall be required to pay additional amounts to such Lender pursuant to Section 2.16(a), if the Administrative Agent or such Lender is unable to deliver such forms and other documentation as a result of a Tax Law Change. For purposes of this Section 2.16(b), "Tax Law Change" means, with respect to any Lender, a change in or amendment to the Code or any tax treaty to which the United States is a party that occurs after the date such Lender became a Lender hereunder (or after the date such Lender designated a new lending office) the effect of which is to cause any payment to such Lender to be subject to U.S. federal withholding tax. Where, because of a Tax Law Change, the Administrative Agent or any Lender is no longer entitled to a complete exemption from U.S. federal withholding tax on payments by the Company to it but is entitled to a reduced rate of taxation with respect to such payments, the Administrative Agent or such Lender shall deliver to the Company such documentation (including, without limitation, a Form 1001, if applicable) as may be required under applicable U.S. tax law and regulations to evidence such reduced rate of taxation, and, if the Administrative Agent or such Lender fails to do so, the Company shall not be required to pay additional amounts to the Administrative Agent or such Lender pursuant to this Section 2.16(b) in an amount in excess of the additional amounts it would have been required to so pay if the Administrative Agent or such Lender had provided such documentation.

     (c) If any Lender (or Transferee) shall have determined that it is entitled to claim a refund from a Governmental Authority in respect of Taxes with respect to which the Company has paid additional amounts pursuant to Section 2.16(a), it shall promptly notify the Company of the availability of such refund claim and shall, within 30 days after receipt of a request by the Company, make a claim to such Governmental Authority for such refund at the Company's expense. If any Lender (or Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes with respect to which the Company has paid additional amounts pursuant to
Section 2.16(a), it shall within 30 days from the date of such receipt pay over such refund to the Company (but only to the extent of additional amounts paid by the Company under Section 2.16(a) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of the Lender (or Transferee), agrees to repay the amount paid over to the Company (plus penalties, interest or other charges) to the Lender (or Transferee) in the event the Lender (or Transferee) is required to repay such refund to such Governmental Authority.

     (d) Notwithstanding anything to the contrary in this Section 2.16, if the Internal Revenue Service determines that a Lender (or Transferee) is a conduit entity knowingly participating in a conduit financing arrangement as defined in Section 7701(1) of the Code and the regulations thereunder and unless the Company expressly consented to such arrangement with full knowledge of the relevant facts of such arrangement at the time it was entered into (a "Conduit Financing Arrangement"), then the Company shall have no obligation to pay additional amounts to the Lender (or Transferee) for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination. Each Lender (or Transferee) represents and agrees that, at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to any borrowings hereunder.

The agreement in this Section 2.16(d) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.17 Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Revolving Credit Loans, Competitive Loans or Fronted Loans, but excluding loss of the Applicable Margin or any positive Margin applicable to Eurodollar Loans), which such Lender may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Revolving Credit Loan, Competitive Loan or Fronted Loan, (b) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Revolving Credit Loans, Competitive Loans or Fronted Loans after the Company has given a notice requesting (or, in the case of Competitive Loans, accepting) the same in accordance with the provisions of this Agreement, (c) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment or conversion of Eurodollar Revolving Credit Loans, Competitive Loans or Fronted Loans on a day which is not the last day of an Interest Period, the last day of a Competitive Loan Period or any applicable stated maturity date, as the case may be, with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this
Section 2.17 with respect to Eurodollar Loans shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period or Competitive Loan Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section
2.17. The Company shall endeavor to arrange the borrowings and repayments pursuant to this Agreement so as to minimize any amounts which would become payable pursuant to this Section 2.17. A certificate as to any amounts payable pursuant to this Section 2.17 submitted by any Lender, through the Administrative Agent, shall be conclusive in the absence of manifest error. The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.18 Replacement Lending Offices and Lenders. Each Lender agrees to designate a different lending office if such designation will eliminate or reduce amounts payable pursuant to Section 2.15 or 2.16, as the case may be, and will not, in the sole judgment of such Lender, be illegal or otherwise disadvantageous to such Lender. In the event that the Company becomes obligated to pay additional amounts to any Lender pursuant to
Section 2.15 or 2.16 (other than solely with respect to Competitive Loans), then, unless such Lender has theretofore removed or cured the conditions which resulted in the obligation to pay such additional amounts, the Company may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to Section 11.6 all of its rights and obligations under this Agreement to another Person which is willing to become a Lender and is acceptable (which acceptance shall not be unreasonably withheld) to the Administrative Agent, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid commitment fees in respect of such Lender's Revolving Credit Commitment and any other amounts payable to such Lender under this Agreement, provided that any expenses or other amounts owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 2.17) shall be for the account of the Company.

     SECTION 2A. FRONTED LOANS

     2.1A Fronted Subfacility. Subject to the terms and conditions hereof, each Fronting Lender severally agrees to make revolving credit loans (each, a "Fronted Loan") to the relevant Borrower in any

Fronted Currency offered by such Fronting Lender to such Borrower from time to time during the Revolving Credit Commitment Period, provided, that (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Fronted Loans shall not, on any date on which Fronted Loans are borrowed, extended or rolled over, exceed $75,000,000 (after giving effect to such borrowing, extension or rollover) and (b) the Dollar Equivalent of the aggregate outstanding principal amount of all Fronted Loans in a particular Fronted Currency shall not, on any date on which Fronted Loans in such Fronted Currency are borrowed, extended or rolled over, exceed the Fronted Currency Sublimit, if any, applicable thereto (after giving effect to such borrowing, extension or rollover). During the Revolving Credit Commitment Period, each Borrower may use the Fronted Subfacility by borrowing, prepaying Fronted Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

     2.2A Procedure for Fronted Loan Borrowings. The Borrowers may borrow under the Fronted Subfacility during the Revolving Credit Commitment Period on any Business Day, provided that the relevant Borrower shall give the relevant Fronting Lender and the Administrative Agent irrevocable written notice (which notice must be received by the Fronting Lender and the Administrative Agent prior to the applicable time specified therefor in such Fronting Lender's Fronting Lender Addendum) specifying (a) the amount to be borrowed and the Fronted Currency with respect thereto, (b) the date of such borrowing, which shall be a Business Day and (c) the initial Interest Periods (if any) with respect thereto, upon receipt of which such Fronting Lender shall make the relevant Fronted Loan in accordance with the terms of the applicable Fronting Lender Addendum or as soon thereafter as practicable. Each borrowing under the Fronted Subfacility from a Fronting Lender shall be in such minimum amounts as shall be specified in the applicable Fronting Lender's Fronting Lender Addendum. The proceeds of each Fronted Loan will be made available by the Fronting Lender in respect thereof to the relevant Borrower at such Lender's Fronting Lender's Payment Office at such time on the Borrowing Date and in such funds as are specified in such Fronting Lender's Fronting Lender Addendum.

     2.3A Fronted Loans Fees, Commissions and Other Charges. (a) The Company shall pay to the relevant Fronting Lender with respect to each Fronted Loan made to it by such Fronting Lender, for the account of such Fronting Lender, a fronting fee with respect to the period from and including the date of such Fronted Loan to but excluding the date of repayment thereof computed at the per annum rate set forth in the relevant Fronting Lender Addendum on the average daily principal amount of such Fronted Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable in the relevant Fronted Currency in arrears on the last day of each March, June, September and December to occur after the making of the relevant Fronted Loan and on the date such Fronted Loan is paid in full and shall be nonrefundable.

     (b) The Company shall pay to the Administrative Agent, for the account of the Lenders, in Dollars, a participation fee (a "Fronting Participation Fee") with respect to each Fronted Loan, for the period from and including the date of such Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of Eurodollar Loans from time to time in effect on the Dollar Equivalent of the average daily principal amount of such Fronted Loan outstanding during the period for which such fee is calculated. Each Fronting Participation Fee shall be shared ratably among the Lenders in accordance with their respective Commitment Percentages. Each Fronting Participation Fee shall be payable in arrears on the last day of each March, June, September and December to occur after the making of the relevant Fronted Loan and on the date such Fronted Loan is paid in full and shall be nonrefundable.

     (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Lenders all fees received by the Administrative Agent for their respective accounts pursuant to Section 2.3A(b).

     2.4A Participations. (a) Each Fronting Lender irrevocably agrees to grant and hereby grants to each Lender, and, to induce such Fronting Lender to make Fronted Loans hereunder, each such Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from such Fronting Lender, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Commitment Percentage in such Fronting Lender's obligations and rights in respect of each Fronted Loan made by such Fronting Lender hereunder. Each such Lender unconditionally and irrevocably agrees with each Fronting Lender that, if any amount in respect of the principal, interest or fees owing to such Fronting Lender in respect of a Fronted Loan is not paid when due in accordance with the terms of this Agreement (collectively "Fronted Overdue Amounts"), such Lender shall pay to the Fronting Lender (through the Administrative Agent) upon demand (the "Demand Date") an amount in Dollars equal to such Lender's Commitment Percentage of the Dollar Equivalent of such Fronted Overdue Amounts, determined on the basis of the Spot Exchange Rate in effect on the Demand Date; provided, that, in the case of interest and fees, the Demand Date shall not occur prior to the date that is four days after such amounts became overdue. The purchase of participations in any Fronted Overdue Amount pursuant to this clause shall not relieve any Borrower of any default in the payment thereof, and the relevant Borrower's repayment obligation in respect of any Fronted Overdue Amount shall automatically be converted into Dollars based on the Spot Exchange Rate in effect on the Demand Date. The relevant Borrower shall be obligated to pay interest in respect of all Fronted Overdue Amounts, at the rate specified in Section 2.11(d), which interest (i) until the Demand Date, shall be paid to the relevant Fronting Lender, and (ii) from and after the Demand Date, shall be paid to the Administrative Agent (at the office of the Administrative Agent specified in Section 11.2) for the benefit of the relevant Fronting Lender and the other Lenders that have purchased participations as provided above.

     (b) Each Lender's obligation to make the payment referred to in
Section 2.4A(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set- off, counterclaim, recoupment, defense or other right which any Lender or any Borrower may have against any Fronting Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (c) If any amount required to be paid by any Lender to any Fronting Lender pursuant to Section 2.4A(a) is not paid to such Fronting Lender when due, such Lender shall pay interest on such amount to such Fronting Lender on demand computed at a rate per annum equal to the Federal Funds Effective Rate then in effect, calculated on a 360-day basis. A certificate of any Fronting Lender submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (d) Whenever, at any time after any Fronting Lender has received from any Lender the full amount owing by such Lender pursuant to and in accordance with Section 2.4A(a) in respect of any Fronted Loan, such Fronting Lender receives any payment related to such Fronted Loan (whether directly from the relevant Borrower or otherwise, including proceeds of collateral applied thereto by such Fronting Lender), or any payment of interest on account thereof, such Fronting Lender will promptly distribute to such Lender its pro rata share thereof.

     (e) If any payment received by any Fronting Lender pursuant to
Section 2.4A(d) with respect to any Fronted Loan made by it shall be required to be returned by such Fronting Lender, each Lender shall pay to such Fronting Lender its pro rata share thereof.

     2.5A Spot Exchange Rate. (a) No later than the time specified in the applicable Fronting Lender Addendum, on each Calculation Date with respect to a Fronted Currency, the relevant Fronting Lender shall determine the Spot Exchange Rate as of such Calculation Date with respect to such Fronted Currency and shall promptly notify the Administrative Agent thereof. The Spot Exchange Rates so determined shall become effective on the relevant Calculation Date and shall remain effective until the next succeeding Calculation Date.

     (b) The Administrative Agent shall promptly notify the Company of each determination of a Spot Exchange Rate hereunder.

     2.6A Repayment of Fronted Loans. Each Borrower hereby unconditionally promises to pay to the relevant Fronting Lender the then unpaid principal amount of each Fronted Loan made by such Fronting Lender to such Borrower, in each case on the Revolving Credit Termination Date (or such earlier date on which the Fronted Loans become due and payable pursuant to Section 8 or as may be specified in the Fronting Lender Addendum of such Fronting Lender).

     2.7A Subsidiary Borrowers. Subject to the prior written consent of the Required Lenders, the Company may designate any Subsidiary of the Company as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Subsidiary Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate such Subsidiary Borrower's right to make further borrowings under this Agreement.


     SECTION 3. LETTERS OF CREDIT

     3.1 L/C Commitment. (a) Subject to the terms and conditions hereof (including, without limitation, the applicable conditions specified in Section 5), the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4, agrees to issue letters of credit ("Letters of Credit") for the account of the Company on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of L/C Obligations and Non-Facility L/C Obligations would exceed $25,000,000. Each Letter of Credit shall (i) be denominated in Dollars and shall be either (x) a standby letter of credit issued (1) for the benefit of insurance companies to guarantee insurance claims and premiums, (2) to provide bid and performance guarantees or (3) to guarantee contested appeals (a "Standby Letter of Credit"), or (y) a documentary sight letter of credit (a "Sight Letter of Credit") or documentary time letter of credit (a "Usance Letter of Credit") in respect of the purchase of goods or services by the Company and its Subsidiaries in the ordinary course of business and (ii) expire no later than the Revolving Credit Termination Date.

     (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

     (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     (d) The terms of the Letters of Credit and the Company's relationship with the Issuing Lender under this Agreement may be set forth in a separate agreement among the Company, the Issuing Lender and the Administrative Agent, provided that the provisions of such agreement are not inconsistent with the provisions of this Agreement.

     3.2 Procedure for Issuance of Letters of Credit. The Company may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit unless it has received the Application therefor and all such other certificates, documents and other papers and information relating thereto by 12:00 Noon, New York City time, on the Business Day immediately preceding the day on which such Letter of Credit is to be issued) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Company. The Issuing Lender shall furnish a copy of such Letter of Credit to the Administrative Agent and the Company promptly following the issuance thereof.

     3.3 Fees and Other Charges. (a) The Company shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a participation fee with respect to the Commercial Letters of Credit (other than Usance Letters of Credit in respect of which a banker's acceptance has been issued or a deferred payment has been created) at a per annum rate equal to the Applicable Margin from time to time in effect with respect to Eurodollar Revolving Credit Loans minus 0.25% on the average daily aggregate amount available to be drawn under such Commercial Letters of Credit during the period for which payment is made. Such participation fee shall be payable to the Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. Such participation fee shall be payable quarterly in arrears on each L/C Fee Payment Date and shall be nonrefundable.

     (b) The Company shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a participation fee with respect to the Standby Letters of Credit and the Usance Letters of Credit in respect of which a banker's acceptance has been issued or a deferred payment has been created, at a per annum rate equal to the Applicable Margin from time to time in effect with respect to Eurodollar Revolving Credit Loans on the average daily aggregate amount available to be drawn under such Letters of Credit during the period for which payment is made. Such participation fee shall be payable to the Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. Such participation fee shall be payable quarterly in arrears on each L/C Fee Payment Date and shall be nonrefundable.

     (c) In addition to the foregoing fees, (i) the Company shall pay to the Issuing Lender, for its own account, a fronting fee in respect of each Letter of Credit equal to a per annum rate agreed upon between the Company and the Issuing Lender on the average daily aggregate amount available to be drawn under such Letter of Credit during the period for which payment is made; such fronting fee shall be payable quarterly in arrears on each L/C Fee Payment Date and shall be nonrefundable; and
(ii) the Company shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees received by the Administrative Agent for their respective accounts pursuant to this Section.

     3.4 L/C Participations. The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage of the Issuing Lender's obligations and rights under or in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder.

     3.5 Drawing and Reimbursement. (a) The payment by the Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Lender on the date of such payment of a Revolving Credit Loan ("Issuing Lender Loans"), which shall be an ABR Loan, in the amount of such draft (but without any requirement for compliance with the provisions of Sections
2.1 and 2.2 or the conditions set forth in Section 5). It is understood that, notwithstanding anything to the contrary in this Section 3.5, interest on any unreimbursed Issuing Lender Loan shall be payable by the Company from the date on which such Loan is deemed to be made, at the interest rate then applicable to ABR Loans. In the event that a drawing under any Letter of Credit is not reimbursed by the Company by 12:00 Noon, New York City time, on the first Business Day after such drawing, the Issuing Lender shall promptly notify the Administrative Agent and, upon receipt of such notice, the Administrative Agent will in turn notify each L/C Participant. Each L/C Participant shall, on the first Business Day following such notification, make a Revolving Credit Loan, which shall be an ABR Loan, in an amount equal to its Commitment Percentage of such drawing for application to reimburse the Issuing Lender (but without any requirement for compliance with the provisions of Sections 2.1 and 2.2 or the conditions set forth in Section 5) and shall make available to the Administrative Agent for the account of the Issuing Lender, by deposit to the Administrative Agent's account, in same day funds, the amount of such Loan. If and to the extent that any Lender shall not have so made the amount of such Loan available to the Administrative Agent, such L/C Participant and the Company severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Lender until the date such amount is paid to the Administrative Agent (such obligation on the part of the Company, together with any comparable obligation with respect to participating interests pursuant to Section 3.5(b), being referred to herein as a "Reimbursement Obligation"), at (a) in the case of the Company, the interest rate then applicable to ABR Loans and (b) in the case of such L/C Participant, the daily average federal funds rate during the relevant period as quoted by the Administrative Agent, calculated on the basis of the actual number of days elapsed during such period over a year of 360 days. If such L/C Participant shall pay to the Administrative Agent such amount, such amount so paid shall constitute such L/C Participant's Revolving Credit Loan for purposes of this Agreement.

     (b) If, for any reason (including as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 8(f)), ABR Loans may not be made pursuant to Section 3.5(a) by the L/C Participants to repay Issuing Lender Loans, then, effective on the date such ABR Loans would otherwise have been made, each L/C Participant severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, to the extent of such L/C Participant's Commitment Percentage, purchase a participating interest in such Issuing Lender Loans. Each L/C Participant will immediately transfer to the Administrative Agent, in same day funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to the Issuing Lender. Each L/C Participant shall share on a pro rata basis (calculated by reference to its participating interest in such Issuing Lender Loans) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Administrative Agent, such L/C Participant and the Company severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Lender until the date such amount is paid to the Administrative Agent, at (a) in the case of the Company, the interest rate then applicable to ABR Loans and (b) in the case of such L/C Participant, the daily average federal funds rate during the relevant period as quoted by the Administrative Agent, calculated on the basis of the actual number of days elapsed during such period over a year of 360 days. If such L/C Participant shall pay to the Administrative Agent such amount, such amount so paid shall constitute such L/C Participant's participating interest in the relevant Issuing Lender Loans for purposes of this Agreement.

     3.6 Obligations Absolute. The Company's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit. The Company also agrees with the Issuing Lender and the L/C Participants that the Issuing Lender and the L/C Participants shall not be responsible for, and the Company's obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender and the L/C Participants shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except, in the case of the Issuing Lender, for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Lender or any L/C Participant to the Company.

     3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

     3.9 Notices and Reports. The Issuing Lender shall furnish (a) to the Administrative Agent notice of any failure to issue, any extension or expiration of, or any drawing under any Letter of Credit prior to 11:00 A.M. (New York City time) on the day of such extension, expiration or drawing or, in the case of a failure to issue, on the day on which the Issuing Lender determines not to issue a Letter of Credit and (b) to the Administrative Agent on the last Business Day (or such other day as is agreed between the Administrative Agent and the Issuing Lender) of each month a written report setting forth the average daily aggregate maximum amount available to be drawn (assuming compliance with all conditions to drawing) during such month under all Letters of Credit and summarizing issuance and expiration dates of Letters of Credit issued during such month and drawings during such month under all Letters of Credit. Upon receipt of any report referred to in clause (b) above, the Administrative Agent shall deliver a copy thereof to each L/C Participant, together with a calculation of each L/C Participant's participation in each Letter of Credit referred to in such report.


     SECTION 4. REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make or maintain the Loans and issue or participate in the Letters of Credit, Holdings, the Company and each Subsidiary Borrower (to the extent applicable to such Subsidiary Borrower) hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

     4.1 Financial Condition. (a) The consolidated balance sheets of Holdings and its consolidated Subsidiaries and of the Company and its consolidated Subsidiaries as at December 31, 1995, December 31, 1996 and December 31, 1997 and the related consolidated statements of income and stockholders' equity and cash flows for the fiscal years ended on such dates, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries or the Company and its consolidated Subsidiaries, as the case may be, as at such dates, and the consolidated results of their operations and cash flows for the fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither Holdings, the Company, nor any of their respective consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto other than such obligations which are not required to be disclosed under GAAP (which obligations are described on Schedule 4.1(a)). During the period from December 31, 1997 to and including the Amendment and Restatement Effective Date there has been no sale, transfer or other disposition by Holdings, the Company, or any of their respective consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Holdings and its consolidated Subsidiaries or the Company and its consolidated Subsidiaries, as the case may be, at December 31, 1997.

     (b) The 1998 budget delivered to the Lenders on December 22, 1997 was prepared based on good faith assumptions and the best information available to Holdings and the Company on the date thereof, and all assumptions and estimates set forth therein, on such date, were believed by management of Holdings and the Company to be reasonable in light of then current conditions and reflected Holdings' and the Company's reasonable estimate of the results of operations and other information projected therein, it being recognized by the Lenders that such projections as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections may differ from the projected results set forth therein.

     4.2 No Change. Since December 31, 1997 (a) there has been no development or event, which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings or the Company nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by Holdings, the Company or any of its Subsidiaries, except as expressly permitted by Section 7.8.

     4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(b) has the corporate or other power and authority, and the legal right, to own, pledge, mortgage and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and/or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.4 Corporate Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrowers, to borrow hereunder and to request the issuance of Letters of Credit for its account, and has taken all necessary corporate action to authorize the execution, delivery and performance of each such Loan Document and, in the case of the Borrowers, to authorize the borrowings and the issuance of Letters of Credit for its account on the terms and conditions of this Agreement.

     (b) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the issuance of Letters of Credit or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, other than filings necessary to perfect the Administrative Agent's security interest in the Collateral for the benefit of the Lenders (which consents, authorizations and filings have been obtained or made and are in full force and effect).

     (c) This Agreement and the other Loan Documents have been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement and the other Loan Documents constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4.5 No Legal Bar. Except as set forth in Schedule 4.5, the execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or material Contractual Obligation of Holdings, the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents).

     4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Company, threatened by or against Holdings, the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement or any other Loan Document, the Loans or the use of the proceeds thereof, any Letter of Credit, or any Lien contemplated by the Loan Documents or (b) which has a reasonable possibility of an adverse determination and, if adversely determined, (i) would affect the legality, validity or enforceability of any Loan Document or (ii) would have a Material Adverse Effect.

     4.7 No Default. Neither Holdings, the Company nor any of its
Subsidiaries is in default or has received any notice of default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     4.8 Ownership of Property; Liens. Set forth on Schedule 4.8 is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the Amendment and Restatement Effective Date, showing as of the Amendment and Restatement Effective Date the street address, county or other jurisdiction and state thereof. Also set forth on Schedule 4.8 is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the Amendment and Restatement Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, the Company and each of its Subsidiaries has good record and marketable (subject to Liens expressly permitted by Section 7.3) title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property, and none of such property is subject to any Lien except as expressly permitted by Section 7.3.

     4.9 Intellectual Property. Set forth on Schedule 4.9 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of any Loan Party or any of its Subsidiaries as of the Amendment and Restatement Effective Date, showing as of the Amendment and Restatement Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each of Holdings, the Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Holdings or the Company know of any valid basis for any such claim, the use of such Intellectual Property by Holdings, the Company and its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of Holdings and the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person, except for such claims, infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.10 No Burdensome Restrictions. No Requirement of Law or
Contractual Obligation applicable to Holdings, the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

     4.11 Taxes. Each of Holdings, the Company and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Company or its Subsidiaries, as the case may be, and the non-payment of which does not have a reasonable likelihood of having a Material Adverse Effect); no tax Lien has been filed with respect to any material tax liability on the part of Holdings, the Company or any of its Subsidiaries; and, to the knowledge of Holdings or the Company, no proposed material tax assessment is pending against Holdings, the Company or any of its Subsidiaries and all potential tax liabilities are adequately provided for on the books of Holdings, the Company or its Subsidiaries, as the case may be.

     4.12 Federal Regulations. No part of the proceeds of any Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G, T, U or X of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of the appropriate FR Form referred to in said Regulation G, T, U or X.

     4.13 Labor Matters. There are no strikes or other labor disputes against Holdings, the Company or any of its Subsidiaries pending or, to the knowledge of Holdings or the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Company or such Subsidiary.

     4.14 ERISA. No Reportable Event has occurred since October 9, 1992 with respect to any Plan which, if then terminated, has had or could reasonably be expected to have a Material Adverse Effect, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code except where such failure to comply could not reasonably be expected to have a Material Adverse Effect. The actuarial present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan. Neither the Company nor any Commonly Controlled Entity has had or could reasonably be expected to have a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made where such withdrawal or liability could reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in a Reorganization or an Insolvency where the effect of such Reorganization or Insolvency could reasonably be expected to have a Material Adverse Effect.

     4.15 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company" (other than one which is exempt from the provisions of the Investment Company Act of 1940, as amended), within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

     4.16 Subsidiaries. The Subsidiaries of Holdings listed on Schedule
4.16 constitute all the Subsidiaries of Holdings on the Amendment and Restatement Effective Date.

     4.17 Purpose of Loans. The proceeds of the Loans will be used for general corporate purposes of the Borrowers and their respective
Subsidiaries.

     4.18 Environmental Matters. (a) The Mortgaged Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, except to the extent that such violations and liabilities, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (b) The Mortgaged Properties and all operations at the Mortgaged Properties are in compliance in all respects and in the last three years have been in compliance in all respects with all Environmental Laws, except to the extent that any such instances of non-compliance, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (c) Neither Holdings, the Company nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Mortgaged Properties or the business of Holdings, the Company or any of its Subsidiaries or with regard to any Person or entity whose liabilities for environmental matters Holdings, the Company or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to have a Material Adverse Effect, nor does Holdings or the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) Hazardous Materials have not been transported or disposed of from the Mortgaged Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of any Environmental Law or in a manner that could reasonably give rise to liability under any Environmental Law, nor do Holdings, the Company or any of its Subsidiaries reasonably believe that they have retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, except to the extent that the foregoing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (e) (i) No material judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Holdings or the Company, threatened, under any Environmental Law to which Holdings, the Company or any of its Subsidiaries is or will be named a party with respect to (x) the Mortgaged Properties, (y) the business of Holdings, the Company or any of its Subsidiaries or (z) any liabilities pursuant to Environmental Laws reasonably believed by Holdings, the Company or any of its Subsidiaries to be retained or assumed by Holdings, the Company or any of its Subsidiaries, contractually, by operation of law or otherwise, and (ii) there are no material consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to (x) the Mortgaged Properties, (y) the business of Holdings, the Company or any of its Subsidiaries or (z) any liabilities pursuant to Environmental Laws reasonably believed by Holdings, the Company or any of its Subsidiaries to be retained or assumed by Holdings, the Company or any of its Subsidiaries, contractually, by operation of law or otherwise.

     (f) There has been no Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties, or arising from or in connection with the Mortgaged Properties or otherwise in connection with the business of Holdings, the Company or its Subsidiaries in violation of any Environmental Law in a manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (g) Each of the representations and warranties set forth in paragraphs (a) through (f) above is true and correct with respect to each parcel of real property owned or operated by Holdings, the Company or any of its Subsidiaries (other than the Mortgaged Properties).

     4.19 Accuracy of Information. No factual statement or information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including, without limitation, any financial information furnished pursuant to Section 6.1) contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     4.20 Security Documents. (a) Each of the Pledge Agreements is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and, when the Pledged Notes described therein and stock certificates representing the Pledged Stock described therein are delivered to the Administrative Agent, each such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant Loan Party in such Pledged Securities and the proceeds thereof, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally) prior and superior in right to any other Person.

     (b) Each of the Security Agreements is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof; when financing statements in appropriate form are filed in the offices specified on Schedule 4.20(b), each such Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, to the extent provided therein, the proceeds thereof, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally) prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

     (c) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and, to the extent provided therein, the proceeds thereof; when recorded in the offices specified on Schedule 4.20(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and, to the extent provided therein, the proceeds thereof, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally) prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

     4.21 Solvency. Each Loan Party is, and after giving effect to the incurrence or assumption of all Indebtedness and obligations being incurred or assumed in connection herewith will be and will continue to be, Solvent.

     4.22 Insurance. Holdings, the Company and each of its Subsidiaries maintain with financially sound and reputable insurance companies insurance on all its properties in at least such amounts and against at least such risks (but, including in any event, public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

     4.23 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except for the real property located in Jonesboro, Indiana, on which the Company maintains flood insurance.

     4.24 Representations and Warranties on Amendment and Restatement Effective Date. Each of the representations and warranties made by Holdings or the Company in Sections 4.1 through 4.23 is true and correct on and as of the Amendment and Restatement Effective Date, as if made on and as of the Amendment and Restatement Effective Date.

     SECTION 5. CONDITIONS PRECEDENT

     5.1 Intentionally Omitted. THIS SECTION INTENTIONALLY OMITTED.

     5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan or to issue any Letter of Credit requested to be made or issued by it on any date is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Company and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

          (c) Credit Limitations. After giving effect to such extension of credit, (i) the Aggregate Outstanding Extensions of Credit shall not exceed the aggregate Revolving Credit Commitments in effect on such date, (ii) the Outstanding Revolving Extensions of Credit of each Lender shall not exceed such Lender's Revolving Credit Commitment in effect on such date and (iii) no prepayment shall be required to be made pursuant to Section 2.8.

Each borrowing by and issuance of a Letter of Credit on behalf of the Company hereunder shall constitute a representation and warranty by the Company and, in the case of each extension of credit to a Subsidiary Borrower, by such Subsidiary Borrower, as of the date of such extension of credit, that the conditions contained in this Section 5.2 have been satisfied.

     5.3 Conditions to Amendment and Restatement Effective Date. The Amendment and Restatement Effective Date shall be the date of satisfaction of the following conditions precedent:

          (a) Agreement. The Administrative Agent shall have received
     (a) counterparts hereof, executed by all of the parties listed on the signature pages hereof and (b) Lender Consent Letters, substantially in the form of Exhibit M, executed by the Supermajority Lenders.

          (b) Closing Certificate. The Administrative Agent shall have received a fully executed certificate of each of the Company and Holdings dated the Amendment and Restatement Effective Date, substantially in the form of Exhibit H, with appropriate insertions and attachments.

          (c) Legal Opinions. The Administrative Agent shall have received the executed legal opinions of Cravath Swaine & Moore, counsel to the Company, and the general counsel to the Company, substantially in the forms of Exhibits G-1 and G-2, respectively.

          (d) Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment and Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

          (e) Senior Notes. The Company shall have submitted an irrevocable notice of redemption in accordance with the Senior Note Indenture to redeem, on May 1, 1998, all outstanding Senior Notes (the "Senior Note Redemption").

          (f) Bank of Montreal Credit Facility. The Administrative Agent shall have received satisfactory evidence that the negative covenants and events of default contained in the Bank of Montreal Credit Facility have been, or shall promptly after the Amendment and Restatement

     Effective Date be, conformed to the negative covenants and Events of Default contained in this Agreement.

          (g) Loan Document Reaffirmation. Each Subsidiary of the
     Company shall have executed a reaffirmation of its obligations under the Loan Documents to which it is a party.

     5.4 Conditions to Initial Extension of Credit to a Subsidiary Borrower. The agreement of the relevant Fronting Lender to make the initial extension of credit requested to be made by it to any Subsidiary Borrower on any date is subject to the satisfaction of the following conditions precedent:

          (a) Borrowing Subsidiary Agreement. The Administrative Agent shall have received the Borrowing Subsidiary Agreement for such Subsidiary Borrower executed and delivered by the Company and such Subsidiary Borrower.

          (b) Opinions. The Administrative Agent shall have received a satisfactory written opinion of counsel for such Subsidiary
     Borrower covering such matters relating to such Subsidiary Borrower or its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

          (c) Amendments to other Loan Documents. In the case of the initial extension of credit to the first Subsidiary Borrower designated hereunder, the other Loan Documents and, to the extent necessary, the filings made in connection therewith, shall have been amended or supplemented (and, if necessary, such amendments or supplements shall have been recorded) as specified by the Administrative Agent, in each case for the purpose of ensuring that the Obligations of the Subsidiary Borrowers are guaranteed, and the guarantees thereof are secured, as applicable, by such other Loan Documents.

          (d) Other Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Subsidiary Borrower, the authorization of the transactions contemplated hereby relating to such Subsidiary Borrower, appointment of an agent for service of process and any other legal matters relating to such Subsidiary Borrower, its Borrowing Subsidiary Agreement or such transactions, all in form and substance satisfactory to the Administrative Agent.


     SECTION 6. AFFIRMATIVE COVENANTS

     Holdings and the Company hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect, any Loan or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, Holdings and the Company shall, and shall cause each of their respective Subsidiaries to, unless the Required Lenders shall otherwise consent in writing:

          6.1 Financial Statements. In the case of Holdings and the Company, furnish to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings or the Company, as the case may be, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries and of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Ernst & Young or other independent certified public accountants acceptable to the Required Lenders (which report shall not be qualified in any material respect); and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings or the Company, as the case may be, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries and of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and stockholders' equity and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Holdings or the Company, as applicable, as fairly presenting the financial condition and results of operations of Holdings or the Company, as the case may be, on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). It is understood that the obligation to deliver any items described above which are contained in Holdings' Form 10-K, as filed with the Securities and Exchange Commission (in the case of Section 6.1(a)) or Holdings' Form 10-Q, as filed with the Securities and Exchange Commission (in the case of Section 6.1(b)), may be satisfied by delivery of such Form 10-K or Form 10-Q, as the case may be.

     6.2 Certificates; Other Information. In the case of the Company, or, if applicable, Holdings, furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) copies of any management letters when delivered to Holdings or the Company in connection with such examination;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), (i) a certificate of a Responsible Officer of each of Holdings and the Company stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information necessary for determining compliance by Holdings, the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings or the Company, as the case may be and (iii) a certificate listing each existing Subsidiary of the Company as of the last day of the applicable fiscal quarter or fiscal year of the Company and, in the event that any such Subsidiary is not a Material Subsidiary, a calculation in reasonable detail demonstrating such circumstance with respect to each such Subsidiary;

          (c) by December 31 of each year, a copy of the projections by Holdings and the Company of the operating budget and cash flow budget and revenues of Holdings, the Company and its Subsidiaries for the next succeeding fiscal year in form and substance reasonably satisfactory to the Administrative Agent, setting forth in reasonable detail the basis for all projections contained therein, such projections to be accompanied by a certificate of a Responsible

     Officer of each of Holdings and the Company to the effect that such projections have been prepared in good faith using assumptions believed by management to be reasonable and that such Responsible Officer has no reason to believe they are misleading in any material respect;

          (d) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Company sends to holders of any issue of its equity securities or debt securities generally, and within five days after the same are filed, copies of all financial statements and reports which Holdings or the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority or any national securities exchange; and

          (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.

     6.3 Payment of Obligations. (a) Pay, discharge, perform, comply with or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Company or its Subsidiaries, as the case may be; (b) comply in all material respects with all applicable Requirements of Law, except where such Requirement of Law is being contested in good faith, a bona fide dispute exists with respect thereto and the failure to comply therewith has no reasonable likelihood of having a Material Adverse Effect; and
(c) comply with all applicable Contractual Obligations, except where the failure to comply therewith has no reasonable likelihood of having a Material Adverse Effect.

     6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except as otherwise expressly permitted pursuant to Section 7.5.

     6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; preserve all of its registered trademarks, trade names and service marks, the non-preservation of which has a reasonable likelihood of having a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

     6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which complete and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent (and, if an Event of Default shall have occurred and be continuing, any Lender) to visit and inspect any of its properties and examine and make copies of or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Company and its Subsidiaries with officers and employees of Holdings, the Company and its Subsidiaries and with the independent certified public accountants of Holdings or the Company.

     6.7 Notices. In the case of the Company or, if applicable, Holdings, promptly give notice to the Administrative Agent and each Lender of:

          (a) an officer of Holdings or the Company becoming aware of the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Company or any of its Subsidiaries,
     (ii) dispute between Holdings, the Company or any of its Subsidiaries and any Governmental Authority or (iii) litigation, investigation or proceeding which may exist at any time between Holdings, the Company or any of its Subsidiaries and any Governmental Authority, which in each case, if not cured or resolved or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding (and any material development in respect thereof) affecting Holdings, the Company or any of its Subsidiaries in which (i) the amount involved is $5,000,000 or more (or its equivalent in another currency or currencies) and not covered by insurance as to which the relevant insurance company has not disputed coverage or (ii) injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after Holdings or the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided that notice under this Section 6.7(d) will only be required if, individually or in the aggregate, the amount of the liability of the Loan Parties which could reasonably be expected would equal or exceed $5,000,000; and

          (e) a development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the Company, as the case may be, proposes to take with respect thereto.

     6.8 Environmental Laws.

          (a) Comply with, and use its best efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply in all material respects with and maintain, and use its best efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not have any reasonable likelihood of having a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not have any reasonable likelihood of having a Material Adverse Effect;

          (c) Without limiting the generality of the provisions of
     Section 6.7, notify the Administrative Agent and each Lender of any of the following which is reasonably likely to have a Material Adverse Effect:

               (i) any Environmental Claim which Holdings, the Company or any of its Subsidiaries receives, including one to take or pay for any remedial, removal, response or clean-up or other action with respect to any Hazardous Materials contained on any property presently or formerly owned or leased by Holdings, the Company or any of its Subsidiaries;

               (ii) any notice of any alleged violation of or knowledge by Holdings, the Company or any of its Subsidiaries of a condition which might reasonably result in a violation of any Environmental Law; and

               (iii) any commencement or threatened commencement of any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of Environmental Law; and

          (d) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Holdings, the Company or any of its Subsidiaries or to the Mortgaged Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

     6.9 Additional Collateral. (a) With respect to any assets acquired after the Effective Date by any Loan Party (other than any assets described in paragraph (b) or (c) below) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien
(i) execute and deliver to the Administrative Agent such amendments to this Agreement or the relevant Security Agreement or such other documents as the Administrative Agent or the Required Lenders deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such assets, and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (subject to Liens expressly permitted by Section 7.3) security interest in such assets, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the appropriate Security Agreement or by law or as may be requested by the Administrative Agent.

     (b) At any time when the aggregate value of any fee or leasehold interest in any real estate (including improvements thereof) acquired after the Effective Date by the Company or any of its Subsidiaries (excluding individual parcels having a value of less than $1,000,000) and not already subject to a mortgage or deed of trust exceeds $5,000,000, (i) execute a first priority mortgage or deed of trust, as the case may be (subordinate only to such mortgages or deeds of trust as are necessary to permit the Company or such Subsidiary to purchase such real estate and any other Liens expressly permitted by Section 7.3), in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) provide the Lenders with title and extended coverage insurance covering such real estate in an amount equal to the purchase price of such real estate as well as a current ALTA survey thereof, together with a surveyor's certificate in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (c) With respect to any new Subsidiary (other than a Foreign Subsidiary or the Receivables Subsidiary) created or acquired after the Effective Date by Holdings, the Company or any of its Subsidiaries, (i) execute and deliver to the Administrative Agent such amendments to the relevant Pledge Agreement as the Administrative Agent or the Required Lenders deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Company or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Subsidiary Guarantee, the Subsidiary Pledge Agreement and the Subsidiary Security Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority (subject to Liens expressly permitted by Section 7.3) security interest in the Collateral described in the Subsidiary Security Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Subsidiary Security Agreement or by law or as may be requested by the Administrative Agent, and (C) to issue Intercompany Notes to each Loan Party (which in turn shall be endorsed in blank and pledged by the relevant Loan Party to the Administrative Agent for the benefit of the Lenders pursuant to the relevant Pledge Agreement), (iv) in the case of the Company and each existing Subsidiary, issue Intercompany Notes to such new Subsidiary (which in turn shall be endorsed in blank and pledged by such new Subsidiary to the Administrative Agent for the benefit of the Lenders pursuant to the Subsidiary Pledge Agreement), and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i), (ii), (iii) and
(iv), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (d) With respect to any Foreign Subsidiary created or acquired after the Effective Date by Holdings, the Company or any of its Subsidiaries, (i) execute and deliver to the Administrative Agent such amendments to the relevant Pledge Agreement as the Administrative Agent or the Required Lenders deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Company or any of its Subsidiaries (provided that in no event shall Capital Stock representing more than 65% of the voting power of the Capital Stock of any such new Subsidiary be required to be so pledged) and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Company or such Subsidiary, as the case may be.

     (e) The provisions of this Section 6.9 shall not apply to any assets subject to any Lien permitted by Section 7.3 which secures Indebtedness permitted by Section 7.2, to the extent compliance with such provisions is prohibited by the terms of the documentation governing such Lien or Indebtedness, but, in each case, only so long as any such prohibition remains in effect.

     (f) Notwithstanding anything to the contrary in this Agreement, no dormant Subsidiary or non-wholly owned Subsidiary designated as such on
Schedule 4.16 shall be required to become a party to the Subsidiary Guaranty, the Subsidiary Security Agreement or the Subsidiary Pledge Agreement unless and until, (i) in the case of any such dormant Subsidiary, such Subsidiary holds assets having an aggregate value in excess of $500,000 and (ii) in the case of any such non-wholly owned Subsidiary, such Subsidiary becomes a wholly owned direct or indirect Subsidiary of the Company. If at any time the applicable conditions specified in clause (i) or (ii) of the preceding sentence apply to any such Subsidiary, the Company shall take or cause to be taken all of the applicable actions specified in Section 6.9(c) with respect to such Subsidiary.

     SECTION 7. NEGATIVE COVENANTS

     Holdings and the Company hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect, any Loan or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, Holdings and the Company shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, unless the Required Lenders shall otherwise agree in writing:

     7.1 Financial Condition Covenants.

          (a) Consolidated Net Worth. Permit the Consolidated Net Worth of Holdings at any time to be less than the sum, without duplication, of (i) $80,000,000, (ii) 50% of the Consolidated Net Income of Holdings for each fiscal quarter of Holdings (beginning with the fiscal quarter ending March 31, 1995) for which such Consolidated Net Income is positive, (iii) 100% of the Net Cash Proceeds of any Holdings Common Equity Offering consummated after the Effective Date and (iv) 100% of any capital contribution made to Holdings or the Company after the Effective Date by any holder of its Capital Stock; provided, that for the purposes of clauses
     (iii) and (iv) above, the amount of any Net Cash Proceeds and capital contributions referred to in said clauses shall be reduced to the extent (x) such proceeds or contributions are concurrently applied to repurchase equity in accordance with this Agreement and
     (y) Consolidated Net Worth (without giving effect to such proceeds or contributions) would be reduced as a result of such repurchase.

          (b) Interest Coverage. Permit the Interest Coverage Ratio as at the end of any Interest Coverage Test Period to be less than 2.0 to 1.0.

          (c) Leverage Ratio. Permit the Leverage Ratio on the last day of any period of four consecutive fiscal quarters of Holdings ending during any period set forth below to be greater than the corresponding ratio set forth below:


     Period Ending                        Ratio

After the Effective Date and               $00,000,000
  prior to March 31, 1998............      5.00 to 1.0

On or after March 31, 1998 and
  prior to March 31, 1999............      4.50 to 1.0

On or after March 31, 1999 and
  prior to March 31, 2000............      4.25 to 1.0

March 31, 2000 and thereafter........      4.00 to 1.0

     (d) Senior Secured Leverage Ratio. Permit the Senior Secured
Leverage Ratio on the last day of any period of four consecutive fiscal quarters of Holdings ending during any period set forth below to be greater than the corresponding ratio set forth below:


     Period Ending                        Ratio

After the Effective Date and            $00,000,000
  prior to March 31, 1998...........    3.00 to 1.0
On or after March 31, 1998 and
  prior to March 31, 1999...........    2.75 to 1.0
On or after March 31, 1999 and
  prior to March 31, 2000...........    2.50 to 1.0
March 31, 2000 and thereafter.......    2.25 to 1.0

     7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness in respect of the Loans, the Letters of Credit and the other obligations of the Loan Parties under the Loan Documents;

          (b) (i) Indebtedness of the Company to Holdings or any Subsidiary Guarantor or any Subsidiary Guarantor to the Company or any Subsidiary Guarantor and (ii) Indebtedness of Holdings to the Company in connection with the loan made by the Company to Holdings with a portion of the proceeds of the loans under the Existing Credit Agreement (collectively, "Intercompany Loans"); provided that (x) all such Indebtedness shall be evidenced by an Intercompany Note and (y) each such Intercompany Note shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to the relevant Pledge Agreement;

          (c) (i) Indebtedness of the Company in respect of the Senior Notes, and (ii) other Indebtedness of the Company or any of its Subsidiaries outstanding on the Amendment and Restatement Effective Date and listed on Schedule 7.2(c) and, in the case of this clause
     (ii), any replacement, extension or renewal (without increase in the outstanding principal amount) thereof;

          (d) Indebtedness of the Company in connection with the issuance of letters of credit: (i) for the benefit of insurance companies to guarantee insurance claims and premiums; (ii) to provide bid and performance guarantees; (iii) to guarantee contested appeals; (iv) constituting commercial letters of credit in the ordinary course of business and (v) for any other purpose of a similar nature acceptable to the Required Lenders; provided that
     (x) no Liens shall be incurred in respect of any letter of credit described in clause (i), (ii), (iii) or (v) above and (y) the aggregate amount of L/C Obligations and Non-Facility L/C Obligations shall not exceed $25,000,000 at any time outstanding;

          (e) Indebtedness of the Company resulting from the delivery of a promissory note in the maximum amount of $10,000,000 to support Indebtedness of the Company, in connection with the requirements of the Company's insurance carriers to recognize casualty insurance premiums; provided, however, that if Indebtedness pursuant to any such promissory note is also supported by a letter of credit permitted under Section 7.2(d), the principal amount of such promissory note (to the extent supported by such letter of credit) shall not be included in the computation of Total Debt for the purposes of Section 7.1(c);

          (f) (i) Indebtedness which is secured by Liens expressly permitted by Section 7.3(g)(i) and (ii) Indebtedness which is (x) secured by Liens expressly permitted by clause (iii) of Section 7.3(g) and (y) assumed in connection with the acquisition of the assets (or the acquisition of a Subsidiary holding the assets) subject to such Liens;

          (g) Capital Lease Obligations expressly permitted by Section 7.7(a), (b) or (c);

          (h) preferred stock of Holdings having no scheduled or mandatory redemption requirements prior to November 1, 2002;

          (i) Indebtedness of Holdings, the Company or any of its Subsidiaries consisting of Guarantee Obligations expressly permitted by Section 7.4;

          (j) any obligation of Holdings to repurchase common stock of Holdings or options with respect thereto from the officer or employee of Holdings, the Company or any of its Subsidiaries party thereto;

          (k) THIS PARAGRAPH INTENTIONALLY OMITTED;

          (l) THIS PARAGRAPH INTENTIONALLY OMITTED;

          (m) Indebtedness of the Company or any of its Subsidiaries pursuant to the Capital Lease Financing Facility in an aggregate principal amount of up to $25,000,000;

          (n) additional Indebtedness not otherwise permitted by this
     Section 7.2, which is (i) unsecured, (ii) incurred or assumed (x) in connection with the acquisition of assets and secured only by such assets or (y) in connection with the acquisition of a new Subsidiary and secured only by specified assets of such Subsidiary in existence at the time of such acquisition or (iii) secured by assets acceptable to the Required Lenders, aggregating not more than $20,000,000 at any one time outstanding;

          (o) additional unsecured Indebtedness not otherwise permitted by this Section 7.2 aggregating not more than $150,000,000 at any one time outstanding (so long as, in the case of Specified Basket Debt, after giving effect to the incurrence thereof, no prepayment shall be required to be made pursuant to Section 2.8);

          (p) additional Indebtedness of Essex Canada not otherwise permitted by this Section 7.2 aggregating not more than $25,000,000 (or the Dollar equivalent thereof in any other currency) at any one time outstanding (so long as, after giving effect to the incurrence thereof, no prepayment shall be required to be made pursuant to
     Section 2.8), provided, that any such Indebtedness shall be either
     (i) unsecured or (ii) secured only by assets owned by Essex Canada which are either located in Canada or which constitute accounts receivable generated in respect of assets located in Canada; and

          (q) Indebtedness of the Receivables Subsidiary pursuant to the Permitted Receivables Facility.

     7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) statutory landlords' Liens and carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions, minor defects or minor irregularities in title and other similar encumbrances incurred in the ordinary course of business which do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Company or any of its Subsidiaries or materially impair the value of the property subject thereto for the purposes of such business;

          (f) Liens in existence on the Amendment and Restatement Effective Date listed on Schedule 7.3(f) and any replacement, extension or renewal thereof; provided that (i) no such Lien is spread to cover any additional property after the Amendment and Restatement Effective Date and (ii) the amount of Indebtedness secured thereby is not increased (except, in the case of clauses
     (i) and (ii) above, to the extent expressly provided or required by any agreement governing the terms of any such Lien as such agreement is in effect on the Amendment and Restatement Effective
     Date);

          (g) (i) Liens securing Indebtedness (other than Capital Lease Obligations) of the Company or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any asset, provided that (x) such Liens shall be created substantially simultaneously with the acquisition, construction or improvement of such asset, (y) such Liens do not at any time encumber any asset other than the asset acquired, constructed or improved with the proceeds of such Indebtedness and (z) the amount of Indebtedness secured thereby shall not exceed the purchase price of such asset or the amount expended solely to construct or improve such asset, as the case may be; (ii) any Lien on any asset securing Indebtedness permitted to be incurred in connection with sale-leaseback transactions expressly permitted by Section 7.7(b), provided that (x) the proceeds of such Indebtedness shall be at least equal to 80% of the fair market value of such asset and (y) at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iii) any Lien on (x) any asset acquired by the Company or any of its Subsidiaries after the Effective Date or (y) specified assets of any new Subsidiary acquired by the Company or any of its Subsidiaries after the Effective Date, which, in each case, is in effect at the time of the acquisition of such asset or such Subsidiary, as the case may be, and is not incurred in contemplation of such acquisition; provided that the aggregate outstanding amount of Indebtedness secured by Liens incurred pursuant to this Section 7.3(g), when added to the aggregate outstanding amount of Capital Lease Obligations incurred pursuant to Section 7.7(c), shall not at any time exceed the sum of $25,000,000 and an amount equal to 10% of the Consolidated Net Worth of Holdings at such time;

          (h) Liens on equipment acquired in connection with the incurrence of Capital Lease Obligations expressly permitted by
     Section 7.7(c), provided that (x) such Liens shall be created substantially simultaneously with the acquisition of such equipment, (y) such Liens do not at any time encumber any asset other than the equipment financed by such Indebtedness and (z) the amount of Indebtedness secured thereby is not increased subsequent to the date of incurrence thereof;

          (i) Liens created by the Security Documents in favor of the Administrative Agent for the benefit of the Lenders;

          (j) judgment Liens created by or resulting from any judgment not constituting an Event of Default under Section 8(h);

          (k) any interest or title of a lessor under any lease listed in Schedule 4.8 or expressly permitted by Section 7.7(a) or (b), as well as any Lien affecting the fee interest of such lessor or any underlying lessor;

          (l) Liens securing Indebtedness of the Company or any of its Subsidiaries pursuant to the Capital Lease Financing Facility;

          (m) Liens securing Indebtedness incurred pursuant to Section 7.2(n) which is permitted to be secured by said Section;

          (n) leases or subleases granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the conduct of the business of the Company or such Subsidiary;

          (o) Liens securing Section 7.2(p) Indebtedness which is permitted to be secured by said Section; and

          (p) any Lien that may be deemed to arise from the Permitted Receivables Facility.

     7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations of Holdings and the Company pursuant to Section 10 or of any Subsidiary Guarantor pursuant to the Subsidiary Guarantee or of the Company in respect of the Letters of Credit;

          (b) guarantees made in the ordinary course of its business by the Company of obligations of any Subsidiary Guarantor, which obligations are otherwise permitted under this Agreement;

          (c) guarantees by the Company or any of its Subsidiaries of the obligations of Joint Ventures, not exceeding, when added to the aggregate principal amount of Joint Venture Loans, $35,000,000 in aggregate amount at any time outstanding;

          (d) surety, indemnity, performance, release and appeal bonds and guarantees thereof issued by the Company or any of its Subsidiaries, to the extent required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or its Subsidiaries or in connection with judgments that do not result in an Event of Default, not exceeding $10,000,000 in aggregate amount at any time outstanding;

          (e) reimbursement obligations of the Company pursuant to letters of credit expressly permitted by Section 7.2(d);

          (f) unsecured guarantee obligations of Holdings and any Subsidiary of the Company in respect of (i) the Capital Lease Financing Facility or (ii) Section 7.2(o) Indebtedness;

          (g) unsecured guarantee obligations of the Company in respect of Section 7.2(p) Indebtedness;

          (h) guarantees made by the Company of obligations (other than Indebtedness) of any "shell" acquisition Subsidiary which becomes a Subsidiary Guarantor (or whose successor is or becomes a Subsidiary Guarantor) upon consummation of the acquisition with respect to which such acquisition Subsidiary was created; and

          (i) guarantees made by the Company of obligations of any Foreign Subsidiary, to the extent expressly permitted by Section 7.10(g).

     7.5 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, except:

          (a) (i) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more Subsidiary Guarantors (or Persons that become Subsidiary Guarantors concurrently with the consummation of such transaction), provided that the Subsidiary Guarantor or Subsidiary Guarantors shall be the continuing or surviving corporation, (ii) any Foreign Subsidiary of the Company may be merged or consolidated with or into any other Foreign Subsidiary of the Company, provided that, (x) if one or both of the parties to such merger or consolidation is a Subsidiary Borrower, a Subsidiary Borrower shall be the continuing or surviving corporation and (y) if both of the parties to such merger or consolidation is a

     Subsidiary Borrower, each Fronting Lender that has agreed to lend Fronted Loans to the non-surviving Subsidiary Borrower shall have approved such transaction and (iii) any acquisition of a Person permitted by Section 7.10 may be structured as a merger or consolidation so long as, if the acquiring Person is a Loan Party, such Loan Party shall be the continuing or surviving corporation;

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any Subsidiary Guarantor;

          (c) Essex Holdings may be merged with and into the Company (the "Holdings/Company Merger"), provided that (i) the Company shall be the surviving corporation, (ii) no violation of or default under any material Requirement of Law or material Contractual Obligation applicable to Holdings, the Company or any of its Subsidiaries shall occur as a result thereof, and (iii) within three Business Days after the consummation of the Holdings/Company Merger, the Administrative Agent shall have received (with, where applicable, sufficient copies for each Lender) (A) the Holdings Security Agreement and the Holdings Pledge Agreement (together with an appropriate undated stock power), in each case executed and delivered by a duly authorized officer of a holding company parent ("New Holdings") of the Company created simultaneously with the consummation of the Holdings/Company Merger, (B) an assumption agreement in form and substance satisfactory to the Administrative Agent pursuant to which New Holdings shall become a party to this Agreement, (C) from New Holdings, all certificates and documents of the type delivered by Holdings on the Effective Date and described in Section 5.1 of the Existing Credit Agreement and (D) the unqualified executed legal opinion of Cravath, Swaine & Moore relating to the matters described in the preceding clauses (A) and
     (B), which opinion shall be in form and substance satisfactory to the Administrative Agent; and

          (d) pursuant to any sale of assets expressly permitted by
     Section 7.6.

     7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

          (a) the sale or other disposition of any assets which have become obsolete, outdated or surplus to the business of the Company or any of its Subsidiaries, or have no remaining useful life, in each case as reasonably determined in good faith by the Board of Directors or the senior management of the Company or such Subsidiary, as the case may be, in an aggregate amount not to exceed $5,000,000 in any fiscal year of the Company;

          (b) the sale of assets in connection with sale-leaseback transactions expressly permitted by Section 7.7(b);

          (c) the sale of inventory in the ordinary course of business;

          (d) as expressly permitted by Section 7.5(b);

          (e) in connection with the Capital Lease Financing Facility or the Permitted Receivables Facility; and

          (f) other sales or dispositions of assets by the Company or any of its Subsidiaries; provided that (i) at the time of such sale or disposition, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) each such asset is sold or disposed of at fair market value and (iii) the aggregate fair market value of all assets so sold or disposed of by the Company and its Subsidiaries (excluding assets constituting all or any portion of any Specified Property) shall not exceed $40,000,000 in any fiscal year of the Company and shall not exceed $80,000,000 during the term of this Agreement after the Amendment and Restatement Effective Date.

     7.7 Limitation on Capital Lease Obligations. Create or suffer to exist any Capital Lease Obligations, except:

          (a) Capital Lease Obligations of the Company and its
     Subsidiaries in existence on the Amendment and Restatement
     Effective Date and listed on Schedule 7.7(a) and any renewal, extension or refinancing thereof;

          (b) subject to Section 7.3(g)(ii), Capital Lease Obligations incurred by the Company or any of its Subsidiaries in connection with sale-leaseback transactions; provided that

               (i) immediately prior to giving effect to such lease, the property or asset subject to such lease was sold by the Company or any Subsidiary to the lessor under such lease for at least its fair market value; and

               (ii) no Default or Event of Default would occur as a result of such sale and subsequent lease;

          (c) Capital Lease Obligations other than those expressly permitted by paragraph (a) or (b) above, incurred by the Company or any of its Subsidiaries to finance the acquisition of equipment; provided that the aggregate outstanding amount of all Capital Lease Obligations which would appear on a consolidated balance sheet of the Company and its consolidated Subsidiaries in accordance with GAAP, when added to the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 7.2(f), shall not at any time exceed the sum of $25,000,000 and an amount equal to 10% of the Consolidated Net Worth of Holdings at such time; and

          (d) in connection with the Capital Lease Financing Facility.

     7.8 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in Capital Stock of Holdings) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Holdings or the Company or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Company or any Subsidiary, except that:

          (a) the Company may pay cash dividends to Holdings to pay any taxes or expenses required to be paid by Holdings in the ordinary course of business;

          (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may pay cash dividends to Holdings (i) to the extent necessary to enable Holdings to repurchase shares of its Capital Stock or options to purchase such Capital Stock, or to pay dividends on its Capital Stock, in each case in accordance with Section 7.8(f); (ii) to the extent necessary to enable Holdings to pay any annual management fee expressly permitted by Section 7.12; or (iii) constituting payments required to be made by the Company to Holdings pursuant to the Tax Sharing Agreement; provided that Holdings shall pay each obligation in respect of which a dividend is made pursuant to this clause (b) no later than five Business Days after the date on which such dividend is made;

          (c) THIS PARAGRAPH INTENTIONALLY OMITTED;

          (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings may repurchase common stock of Holdings owned by former or existing employees of the Company, provided that, such repurchases are funded entirely with the proceeds of sales of newly issued common stock of Holdings to employees;

          (e) THIS PARAGRAPH INTENTIONALLY OMITTED; and

          (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings may repurchase shares of its Capital Stock or options to purchase such Capital Stock, and may declare and pay cash dividends on its Capital Stock, provided, that the aggregate amount expended by Holdings in connection therewith shall not exceed, during the term of this Agreement after the Amendment and Restatement Effective Date, the sum of $100,000,000 plus 50% of cumulative Consolidated Net Income of Holdings (determined for the period from March 31, 1998 through the end of the most recent fiscal quarter of Holdings for which the relevant financial information is available).

     7.9 Limitation on Negative Pledge Clauses. Enter into any agreement, other than (a) in connection with purchase money Liens, the Capital Lease Financing Facility, the Permitted Receivables Facility or Capital Lease Obligations expressly permitted by this Agreement (in which cases, any restriction referred to below shall only be effective against the assets financed thereby), (b) in connection with secured
Section 7.2(n) Indebtedness or secured Section 7.2(p) Indebtedness (in which case, any restriction referred to below shall only be effective against the assets securing such Indebtedness), (c) the Senior Note Indenture, and (d) any Section 7.2(o) Indebtedness (in which case, the terms of such restrictions shall be no less favorable to the interests of the Administrative Agent and the Lenders than those contained in the Senior Note Indenture), with any Person other than the Lenders pursuant hereto which in any way limits or imposes any condition on the ability of Holdings, the Company or any of its Subsidiaries to create, incur, assume or suffer to exist a perfected, first priority security interest upon any of its property, assets or revenues, whether now owned or hereafter acquired, securing the Obligations, any guarantee of the Obligations or any other obligations of any Loan Party under any Loan Document or any Indebtedness refinancing any of the foregoing.

     7.10 Limitation on Capital Expenditures, Investments, Loans and Advances. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures or make or commit to make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make or commit to make any other investment in, any Person, except:

          (a) extensions of trade credit by the Company or any of its Subsidiaries in the ordinary course of business;

          (b) investments by the Company or any of its Subsidiaries in Cash Equivalents;

          (c) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business consistent with the historical practices of the Company and its Subsidiaries as of the Amendment and Restatement Effective Date, in an aggregate amount for the Company and its Subsidiaries not to exceed $2,000,000 at any one time outstanding;

          (d) investments by the Company in any Subsidiary Guarantor and investments by Holdings or any Subsidiary of the Company in the Company or in any Subsidiary Guarantor;

          (e) (i) loans made by the Company to any Joint Venture ("Joint Venture Loans"), provided that (x) the aggregate principal amount thereof shall not exceed $25,000,000 at any one time outstanding,
     (y) all Indebtedness of Joint Venture resulting therefrom shall be evidenced by an Intercompany Note, and (z) such Intercompany Note shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Company Pledge Agreement and (ii) guarantees expressly permitted by Section 7.4(c); provided that the aggregate principal amount of Joint Venture Loans, when added to the aggregate amount of guarantees referred to in clause (ii) above, shall not exceed $35,000,000 at any time outstanding;

          (f) promissory notes issued to the Company or any of its Subsidiaries by the purchasers of assets sold in accordance with
     Section 7.6(f);

          (g) (i) Capital Expenditures of the Company and its Subsidiaries made in the ordinary course of business and (ii) Investment Expenditures of the Company and its Subsidiaries not otherwise permitted by this Section 7.10; provided that (w) the aggregate amount of such Capital Expenditures made during any fiscal year of Holdings shall not exceed the sum of (I) $65,000,000 (the "Basket Expenditure Amount") and (II) the aggregate amount of all unutilized Basket Expenditure Amounts in respect of each preceding fiscal year (including, without limitation, the unutilized Basket Expenditure Amount under the Existing Credit Agreement in respect of fiscal year 1997, which amount is equal to $33,275,000), (x) notwithstanding anything to the contrary in clause (w) above, the aggregate amount of such Capital Expenditures made during any fiscal year of Holdings shall not exceed the EBITDA Basket Amount for such fiscal year (provided that this clause (x) shall not be applicable in any fiscal year for which the aggregate amount of such Capital Expenditures is less than $30,000,000), (y) after giving effect to any such Investment Expenditure, the aggregate amount of Investment Expenditures during the period from the first day of the fiscal year in which such Investment Expenditure is made to and including the date such Investment Expenditure is made (the "Investment Date") shall not exceed the Maximum Investment Amount in effect on the Investment Date, and (z) in no event shall the aggregate amount of such Capital Expenditures and Investment Expenditures (excluding up to $5,000,000 of Investment Expenditures constituting capital contributions to any Joint Venture) which either (1) constitute capital contributions or other investments in any Person which is not a Subsidiary Guarantor (including, in any event, the amount of any Guarantee Obligation incurred pursuant to Section 7.4(i)) or (2) are otherwise made to acquire assets which do not constitute Collateral exceed $25,000,000 in any fiscal year and $40,000,000 during the term of this Agreement after the Amendment and Restatement Effective Date; and

          (h) (i) Capital Expenditures of the Company and its Subsidiaries made in the ordinary course of business and (ii) Investment Expenditures of the Company and its Subsidiaries not otherwise permitted by this Section 7.10, in each case made with the proceeds of any Holdings Common Equity Offering; provided, that
     (x) the aggregate amount of such Capital Expenditures and Investment Expenditures shall not exceed $100,000,000 during the term of this Agreement after the Amendment and Restatement Effective Date, (y) in no event shall the aggregate amount of such Capital Expenditures and Investment Expenditures which either (1) constitute capital contributions or other investments in any Person which is not a Subsidiary Guarantor or (2) are otherwise made to acquire assets which do not constitute Collateral exceed $50,000,000 during the term of this Agreement after the Amendment and Restatement Effective Date and (z) on the date on which any Investment Expenditure is made pursuant to this Section 7.10(h), the Company shall deliver to the Administrative Agent a certificate of a Responsible Officer of each of Holdings and the Company demonstrating that, on a pro forma basis determined as if such expenditure had been made on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter, Holdings and its consolidated Subsidiaries would have been in compliance with Section 7.1 as of the last day of such fiscal quarter.

Notwithstanding anything to the contrary contained herein, in no event shall the aggregate amount of any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or any other investment in, SX Mauritius Holding, Inc. or any of its Subsidiaries exceed $10,000,000.

     7.11 Limitation on Optional Payments and Modifications of Certain Agreements. (a) Optionally prepay, retire, redeem, purchase, defease or exchange, or make any optional deposit or segregation of funds in respect of, any principal of or interest or dividends on or other amounts payable in respect of the Senior Notes, any Section 7.2(n) Indebtedness or any Section 7.2(o) Indebtedness (other than (i) the refinancing, in whole or in part, of the Senior Notes with all the proceeds of the Permitted Receivables Facility and with proceeds of Revolving Credit Loans; (ii) the prepayment of Section 7.2(n) Indebtedness or Section 7.2(o) Indebtedness pursuant to scheduled amortization payments; or (iii) the prepayment, refinancing or redemption, in whole or in part, of Section 7.2(o) Indebtedness with the proceeds of a Holdings Common Equity Offering), or

     (b) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the Senior Notes, the Capital Lease Financing Facility or the Permitted Receivables Facility (other than any such amendment, modification or change which (i) would extend the maturity date thereof or reduce the amount of any principal payments in respect thereof, (ii) would reduce the rate or extend the date for payment of interest thereon or (iii) is of a technical or clarifying nature and does not affect the interests of the Administrative Agent or any Lender under any Loan Document.

     7.12 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than any such transaction (a) between a Subsidiary Guarantor and the Company or any other Subsidiary Guarantor which is otherwise permitted by this Agreement or (b) entered into by Holdings, the Company or any of its Subsidiaries which is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of Holdings', the Company's or such Subsidiary's business, and (iii) upon fair and reasonable terms no less favorable to Holdings, the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, that, (x) transactions between the Receivables Subsidiary and the Company and its other Subsidiaries pursuant to the Permitted Receivables Facility shall be permitted, (y) each of Holdings, the Company and its Subsidiaries may enter into employment arrangements with its officers in the ordinary course of business consistent with its historical practices as of the Effective Date and (z) so long as no Default or Event of Default shall have occurred and be continuing, (1) Holdings and the Company may pay to BP Co. or any of its Affiliates an annual management and advisory fee with respect to any fiscal year not to exceed $1,000,000 in the aggregate and may reimburse BP Co. or any of its Affiliates for any reasonable out of pocket expenses (with respect to services associated with or incurred on behalf of the Company), (2) the Company may make payments to Holdings required to be made pursuant to the Tax Sharing Agreement, (3) Holdings may repurchase shares of its common stock or options to purchase such common stock, (4) Holdings may sell shares of, or rights to purchase shares of, its common stock to any of its Affiliates, provided, that any such sale to an operating company "controlled" (as defined in the definition of "Control Affiliate") by Bessemer Holdings, L.P., Bessemer Capital Partners, L.P. or any partnership or similar entity under common "control" (as defined in the definition of "Control Affiliate") with Bessemer Holdings, L.P. shall be on an arm's-length basis and (5) Holdings may exchange, in whole or in part, any Preferred Stock held by an Affiliate of Holdings for preferred stock of Holdings having terms no more onerous than those governing the Preferred Stock and may execute and deliver, and perform its obligations under, any and all agreements, instruments and documents relating to the secondary offering of the Preferred Stock or such exchange, including the registration of the Preferred Stock and any such preferred stock issued in any such exchange under the Securities Act of 1933.

     7.13 Conduct of Businesses. Engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Amendment and Restatement Effective Date and businesses reasonably related thereto.

     7.14 Fiscal Year. Permit the fiscal year of Holdings or the Company to end on a day other than December 31.

     7.15 Limitation on Activities of Holdings. In the case of Holdings,
(a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than
(i) those incidental to its ownership of the Capital Stock of the Company and (ii) those incidental to any exchange, refinancing or redemption of its Indebtedness or Preferred Stock expressly permitted by this Agreement or any Holdings Common Equity Offering; (b) incur, create, assume or suffer to exist any Indebtedness, Guarantee Obligations or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) obligations with respect to its Capital Stock, (iv) the obligation to pay any management or advisory fee expressly permitted by Section 7.12, (v) in connection with Intercompany Loans made by the Company to Holdings in accordance with Section 7.2(b), (vi) in connection with the matters described in clause (a)(ii) above and (vii) pursuant to any guarantee entered into pursuant to Section 7.4(f); or (c) own, lease, manage or otherwise operate any properties or assets (including cash and cash equivalents) other than the ownership of (i) shares of Capital Stock of the Company and (ii) additional assets having an aggregate value not to exceed $1,000,000.


          SECTION 8. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

          (a) Any Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by the Company or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.7(a) or 7 of this Agreement, Section 5(f), 5(g), 5(h), 5(i) or 5(n) of the Holdings Security Agreement, Section 5(f), 5(g), 5(h), 5(i) or 5(n) of the Company Security Agreement, Section 5(f), 5(g), 5(h), 5(i) or 5(n) of the Subsidiary Security Agreement, Paragraph 5(a) or 5(b) of the Holdings Pledge Agreement, Paragraph 5(a) or 5(b) of the Company Pledge Agreement, Paragraph 5(a) or 5(b) of the Subsidiary Pledge Agreement or Paragraph 11 of the Subsidiary Guarantee (to the extent such Paragraph 11 incorporates by reference the covenants contained in Section 6.7(a) or 7 of this Agreement) or (ii) an Event of Default (as defined in any Mortgage) shall have occurred; or

          (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of
     (i) the date on which a senior officer of Holdings or the Company first knew of such default or (ii) the date on which written notice thereof shall have been given to the Company by the Administrative Agent or the Required Lenders; or

          (e) (i) Holdings, the Company or any of its Subsidiaries shall
     (x) default in any payment when due of principal of or interest on any Indebtedness (including, without limitation, any Indebtedness constituting a Guarantee Obligation, but excluding the Loans); or
     (y) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit one or more holders or beneficiaries of such Indebtedness (or a trustee or agent on its or their behalf) to cause, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, however, that a default, event or condition described in subclause (x) or (y) of this clause (i) shall not constitute an Event of Default under this Agreement unless, at the time of such default, defaults, events or conditions of the type described in subclauses (x) and (y) of this clause (i) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or (ii) any event shall occur or condition exist that either (x) permits a notice of termination, a notice of winddown or any comparable notice to be given under the Permitted Receivables Facility or (y) results in an automatic termination, winddown or comparable event with respect to the Permitted Receivables Facility; or

          (f) (i) Holdings, the Company or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Holdings, the Company or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Company or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Company or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Company or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Company or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the judgment of the Required Lenders, have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against Holdings, the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not disputed coverage) of $5,000,000 or more and (i) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (i) Any Security Document shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby, or the Subsidiary Guarantee or the guarantee contained in Section 10 shall cease for any reason to be in full force and effect or any Loan Party shall so assert in writing; or

          (j) (i) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission), other than any Person or group consisting solely of one or more members of the Bessemer Group and directors, officers or employees (or former directors, officers or employees) of Holdings or any of its Subsidiaries, shall, directly or indirectly, have the power to vote or direct the voting of securities representing more than 35% of the ordinary voting power for the election of directors of Holdings; (ii) any Person or group, other than any Person or group consisting solely of members of the Bessemer Group and directors, officers or employees (or former directors, officers or employees) of Holdings or any of its

     Subsidiaries, shall have acquired, by contract or otherwise, the power to exercise directly or indirectly a controlling influence over the management or policies of Holdings; (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Company free and clear of all Liens (except Liens created by the Holdings Pledge Agreement); (iv) the Company shall issue any Capital Stock (or any security convertible into any of its Capital Stock) that is not pledged to the Administrative Agent for the benefit of the Lenders; or (v) at any time that any Senior Notes are outstanding, a "Change of Control" (as defined in the Senior Note Indenture) shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, (B) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Subsidiary Borrower, automatically the Fronted Loans made to such Subsidiary Borrower (with accrued interest thereon) and all other amounts owing under this Agreement by such Subsidiary Borrower shall immediately become due and payable and (C) if such event is an Event of Default not described in clause (A) above, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

     With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Company. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Company shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company.

     Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 9. THE ADMINISTRATIVE AGENT

     9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company or any other Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any other Loan Party.

     9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (except as otherwise expressly provided in Section 11.1) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (except as otherwise expressly provided in Section 11.1), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (except as otherwise expressly provided in Section 11.1); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the

Company and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Revolving Credit Commitments or, if the Revolving Credit Commitments have terminated, ratably according to the respective amounts of their Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated hereby or thereby or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     9.10 Co-Lead Agent and Co-Agents. Neither the Co-Lead Agent nor any Co-Agent in its capacity as such shall have any rights, duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Co-Lead Agent or any Co-Agent in its capacity as such.

          SECTION 10. GUARANTEE

     10.1 Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, each Parent Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and each Parent Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 10. The guarantee contained in this Section 10, subject to Section 10.5, shall remain in full force and effect until the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit are outstanding, notwithstanding that from time to time prior thereto any Borrower may be free from any Obligations.

     Each Parent Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 10 for such purpose. No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of either Parent Guarantor under this Section 10 which, notwithstanding any such payment or payments, shall remain liable for the Obligations until, subject to Section 10.5, the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit are outstanding.

     10.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 10, each Parent Guarantor hereby irrevocably waives all rights which may have arisen in connection with the guarantee contained in this Section 10 to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against any Borrower or against the Administrative Agent or any Lender for the payment of the Obligations, until the Obligations have been paid in full and the Revolving Credit Commitments have been terminated. Each Parent Guarantor hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against any Borrower or any other Person which may have arisen in connection with the guarantee contained in this Section 10, until the Obligations have been paid in full and the Revolving Credit Commitments have been terminated. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of any Borrower to either Parent Guarantor on account of any of the rights waived in this Section 10.2, such amount shall be held by such Parent Guarantor in trust, segregated from other funds of such Parent Guarantor, and shall, forthwith upon receipt by such Parent Guarantor, be turned over to the Administrative Agent in the exact form received by such Parent Guarantor (duly indorsed by such Parent Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section
10.2 shall survive the term of the guarantee contained in this Section 10 and the payment in full of the Obligations and the termination of the Revolving Credit Commitments.

     10.3 Amendments, etc. with respect to the Obligations. Each Parent Guarantor shall remain obligated under this Section 10 notwithstanding that, without any reservation of rights against either Parent Guarantor, and without notice to or further assent by either Parent Guarantor, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this

Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

     10.4 Guarantee Absolute and Unconditional. Each Parent Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this
Section 10 or acceptance of the guarantee contained in this Section 10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between the Borrowers or the Parent Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Each Parent Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or either Parent Guarantor with respect to the Obligations. The guarantee contained in this Section 10 shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or either Parent Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of either Parent Guarantor under the guarantee contained in this Section 10, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 10 against either Parent Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve either Parent Guarantor of any liability under this Section 10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against either Parent Guarantor.

     10.5 Reinstatement. The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

     10.6 Payments. Each Parent Guarantor hereby agrees that any payments in respect of the Obligations pursuant to this Section 10 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 11.2.

          SECTION 11. MISCELLANEOUS

     11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Company or the other Loan Parties hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, that no such waiver and no such amendment, supplement or modification shall directly (a) (i) release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantee (except, in each case, in connection with any sale or other disposition of assets expressly permitted by Section 7.6) or (ii) amend, modify or waive any provision of Section 8(j) without the written consent of the Supermajority Lenders; (b) forgive the principal amount or extend the final stated maturity of any Loan, or reduce the stated rate of interest on any Loan or extend the scheduled time of payment of interest thereon, or reduce any fee or letter of credit commission payable to any Lender hereunder, or release any Borrower from its obligation to repay any of the amounts described in this clause (b), or increase the amount of any Lender's Revolving Credit Commitment, in each case without the written consent of each Lender directly affected thereby; (c) so long as the covenants contained in Section 7.1(a) or 7.1(b) are incorporated by reference in the Capital Lease Financing Facility, amend, modify or waive any provision of Section 7.1(a) or 7.1(b), as the case may be, without the written consent of the Specified Required Lenders; (d) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, Specified Required Lenders or Supermajority Lenders, or consent to the assignment or transfer by Holdings or the Company of any of its rights and obligations under this Agreement and the other Loan Documents (except, in the case of Holdings, as expressly contemplated by Section 7.5(c)), in each case without the written consent of all the Lenders; (e) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; (f) amend, modify or waive any provision of
Section 9 without the written consent of the then Administrative Agent; or (g) amend, modify or waive any provision of Section 2A or any other provision of this Agreement relating to Fronted Loans without the written consent of each Fronting Lender directly affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of Holdings, the Company and the Administrative Agent, as set forth in the relevant Fronting Lender Addendum in the case of Fronting Lenders, as set forth in the relevant Borrowing Subsidiary Agreement in the case of Subsidiary Borrowers, and as set forth in the administrative questionnaire delivered to the Administrative Agent on or prior to the Effective Date in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the
Loans:

     Holdings:              Essex International Inc.
                            1601 Wall Street
                            Fort Wayne, Indiana 46802
                            Attention:  David A. Owen
                            Telecopy:  219-461-4762

         with copies to:    Essex Group, Inc. (at the address set forth below)

         and                Cravath, Swaine & Moore
                            Worldwide Plaza
                            825 Eighth Avenue
                            New York, New York  10019
                            Attention:  Richard Hall, Esq.
                            Telecopy:  212-474-3700

     The Company:           Essex Group, Inc.
                            1601 Wall Street
                            Fort Wayne, Indiana 46802
                            Attention:  David A. Owen
                            Telecopy:  219-461-4762

         with copies to:    Essex International Inc. (at
                            the address set forth above)

         and                Cravath, Swaine & Moore (at
                            the address set forth above)

     The Administrative
     Agent:                 The Chase Manhattan Bank
                            c/o Chase Securities Inc.
                            10 South LaSalle Street
                            Chicago, Illinois 60603
                            Attention:  Jonathan E. Twichell
                            Telecopy:  312-807-4550

         with copies to:    The Chase Manhattan Bank
                            c/o Loan and Agency Services Group
                            One Chase Manhattan Plaza, 8th Floor
                            New York, New York 10081
                            Attention:  Andrew Stasiw
                            Telecopy:  212-552-5662

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.2A, 2.3, 2.6, 2.7, 2.9, 2.11 or 3.2 shall not be effective until received.

     11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, under the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

     11.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses and internally allocated charges and reasonable fees incurred in connection with the development, preparation and execution of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, the consummation and administration of the transactions contemplated hereby and thereby and the syndication of the credit facilities contained herein, including, without limitation, the reasonable fees, charges and disbursements of counsel (including any local or special counsel) to the Administrative Agent and of any professionals or consultants acting on behalf of the Administrative Agent in connection with any audit or other review of the business, assets or financial condition of the Loan Parties (including any examination of Collateral), (b) to pay or reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with any amendment, supplement or other modification to this Agreement, any other Loan Documents or any other documents prepared in connection herewith or therewith, including, without limitation, reasonable fees, charges and disbursements of counsel to the Administrative Agent, (c) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Letters of Credit, and any other documents prepared in connection herewith or therewith, including, without limitation, reasonable fees, charges and disbursements of counsel to the Administrative Agent and to each Lender (including the reasonable allocated costs of in-house counsel for any Lender), (d) to pay, indemnify each Lender and the Administrative Agent against, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, and (e) to pay, and indemnify and hold harmless each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, charges and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees, charges and disbursements of counsel to such indemnitee) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, or the use of the proceeds of the Loans or the loans made pursuant to the Existing Credit Agreement, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnitee is a party thereto or whether any such claim, litigation, investigation or proceeding is brought by the Company or by any other Person, and to reimburse each indemnitee upon demand for any legal or other reasonable expenses incurred in connection with investigating or defending any of the foregoing (all the foregoing, collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

     11.6 Successors and Assigns; Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Company, the Subsidiary Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans, and their respective successors and assigns, except that neither Holdings nor the Company may assign or transfer any of its rights or obligations under this Agreement (except, in the case of Holdings, as expressly contemplated by Section 7.5(c)) without the prior written consent of each Lender.

     (b) Each Lender may, with the prior consent of the Company, the Issuing Lender and the Administrative Agent (such consent not to be unreasonably withheld but in the case of the Company it shall be deemed reasonable for the Company to withhold its consent if as a result of any assignment (x) the total number of Lenders would be greater than 20 or (y) the Company would be required to pay any additional amounts pursuant to Section 2.15 or 2.16), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided, however, that (i) in the case of each assignment of a Revolving Credit Commitment, except in the case of an assignment of all of a Lender's Revolving Credit Commitment, (x) the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or such lesser amount as the Company may consent to and (y) after giving effect to each such assignment, the amount of the Revolving Credit Commitment of the assigning Lender shall in no event be less than $5,000,000, and
(ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance and pay to the Administrative Agent a processing and recordation fee of $4,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and
(y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Upon the effectiveness of any Assignment and Acceptance, Schedule 1.1A shall be deemed amended to reflect the identities and Revolving Credit Commitments of the Lenders after giving effect thereto.

     (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Loan Party or the performance or observance by the Company or any other Loan Party of any of its obligations under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, on behalf of the Company, shall maintain at the address of the Administrative Agent referred to in
Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance accepted by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

     (f) Each Lender may sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to
it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment to the Company hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) for purposes of Section 2.16, such Lender shall continue to be treated as if it had not sold any such participation, such that no Participant shall have any right to any indemnity or additional payment under such Section, and such Lender shall be entitled to receive additional payments pursuant to such Section calculated on the assumption that it had not sold any such participation, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, in each case to the extent subject to such participation, or postpone the date of the final maturity of, or any date fixed for any payment of interest on, the Loans, in each case to the extent subject to such participation.

     (g) Each Borrower authorizes each Lender to disclose to any Participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of any Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Borrower in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement; provided, that, unless the Administrative Agent and the Company shall otherwise agree, prior to any such disclosure such Transferee shall have executed a Confidentiality Letter in the form of Exhibit L.

     (h) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Company hereby agrees that, upon request of any Lender at any time and from time to time, the Company shall provide to such Lender, at the Company's own expense, a promissory note, in form and substance reasonably satisfactory to the Company, evidencing the Loans so pledged or assigned Lender.

     (i) If, after the date that any Lender becomes a Lender, the long-term certificate of deposit rating of such Lender shall be downgraded by both Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") (or, in the case of any Lender which is not so rated by both S&P and Moody's on the date on which it becomes a Lender, by Thompson's BankWatch and, if applicable, S&P or Moody's), and as a result of such downgrade such Lender shall be rated below BBB- by S&P and below Baa3 by Moody's, or the equivalent (or, in the case of any Lender which is not so rated by both S&P and Moody's on the date on which it becomes a Lender, below C by Thompson's BankWatch and, if applicable, below BBB- by S&P or below Baa3 by Moody's, or the equivalent), then the Issuing Lender shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request that the Company use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 11.6(b)), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.6(b)) all its interests, rights and obligations hereunder to such assignee; provided, that (i) no such assignment shall conflict with any Requirement of Law of any Governmental

Authority and (ii) the Issuing Lender or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment of the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     11.7 Adjustments; Setoff.

     (a) Except to the extent that this Agreement provides for payments to be allocated to Revolving Credit Loans, Competitive Loans or Fronted Loans, as the case may be, if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any category of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender shall have the right, without prior notice to Holdings or any Borrower, any such notice being expressly waived by Holdings and each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or any Borrower. Each Lender agrees promptly to notify Holdings, the Company and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

     11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

     11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.10 Releases. Each Lender hereby authorizes the Administrative Agent to execute such releases and termination statements as may be reasonably requested by the Company in connection with the incurrence of any Lien expressly permitted by Section 7.3 (as said Section may be amended from time to time in accordance with Section 11.1), including, without limitation, releases of accounts receivable sold by the Company or any of its Subsidiaries pursuant to the Permitted Receivables Facility.

     11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     11.12 Submission To Jurisdiction; Waivers. Each of Holdings and each Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected (i) in the case of Holdings and the Company, by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Company, as the case may be, at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto or
     (ii) in the case of each Subsidiary Borrower, by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to either (x) its address referred to in Section 11.2 or (y) an agent for service of process acceptable to the Administrative Agent and appointed at the Company's expense concurrently with such Subsidiary becoming a Subsidiary Borrower;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

     11.13 Acknowledgements. Each of Holdings and each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan
     Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship to Holdings or any Borrower, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrowers, on the other hand, is solely that of creditor and debtor; and

          (c) no joint venture exists among the Lenders or among Holdings, the Borrowers and the Lenders.

     11.14 WAIVERS OF JURY TRIAL. HOLDINGS, EACH BORROWER, THE
ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

     11.15 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the prior consent of the Company, other than (a) to the Administrative Agent's or such Lender's affiliates and their officers, directors, employees, agents and advisors, (b) to actual or prospective assignees and participants, and then only on a confidential basis as contemplated in Section 11.6(g) and upon the prior delivery of the confidentiality letter contemplated therein, (c) as required by any law, rule or regulation or judicial process and (d) as requested or required by any state, federal or foreign authority or examiner regulating or having jurisdiction over the Administrative Agent or any Lender.

     11.16 New Lenders; Commitment Increases. (a) With the consent of the Company and the Administrative Agent (which, in the case of the Administrative Agent, shall not be unreasonably withheld), (i) one or more additional banks or other financial institutions may become a party to this Agreement by executing a supplement hereto, in form and substance satisfactory to such bank or other financial institution, the Company and the Administrative Agent, whereupon such bank or other financial institution (herein called a "New Lender") shall become a Lender for all purposes hereof and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1A hereto shall be deemed to be amended to add the name, address and Revolving Credit Commitment of such New Lender and
(ii) any Lender may increase the amount of its Revolving Credit Commitment by executing a supplement hereto, in form and substance satisfactory to such Lender, the Company and the Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased, and Schedule 1.1A hereto shall be deemed to be amended to reflect such increase in the Revolving Credit Commitment of such Lender. In no event may the aggregate Revolving Credit Commitments be increased above $400,000,000 pursuant to any supplement described in this Section 11.16(a).

     (b) If on the date upon which a bank or other financial institution becomes a New Lender or upon which a Lender's Revolving Credit Commitment is changed pursuant to Section 11.16(a), any Revolving Credit Loans are then outstanding, the Company shall borrow Revolving Credit Loans from such Lender in an amount such that, after giving effect thereto, the quotient of (x) the Revolving Credit Loans of such Lender of each Type (and, in the case of Eurodollar Revolving Credit Loans, of each Eurodollar Tranche) and (y) such Lender's Revolving Credit Commitment is equal to the comparable quotient of each other Lender. Any Eurodollar Revolving Credit Loans borrowed pursuant to the preceding sentence shall bear interest at a rate equal to the respective interest rates then applicable to the Eurodollar Revolving Credit Loans of the other Lenders in the same Eurodollar Tranche or such other rate as may be agreed upon by the Company and such Lender.

     11.17 Judgment Currency. (a) The obligations of each Borrower hereunder and under the other Loan Documents to make payments in a specified currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each relevant Borrower agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation
Currency.


     11.18 INTEGRATION. THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT OF HOLDINGS, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF, WHICH AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN OR AMONG ANY OF THE PARTIES HERETO, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMINISTRATIVE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS.

                                  * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                              ESSEX INTERNATIONAL INC.


                              By:  /s/ David A. Owen
                                   -----------------------
                                   Name:  David A. Owen
                                   Title: Executive Vice President,
                                          Treasurer & CFO


                              ESSEX GROUP, INC.


                              By:  /s/ David A. Owen
                                   ------------------------
                                   Name:  David A. Owen
                                   Title: Executive Vice President & CFO


                              THE CHASE MANHATTAN BANK, as
                              Administrative Agent


                              By:  /s/ Lawrence Palumbo, Jr.
                                   --------------------------
                                   Name:  Lawrence Palumbo, Jr.
                                   Title: Vice President

                                                           Schedule 1.1A




Lender                                   Revolving Credit
                                            Commitment

Bank of America National Trust and
Savings Association                          30,000,000

Bank of Montreal                             10,000,000

Credit Agricole                              10,000,000

Comerica Bank                                30,000,000

First Chicago NBD Bank                       30,000,000

Fort Wayne National Bank                     16,500,000

Key Bank                                     10,000,000

Mellon Bank, N.A.                            22,000,000

National City Bank                           16,500,000

NationsBank, N.A.                            30,000,000

Norwest Bank Indiana, National Association   12,000,000

SunTrust Bank                                16,500,000

The Bank of New York                         30,000,000

The Bank of Nova Scotia                      30,000,000

The Chase Manhattan Bank                     30,000,000

The Long-Term Credit Bank of
Japan, Limited, New York Branch              30,000,000

US Bank, N.A.                                16,500,000

                                                              Schedule 1.1B



                            Mortgaged Properties


                                          Valuation Research
                                        Appraised Value (1992)


1601 Wall Street                            $ 10,930,000
Fort Wayne, IN
Allen County

U.S. Highway 30 W.                          $ 10,510,000
Columbia City, IN
Whitley County

West Pearl Street                           $  1,130,000
Jonesboro, IN
Grant County

Decker Road                                 $  3,500,000
Vincennes, IN
Knox County

Franklin, IN                                $  4,500,000
Johnson County

800 W. Mitchell St.                         $  1,780,000
Kendallville, IN
Noble County

2816 N. Main St.                            $  2,580,000
Rockford, IL
Winnebago County

301 E. 23rd St.                             $    810,000
Marion, IN
Grant County

Rt. 29 and Bear Creek Rd.                   $  2,250,000
Pana, IL
Christian County

E. Union & US 52                            $  2,700,000
Lafayette, IN
Tippecanoe County

190 E. Polk St.                             $  3,130,000
Orleans, IN
Morgan County

803 York Road                               $  3,850,000
Chester, SC
Chester County

Rt. 4 North                                 $  5,460,000
Hoisington, KS
Barton County

University & East St.                       $  6,020,000
Pauline, KS
Shawnee County

1074 and 1075 Patt Street                   $  4,790,000
Anaheim, CA
Orange County

108 Elm                                     $  4,110,000
Tiffin, OH
Seneca County

6588 Marbut Rd.                             $  3,000,000
Lithonia, GA
DeKalb County

                                                            Schedule 1.3


          European Economic and Monetary Union. (a) Definitions. In this
Schedule 1.3 and in each other provision of this Agreement in which any term listed below is used, the terms listed below have the meanings set forth below. Each reference to "this Agreement" in this Schedule 1.3 refers to the Credit Agreement to which this Schedule 1.3 is attached (including this Schedule 1.3 as incorporated therein by reference) and, to the extent applicable, each Fronting Lender Addendum.

          "commencement of the third stage of EMU" means the date of commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

          "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

          "EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

          "euro" means the single currency of participating member states of the European Union.

          "euro unit" means the currency unit of the euro.

          "national currency unit" means the unit of currency (other than a euro unit) of a participating member state.

          "participating member state" means each state so described in any EMU legislation.

          "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

          (b) Effectiveness of Provisions. The provisions of paragraphs
(c) to (j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

          (c) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within the participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each relevant party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

          (d) Fronted Loans. Any Fronted Loan in the currency of a participating member state shall be made in the euro unit.

          (e) Business Days. With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London, New York City and such principal financial center or centers in such participating member state or states as the relevant Fronting Lender may from time to time nominate for this purpose.

          (f) Payments to Fronting Lenders. In relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the relevant Fronting Lender in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center in such participating member state as such Fronting Lender may from time to time nominate for this purpose.

          (g) Payments by the Fronting Lenders Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, no Fronting Lender shall be liable to any Borrower in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by such Fronting Lender if such Fronting Lender shall have taken all relevant steps to achieve, on the date required by the Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the relevant Borrower shall have specified for such purpose. In this paragraph (g), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the relevant Fronting Lender may from time to time determine for the purpose of clearing or settling payments of the euro.

          (h) Basis of Accrual. If the basis of accrual of interest expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the relevant interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Fronted Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Fronted Loan, at the end of the then current Interest Period.

          (i) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrowers to the Fronting Lenders and the Fronting Lenders to the Borrowers under or pursuant to this Agreement:

          (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by any Fronting Lender shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit such Fronting Lender may from time to time specify; and

          (ii) except as expressly provided in this Schedule 1.3, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

     (j) Increased Costs. Each relevant Borrower shall from time to time, at the request of the relevant Fronting Lender, pay to such Fronting Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Fronting Lender or any holding company of such Fronting Lender as a result of the introduction of, changeover to or operation of the euro in any participating member state, other than any such cost or reduction or amount foregone reflected in the relevant Cost of Funds or the other provisions of this Agreement.

                                                            Schedule 4.1(b)


                             LIABILITIES, ETC.







                                   None

                                                               Schedule 4.5


                                 LEGAL BAR





                                   None

                                                         Schedule 4.8




                        OWNED AND LEASED PROPERTIES


                              ESSEX GROUP INC.
                           REAL ESTATE INVENTORY


Location                                               EGI Owned

1601 Wall Street                                       Yes
Fort Wayne, IN
Allen County

U.S. Highway 30 W.                                     Yes
Columbia City, IN
Whitley County

232 West Pearl Street                                  Yes
Jonesboro, IN
Grant County

Decker Road                                            Yes
Vincennes, IN
Knox County

Young Lane                                             Yes
Newmarket, NH
Rockingham County

Main St./Bay Rd.                                       Yes
Newmarket, NH
Rockingham County

3200 Earlywood Drive                                   Yes
Franklin, IN
Johnson County

Southeast Parkway Dr.                                  No.  Long-term
Franklin, TN                                           lease from Sycar
Williamson County                                      Assoc. at
                                                       $1,077,000/yr.
                                                       (ave.)
                                                       Exp. 12/31/08

800 W. Mitchell St.                                    Yes
Kendallville, IN
Noble County

2816 N. Main St.                                       Yes
Rockford, IL
Winnebago County

Location                                               EGI Owned

Windcrest Rd.                                          Yes
Rutland, VT
Rutland County

1904 Engineers Rd.                                     No.  Leased from
Belle Chasse, LA 70037                                 Louis D. Hausser
Plaquemines Parish                                     Investments at
                                                       $2,500/mo.
                                                       Exp. 7/31/99

1417 Murray                                            No.  Leased from
N. Kansas City, MO 64116                               Northtown Devco at
Clay County                                            $1,175/mo.
                                                       Exp. 4/30/00

39065 Webb Drive                                       No.  Leased from
Westland, MI 48185                                     Aldo Launi for
                                                       $4,400/mo. (ave.)
                                                       Exp. 7/31/99

4232 Charter Ave.                                      No.  Leased from
#100                                                   California Public
Oklahoma City, OK 73108                                Emp. Ret. System.
Oklahoma County                                        $1,551.75/mo.
                                                       Exp. 6/30/01

3 Commerce Way                                         No.  Leased from
Tewksbury, MA 01876                                    Tewksbury Assoc. at
Middlesex County                                       $3,937.50/mo.
                                                       Exp. 6/30/98

Old Mike--Filthy Lucre Lode                            Yes
Black Hills
Custer County, SD

24-Spur Drive                                          No.  Leased from
El Paso, TX                                            Lincoln National
El Paso County                                         Life at
                                                       $16,104.27/mo.
                                                       Exp. 7/31/01

Rt. 294 and Bear Creek Rd.                             Yes
Pana, IL
Christian County

E. Union & US 52                                       Yes
Lafayette, IN
Tippecanoe County

190 E. Polk St.                                         Yes
Orleans, IN
Morgan County

Location                                               EGI Owned

Attala Industrial Park                                 No.  Tract One:
Kosciusko, MS 39090                                    Leased from Attala
                                                       County at $3K/yr,
                                                       year to year,
                                                       w/nominal purchase
                                                       option.  Tract Two:
                                                       Interstate
                                                       Industries, Inc.,
                                                       formerly TAM, Inc.

Old York Road                                          Yes
Chester, SC
Chester County

Rt. 4 East                                             Yes
Hoisington, KS
Barton County

University & East St.                                  Yes
Pauline, KS
Shawnee County

1075 N. Patt Street                                    Yes
Anaheim, CA
Orange County

108 Elm                                                Yes
Tiffin, OH
Seneca County

6588 Marbut Rd.                                        Yes
Lithonia, GA
De Kalb County

950 W. 40th St.                                        Yes
Chicago, IL
Cook County

6 Lee Blvd.                                            Yes
Devault, PA

1230 Crestside Drive                                   Yes
Coppell, TX
Dallas County

4600 Holly St.                                         Yes
Denver, CO
Colorado County

Location                                               EGI Owned

23477 Cabot Blvd.                                      No.  Leased from
Hayward, CA 94545                                      Lincoln Hayward
                                                       VIII, Ltd.
                                                       Partnership at
                                                       $12,623/mo.
                                                       Exp. 9/30/99

1704 Westbelt Dr.                                      No.  Leased from
Columbus, OH                                           National Life Ins.
Franklin County                                        Co. at $9,955/mo.
                                                       Exp. 5/31/98

2444 Enterprise Drive                                  No.  Leased from
Mendota Heights, MN 55120                              the 2444 Transport
                                                       Drive Partnership
                                                       at $9,558/mo.
                                                       Exp. 7/31/98

1900 NE 181st St.                                      Yes
Portland, OR
Multnomah County

6715 53rd St.                                          Yes
Tampa, FL
Hillsborough County

4667 Somerton Road                                     No. Subleased from
Bensalem Twp., PA (Trevose)                            Metro Ind'l Park.
Bucks County                                           Expires 5/31/99

3028 - 7th Ave. So.                                    No. Leased from
Birmingham, AL                                         Jeffco
Jefferson County                                       Finance & Discount
                                                       Co. at $2,400/mo.
                                                       Expires 2/28/99

3201 Woodpark Blvd.                                    No. Subleased from
Charlotte, NC 28207                                    The Lincoln Nat'l
Mecklenburg County                                     Life Ins Co at
                                                       $10,150/mo. Expires
                                                       1/31/2001

5690 Southfield Court                                  No. Leased from AMB
Forest Park, GA                                        Ind'l Income Fund
Clayton County                                         LP. Expires 2/28/99

7001 S. 33rd St                                        No. Leased from
McAllen, TX                                            Wilson Partnership
Hidalgo County                                         at $9,500/mo.
                                                       Expires:

Location                                               EGI Owned

6850 NW 74th St                                        No. Leased from
Miami, FL                                              Marcia M. Simon at
Cade County                                            $5,430.76/mo.
                                                       Expires 9/29/98

7 Rimini Mews Unit C                                   No. Leased from A.
Mississauga, Ontario                                   Mantella & Sons
Canada L5N 4K1                                         Ltd. Expires
Not Available                                          3/31/2001

555 Brick Church Park Dr.                              No. Subleased from
Nashville, TN                                          Brick Church Bus.
Davidson County                                        Park at
                                                       $9,633.33/mo.
                                                       Expires 1/30/98

525 Wall Street                                        No. Leased from
Tiffin, OH                                             Tiffin Wall Street
Seneca                                                 Properties Ltd. at
                                                       $1,350/mo.; mo-to-
                                                       mo basis

301 E. 23rd St.                                        Yes. Via Process
Marion, IN 46853                                       Materials, Inc.
Grant County                                           Dissolution 4/10/63

4670 Shelby Drive                                      No. Leased from NY
Memphis, TN                                            Life Ins. Co. at
Shelby County                                          $9,375/mo.  Expires
                                                       8/31/02

6855 S. Kyrene Rd., Suite 104                          No.  Leased from
Tempe, AZ                                              Security Capital
                                                       Ind'l Trust at
                                                       $6,825/mo.  Expires
                                                       12/31/00

2330 Brickvale Dr.                                     No. Leased from
Elk Grove Village, IL                                  Control Sales, Inc.
                                                       at $1,000/mo.
                                                       Expires 4/30/98

310 W. 38th St.                                        No. Leased from
Houston, TX                                            Pine Jack Ltd.
                                                       Partnership.
                                                       Subleased to Pat
                                                       Johnson Mfg. Co.

Route 2, Box 173G                                      No. Leased from
Bluefield, VA                                          Sheldon-Witt Eqpt.
Tazewell County                                        Co. at $1,866.67/mo

Location                                               EGI Owned

1000 Valley Belt Rd.                                   No. Leased from
Brooklyn Hts, OH                                       Fogg Centax Co. at
Cuyahoga County                                        $7,070/mo.

84 Executive Ave.                                      No. Leased from
Edison, NJ                                             Isaac Heller at
                                                       $17,569.93/mo.

7040 Riverport Dr.                                     No. Leased from
Louisville, KY                                         Riverport Commerce
                                                       Ctr. at $27,087/mo.
                                                       Expires 9/31/02

3823 Magnolia Ave.                                     No. Leased from
Lubbock, TX                                            Crawford Austin
                                                       Mfg. Co. at
                                                       $1,450/mo (avg).
                                                       Expires 4/30/98

8830 NE Alderwood Road                                 No. Subleased from
Portland, OR                                           Riggs & Co. at
                                                       $30,847/mo. Term:
                                                       indefinitely

647 W. 3560 So.                                        No. Subleased from
Salt Lake City, UT                                     J&R Investment Co.
                                                       at $1,750/mo.
                                                       Expires 6/31/97

3112 Northington Ct.                                   No
Florence, AL
Lauderdale County

115 Roberts St.                                        No
Sikeston, MO
Scott County

One IGA Way                                            No
Cumberland, RI
Providence County

4002 W. Turney Ave.                                    No
Phoneix, AZ
Maricopa County

368 Rue Isabey                                         No
St Laurent, Quebec
Not available

95 Grand Ave.                                          Yes
Pawtucket, RI
Providence County

Location                                               EGI Owned

1620 E. Malone Ave.                                    Yes
Sikeston, MO
Scott County

4251 Helton Dr.                                        Yes
Florence, AL
Lauderdale County

6050 No. 55th Ave.                                     Yes
Glendale, AZ
Maricopa County

6200 N. Washington St.                                 No
Denver, CO

                                                            Schedule 4.9






                         PATENTS AND TRADEMARKS


                              Patent Docket


                 Patent
Country          Number         Title                            Issue Date

  US             4290929        Aqueous Solutions of                9/22/81
                                Polyesterimides and Methods
                                of Making the Same

 CAN             1116903        Fiber Option Ribbon and Cable       1/26/82
                                Made Therefrom

  US             4196032        Splice for Optical Ribbon           4/1/80
                                Having Elongated Strain
                                Relief Elements in the Ribbon
                                and Method of Splicing the
                                Same

 CAN             1104395        Splice for Optical Ribbon           7/7/81
                                Having Elongated Strain
                                Relief Elements in the Ribbon
                                and Method of Splicing the
                                Same

  US             4286010        Insulated Mica Paper and            8/25/81
                                Tapes Thereof

 CAN             1157323        Insulated Mica Paper and           11/22/83
                                Tapes Thereof

  US             4358202        Apparatus and Method for            11/9/82
                                Monitoring the Surface
                                Character

  US             4389510        Water Soluble Polymide              6/21/83
                                Prepared from 1,2,3,4 Butane
                                Tetracarboxylic Acid and
                                Method of Preparation

 CAN             1175598        Water Soluble Polymide              10/2/84
                                Prepared from 1,2,3,4 Butane
                                Tetracarboxylic Acid and
                                Method of Preparation

  US             4447472        Magnet Wire Coating Method           5/8/84
                                and Article

  US             4374221        High Solids Polyamide-Imide         2/15/83
                                Magnet Wire Enamel

                 Patent
Country          Number         Title                            Issue Date


  CAN            1193044        High Solids Polyamide-Imide          9/3/85
                                Magnet Wire Enamel

  US             4396145        Self-Locking Carton                  8/2/83

  US             4374892        Moisture Resistant Insulating       2/22/83
                                Mica Tape Comprising a
                                Monoalkoxy Titanate

 CAN             1171349        Moisture Resistant Insulating       7/24/84
                                Mica Tape Comprising a
                                Monoalkoxy Titanate

  US             4350738        Power Insertable                    9/21/82
                                Polyamide-Imide Coated Magnet
                                Wire

 CAN             1192797        Power Insertable                     9/3/85
                                Polyamide-Imide Coated Magnet
                                Wire

  US             4348460        Power Insertable                     9/7/82
                                Polyamide-Imide Coated Magnet
                                Wire

 CAN             1179216        Power Insertable                   12/11/84
                                Polyamide-Imide Coated Magnet
                                Wire

  US             4385437        Method of Power Inserting           5/31/83
                                Polyamide-Imide Coated Magnet
                                Wire

  US             4389587        Unitary Sleeving Insulation         6/21/83

  US             4350737        Power Insertable Nylon Coated       9/21/82
                                Magnet Wire

  US             4385436        Method of Power Inserting           5/31/83
                                Nylon Coated Magnet Wire

 CAN             1209765        Dielectric Films from Water         8/19/86
                                Soluble Polyimides

  US             4471161        Conductor Strand Formed of          9/11/84
                                Solid Wires and Method for
                                Making the Conductor Strand

  US             4471920        Tapered Flange Wire Spool           9/18/84

  US             4493462        Spool with Lifting Handles          1/15/85

                 Patent
Country          Number         Title                            Issue Date

  US             4563095        Method and Apparatus for            1/7/86
                                Monitoring the Surface of
                                Elongated Objects

  US             4576207        Texturized Heat Shrinkable         3/18/86
                                Tubing Having Radial and
                                Longitudinal Shrinkage Memory

  US             4661314        Method of Making Texturized        4/28/87
                                Heat Shrinkable Tubing

  US             4485978        Method and Apparatus for           12/4/84
                                Winding Strand upon Spools
                                Having Tapered End Flanges

  US             4521363        Extrusion of a Plastic              6/4/85
                                Coating about a Strand

  US             4476279        High Solids Theic Polyester        10/9/84
                                Enamels

  US             4571450        Moisture Impervious Power          2/18/86
                                Cable and Condui-System

  US             4704335        Highly Flexible Silicone           11/3/87
                                Rubber Coated Inorganic Yarn

  US             4693936        Low Coefficient of Friction        9/15/87
                                Magnet Wire Enamels

  US             4705657        Ethylene-Propylene Diene          11/10/87
                                Terpolymer Texturized Heat
                                Shrinkable Tubing

  US             4551398        Tetraalkyl Titanate Modified      11/5/85
                                Nylon Magnet Wire Insulation
                                Coating

  US             4599387        Tetraalkyl Titanate Modified       7/8/86
                                Nylon Magnet Wire Insulation
                                Coating

  US             4707209        Method of Making High Density    11/17/87
                                Moisture Resistant Mica Sheet

  US             4601952        Method of Making High Density     7/22/86
                                Moisture Resistant Mica Sheet

  US             4601931        High Density, Moisture            7/22/86
                                Resistant Mica Cylinders

  US             4575016        Continuous Ribbon Feed Method     3/11/86
                                and System

                 Patent
Country          Number         Title                            Issue Date

  US             4588344        Roll Transfer Robot               5/13/86

  US             4555070        Method and Apparatus for         11/26/85
                                Unwinding and Splicing
                                Successive Rolls

  US             4564151        Core Latch Chuck Assembly         1/14/86

  US             4586415        Assembly for Effecting            5/6/86
                                Vertical and Rotational
                                Motion

  US             4575017        Paster Rab and Method of Use     3/11/86

  US             4591084        Method and Apparatus for         5/27/86
                                Feeding and Accumulating
                                Ribbon Material

  US             4545323        Felt Applicator                  10/8/85

  US             4622241        Method and Apparatus for        11/11/86
                                Accurately Dispensing a
                                Solution

  US             4574604        Process and Apparatus for        3/11/86
                                High Speed Fabrication of
                                Copper

  US             4615195        Process and Apparatus for        10/7/86
                                High Speed Fabrication of
                                Copper

  US             4568607        Aromatic Titanate Modified        2/4/86
                                Nylon Magnet Wire Insulation

  US             4588784        Aromatic Titanate Modified       5/13/86
                                Nylon Magnet Wire Insulation

  US             4614670        Method for Insulating a          9/30/86
                                Magnet Wire with an Aromatic
                                Titanate Modified Nylon

  US             4550055        Titanium Chelate Modified       10/29/85
                                Nylon Magnet Wire Insulation
                                Coating

  US             4563369        Titanium Chelate Modified        1/7/86
                                Nylon Magnet Wire Insulation
                                Coating

  US             4637852        Neoalkoxy Titanate in High      1/20/87
                                Density Mica Laminates

                 Patent
Country          Number         Title                            Issue Date


  US             4603088        Neoalkoxy Titanate in High       7/29/86
                                Density Mica Laminates

  US             4582198        Wire Shipping and Dispensing     4/15/86
                                Package

  US             4704322        Resin Rich Mica Tape             11/3/87

  US             4839444        High Solids Enamel               6/13/89

  US             0291172        Container Insert                  8/4/87

  US             4988980        Low Cost Verbal Annunciator      1/29/91

  US             4599905        Method and Apparatus for         7/15/86
                                Determining the Elongation
                                Property of Copper Wire

  US             4624718        Polyester-Polyamide Tape        11/25/86
                                Insulated Magnet Wire and
                                Method of Making the Same

  US             4629145        Control of Traversing Guide     12/16/86
                                in Strand Winding Apparatus

  US             4926928        Protective Device for            5/22/90
                                Restraining Rod Produced in a
                                Continuous Casting and
                                Rolling Process

  US             4775726        Method for Equilibrating         10/4/88
                                Polyamide Magnet Wire
                                Coatings and Enamel
                                Compositions

  US             4808436        A Method for Equilibrating       2/28/89
                                Polyamide Magnet Wire
                                Coatings and Enamel
                                Compositions

  US             4913963        Magnet Wire with                  4/3/90
                                Equilibrating Polyamide
                                Insulation Coatings and
                                Enamel Compositions

  US             4635046        Wire Tangle Sensor                1/6/87

  US             4695830        Wire Runtogether Sensor          9/22/87

  US             4740756        Continuity Test Method and       4/26/88
                                Apparatus

  US             4700171        Ignition Wire                   10/13/87

                 Patent
Country          Number         Title                            Issue Date


  US             4775566        High Temperature Flexible         10/4/88
                                Unitary Sleeving Insulation

  US             5032199        Method of Making a High           7/16/91
                                Temperature Flexible Unitary
                                Sleeving Insulation

  US             4683162        Mica Product                      7/28/87

  US             4783365        Mica Product                      11/8/88

  US             4752217        Wire Coating Oven Including       6/21/88
                                Wire Cooling Apparatus

  US             4725010        Control Apparatus and Method      2/16/88

  US             RE33240        Control Apparatus and Method      4/19/88

  US             4725458        Urethane Modified Nylon           2/16/88
                                Magnet Wire Enamel

  US             4808477        Urethane Modified Nylon           2/28/89
                                Magnet Wire Enamel

  US             4689601        Multi-Layer Ignition Wire         8/25/87

  US             4704596        Extrusion Coated Ignition        11/03/87
                                Wire

  US             4876316        High Temperature Magnet Wire     10/24/89
                                Bond Coat Polyamide/Aldehyde/
                                Aromatic Alcohol Reaction
                                Product

  US             4891243        Die Bar Carrier                    1/2/90

  US             4826544        Hydrogen Cleaning of Hot           5/2/89
                                Copper Rod

  US             4836872        Method of Manufacturing a          6/6/89
                                Fiber Reinforced Heat
                                Shrinkable Tubing Article

  US             4915139        Heat Shrinkable Tubing            4/10/90
                                Article

  US             4869199        Manifold for Distributing         9/26/89
                                Wire Coating Enamel

  US             4839205        Heated Supply Sheaves for         6/13/89
                                Wire Coating Apparatus

                 Patent
Country          Number         Title                            Issue Date


  US             4844283        Closure Mechanism for Wire         7/4/89
                                Coating Oven

  US             4821880        Palletized Structure              4/18/89
                                Containing Spools

  US             5045136        Method of Manufacturing a          9/3/91
                                Heat Shrinkable Article

  US             5106686        Multilayer Wrapped Insulated      4/21/92
                                Magnet Wire

  US             4966932        Ultra-High Solids Theic          10/30/90
                                Polyester Enamels

  US             4830689        Bonded Metallic Cable             5/16/89
                                Sheathing with Edge Forming

  US             5048572        Vibration Damping Heat            9/17/91
                                Shrinkable Tubing

  US             4705957        Wire Surface Monitor             11/10/87

  US             4861288        Electrical Cordset                8/29/89

  US             4611747        Method for Producing              9/16/86
                                Continuous Length High Solids
                                Enamel Coated Magnet Wire

  US             5023558        Ignition Wire Core Conductive     6/11/91
                                Irregularity Detector

  US             4938428        Wire Winding System with           7/3/90
                                Mobile Transfer Cart

  US             4964363        System of Assembly and           10/23/90
                                Filling Large Cables in a
                                Single Pass at a Single
                                Station

  US             4923133        Dancer Assembly                    5/8/90

  US             5304740        Fusible Link Wire                 4/19/94

  US             5704479        Wire storing and dispensing        1/6/98
                                package

Duration

US--17 Years (subject to maintenance fees)
CAN--17 Years
US--Application filed prior to June 8, 1995; 17 Years from issue date or 20 years from filing date, whichever is longer
US--Application filed after June 8, 1995; 20 years from fling dated (subject to maintenance fees)

                       TRADEMARKS AND TRADE NAMES





                    Trademark and/or
Country               Trade Name             Registration        Expiration

US                    ACRYFLEX                 1,092,803         06/06/98
US                    ALLEX                      717,483         06/27/01
US                    ALPIC                      861,614         12/10/08
US                    ASTRA                    1,083,505         01/24/98
                                                                 Renewal
                                                                 filed
US                    ASTRAMELT                1,266,308         02/07/04
US                    ASTRATITE                1,057,610         02/01/07
US                    A-Z                      2,023,734         12/17/06
US                    BIPIC                    1,218,947         12/07/02
US                    BONDEX                     687,491         11/03/99
US                    BROWNELL ELECTRO         1,781,418         07/13/03
                      INC. & Design
US                    CASPIC                   1,189,207         02/09/02
US                    CL & Design              1,197,158         06/08/02
US                    Contractor Power         1,746,311         01/12/03
US                    Crown Design             1,965,739         04/02/06
US                    CUPIC                      861,615         12/10/08
Canada                DIAMOND                    192,723         07/13/03
US                    DIAMOND                    676,255         03/31/99
US                    DIAMOND FIGURE Des         613,831         10/11/05
US                    Double Crown Design      1,965,738         04/02/06
Argentina             ESSEX                    1,617,577         10/07/05
Brazil                ESSEX                      692,303         04/25/99
Canada                ESSEX                      193,620         08/31/03
China                 ESSEX                      504,592         11/20/99
France                ESSEX                    1,331,108         11/15/05
Italy                 ESSEX                      448,366         10/24/05
Italy                 ESSEX                      356,324         03/23/98
Spain                 ESSEX                    1,127,541         04/03/09
US                    ESSEX                      961,503         06/19/03
US                    ESSEX                      959,657         05/29/03
US                    ESSEX                      954,253         03/06/03
US                    ESSEX                      954,283         03/06/03
US                    ESSEX                    1,411,176         09/30/06
US                    ESSEX                    1,644,159         05/14/01
Mexico                ESSEX                      496,193         03/22/05
US                    ESSEX                      618,128         12/27/05
US                    ESSEX                      965,834         08/14/03
US                    ESSEX                      536,430         01/16/01
US                    ESSEX                      966,421         08/21/03
US                    ESSEX GROUP              1,313,285         01/08/05
US                    ESSEX GROUP              1,178,844         11/24/01
India                 ESSEX                 Application

                    Trademark and/or
Country               Trade Name             Registration        Expiration


Mexico                ESSEX                      496,194         03/22/05
US                    ESSEX QTY MASTERS        1,205,233         08/17/02
China                 ESSEX (Chinese)            504,591         11/20/99
US                    ExCel & xl Des             780,919         12/01/04
US                    ExCelene                 1,032,113         02/03/06
US                    E-Z-C                    1,305,793         11/20/04
US                    EZC Extra                1,480,522         03/15/08
US                    E-Z Do                   1,594,939         05/08/00
US                    FEMCO                    1,584,450         02/27/00
US                    FLEXICONE                1,330,873         04/16/05
US                    GOPIC                      969,536         10/02/03
US                    HANDIWIRE                1,342,096         06/18/05
US                    IF IT'S P IT'S RIGHT       533,826         11/21/00
US                    ISOMICA                    575,202         06/02/03
US                    IWI                        635,106         10/02/06
US                    LELAND FARADAY           1,827,220         03/22/04
US                    LF Logo                  1,830,155         04/12/04
US                    MACALLEN & Design          833,230         08/08/07
US                    MAGNA-PAK                  628,592         06/12/06
US                    MAGWIRE                    861,613         12/10/08
US                    MICANITE and Drawing        22,623         03/07/03
US                    MR-200                   1,234,416         04/12/03
US                    NYTHERM                    702,858         08/16/00
US                    N-900                      683,175         08/11/99
US                    PARAFLEX                   586,117         02/23/04
US                    PARANITE                 1,548,127         07/18/09
US                    PARANITE & Design          537,580         02/13/01
US                    PARANITE & Design          535,200         12/26/00
US                    PARASYN                    529,926         08/29/00
US                    PAR-U-FLEX                 674,901         03/03/99
US                    POLYBONDEX               1,172,079         10/06/01
CAN                   Powerflex                  454,023         02/09/11
CAN                   Powerflex 90               478,181         06/25/12
US                    Powerflex 90             1,865,737         04/02/06
US                    Quad-Rated                 908,468         02/23/01
US                    Quadruple Crown Design   1,965,734         04/02/06
US                    Quadruple Crown Design   1,965,736         04/02/06
US                    REEL PAK                 1,144,845         12/30/00
US                    RELI-A-BAND              1,286,015         07/17/04
CAN                   Royal                      480,297         08/13/02
US                    Royal                      839,470         10/24/07
US                    Royal and Design         1,931,948         10/31/05
US                    Royal Electric and       1,824,265         03/01/04
                      Design
US                    SAMICA                     558,013         04/22/02
US                    SAMICAPOR                1,095,179         07/04/98
US                    SAMICATHERM                995,614         03/20/03
US                    SDN                      1,038,746         05/04/06
US                    SDT                      1,195,561         05/18/02
US                    SEALPIC                    993,738         09/24/04
US                    SILVERFLEX               1,111,787         01/23/99
US                    SODERBOND                  672,165         01/06/99
US                    SODEREX                    672,138         01/06/99

                    Trademark and/or
Country               Trade Name             Registration        Expiration


US                    SODERON                    672,164         01/06/99
US                    SOLIDEX                  1,036,145         03/23/06
US                    SOLIDON                  1,038,144         04/20/06
US                    SUFLEX                     960,771         06/12/03
US                    SUFLEX Logo              1,308,019         12/04/04
Canada                SX                       N.S. 2026         08/30/08
US                    SX                         612,102         09/13/05
US                    SX                       1,523,072         02/07/09
US                    SX & Design              1,525,063         02/21/09
US                    TF                       1,286,937         07/24/04
US                    THERMALEX                  672,137         01/06/99
US                    THERMALEX 200            1,185,606         01/12/02
US                    TERHMALEX F                672,750         01/20/99
US                    THERMETEX GP200            844,472         02/20/08
US                    Triangle and Design      1,484,145         04/12/08
US                    Triex                    2,023,933         12/17/06
US                    Triple Crown Design      1,965,735         04/02/06
US                    Ultima                   1,865,679         12/06/04
US                    UTREX                    1,326,775         03/26/05
US                    VINYLGLAS                  965,445         08/07/03
Mexico                SX                         496,192         03/22/05
Mexico                SX                         496,195         03/22/05
India                 SX                     Application
US                    ULTRASHIELD            Application
US                    VANGUARD                 1,827,219         03/22/04

                     TECHNOLOGY LICENSING AGREEMENTS


Parties                                Description

ESSEX GROUP, INC.                      Patent license for technology
American Telephone and                 relating to coaxial cables and land
Telegraph Co.                          lines

ESSEX GROUP, INC.                      Cross license for intellectual
Aismalibar S.A.                        property rights.

ESSEX GROUP, INC.                      Agreement concerning intellectual
Cablec Corporation                     property concerning transmission,
                                       distribution, power and control
                                       cable.

ESSEX GROUP, INC.                      Agreement concerning intellectual
Chrysler Corporation                   property relating to products used
                                       in the manufacture of or in motor
                                       vehicles.

ESSEX GROUP, INC.                      Agreement for technology relating to
Femco Magnet Wire                      magnet wire.
Corporation

ESSEX GROUP, INC.                      Agreement concerning intellectual
Ford Motor Company                     property relating to products used
                                       in the manufacture of or in motor
                                       vehicles.

ESSEX GROUP, INC.                      Patent license for technology
Groggins Plastic, Inc.                 relating to spools and lifting
                                       handles.

ESSEX GROUP, INC.                      Cross license for intellectual
Insulation Systems and                 property rights.
Machines, Ltd.

ESSEX GROUP, INC.                      Cross license for intellectual
Isola Essex A.G.                       property rights.

ESSEX GROUP, INC.                      Agreement for technology concerning
Windings, Inc.                         fabricating of packages and/or
                                       Reelex Machines.

ESSEX GROUP, INC.                      Cross licenses for patents relating
Southwire Company                      to shaft furnaces for melting copper
                                       and to apparatus for converting
                                       copper into copper bar and rod.

Parties                                Description


ESSEX GROUP, INC.                      Agreement concerning intellectual
DuPont Dow Elastimers                  property relating to products used
L.L.C.                                 in the manufacture of electrical
                                       cordsets.

                          PENDING APPLICATIONS


Country                             Serial No.                  Filing Date

   US                               08/557513                   11/14/95
   US                               08/967,633                  11/10/97
   US                               08/880,987                  06/23/97
   US                               08/733,828                  10/18/96
   US                               09/021,160

                                                              Schedule 4.16




                                SUBSIDIARIES


              Direct Subsidiaries of Essex International Inc.


Essex Group, Inc., a Michigan corporation (the "Company)


                     Direct Subsidiaries of the Company

Diamond Wire & Cable Co.
Essex Group Export Inc. (foreign)
Essex Canada Inc.
Interstate Industries Holdings Inc.
  Interstate Industries, Inc.
SX Mauritius Holding, Inc. (foreign)


      Dormant Subsidiaries (each a direct subsidiary of the Company):

Essex Group, Inc., a Delaware corporation
Essex Group Mexico Inc.
   Essex Group Mexico, S.A. de C.V.
Essex Wire Corporation

                                                           Schedule 4.20(b)


                        UCC Filings Jurisdictions

                    List of Debtors and Jurisdictions
                     for UCC-1 Financing Statements


Essex International Inc.

                       Indiana, Secretary of State

Essex Group, Inc. (Michigan corporation)

         United States
                  Alabama, Secretary of State
                  Arizona, Secretary of State
                  Arkansas, Secretary of State
                  Arkansas, Clay County
                  Arkansas, Cleburne County
                  Arkansas, Craighead County
                  California, Secretary of State
                  Colorado, Secretary of State
                  Connecticut, Secretary of State
                  Florida, Secretary of State
                  Georgia, Carroll County
                  Georgia, Clayton County
                  Georgia, DeKalb County
                  Georgia, Fulton County
                  Georgia, Gwinett County
                  Illinois, Secretary of State
                  Indiana, Secretary of State
                  Indiana, Allen County
                  Indiana, Grant County
                  Indiana, Johnson County
                  Indiana, Knox County
                  Indiana, Marion County
                  Indiana, Noble County
                  Indiana, Orange County
                  Indiana, Tippecanoe County
                  Indiana, Whitley County
                  Kansas, Secretary of State
                  Kentucky, Secretary of State
                  Louisiana, Jefferson Parish
                  Louisiana, Plaquemines Parish
                  Maine, Secretary of State
                  Massachusetts, Secretary of the Commonwealth
                  Massachusetts, Town of Braintree
                  Massachusetts, Town of Tweksbury
                  Michigan, Secretary of State
                  Minnesota, Secretary of State
                  Missouri, Secretary of State
                  Missouri, Clay County
                  Missouri, City of St. Louis (City Register)
                  Missouri, Dunklin County
                  Missouri, Howell County

                  Missouri, Laclede County
                  Missouri, Scott County
                  Missouri, St. Charles County
                  New Hampshire, Secretary of State
                  New Hampshire, Rockingham County
                  New Jersey, Secretary of State
                  New York, Secretary of State
                  New York, Chenango County
                  New York, Erie County
                  New York, Madison County
                  New York, Oneida County
                  New York, Onondaga County
                  North Carolina, Secretary of State
                  North Carolina, Guilford County
                  North Carolina, Mecklenberg County
                  North Carolina, Pasquotank County
                  North Carolina, Wake County
                  North Dakota, Secretary of State
                  Ohio, Secretary of State
                  Ohio, Cuyahoga County
                  Ohio, Franklin County
                  Ohio, Hamilton County
                  Ohio, Seneca County
                  Ohio, Stark County
                  Ohio, Washington County
                  Oklahoma, Oklahoma County
                  Oregon, Secretary of State
                  Pennsylvania, Secretary of State
                  Pennsylvania, Allegheny County
                  Pennsylvania, Bucks County
                  Pennsylvania, Butler County
                  Pennsylvania, Cambria County
                  Pennsylvania, Chester County
                  Pennsylvania, Delaware County
                  Pennsylvania, Erie County
                  Pennsylvania, Luzerne County
                  Pennsylvania, Philadelphia County
                  Rhode Island, Secretary of State
                  South Carolina, Secretary of State
                  South Dakota, Secretary of State
                  South Dakota, Custer County
                  Tennessee, Secretary of State
                  Texas, Secretary of State
                  Utah, Secretary of State
                  Vermont, Secretary of State
                  Vermont, Rutland County
                  Virginia, Secretary of State
                  Virginia, Independence City - Seat of Henrico
                                    County
                  Virginia, Norfolk City County
                  Virginia, Rappahannock County

                  Virginia, Tazewell County
                  Virginia, Washington County
                  Washington, Secretary of State
                  West Virginia, Secretary of State
                  Wisconsin, Secretary of State

Essex Group, Inc. (Michigan corporation)

         Canada
                  British Columbia, Delta
                  Manitoba, Winnipeg
                  Ontario, Mississauga
                  Quebec, Saint Laurent

Diamond Wire & Cable Co.

                  Indiana, Secretary of State
                  Indiana, Allen County

Essex Group Export Inc.

                  Indiana, Secretary of State
                  Indiana, Allen County

Essex Canada Inc.

         United States
                  Indiana, Secretary of State
                  Indiana, Allen County

         Canada
                  Ontario, Mississauga

Interstate Industries Holdings Inc.

                  Mississippi, Secretary of State
                  Mississippi, Attala County

Interstate Industries Inc.

                  Mississippi, Secretary of State
                  Mississippi, Attala County

                                                        Schedule 4.20(c)










                  List of Mortgage Filing Jurisdictions



                           o        Columbia City, Indiana
                           o        Fort Wayne, Indiana
                           o        Jonesboro, Indiana
                           o        Vincennes, Indiana
                           o        Franklin, Indiana
                           o        Kendallville, Indiana
                           o        Marion, Indiana
                           o        Lafayette, Indiana
                           o        Orleans, Indiana
                           o        Pana, Illinois
                           o        Rockford, Illinois
                           o        Anaheim, California
                           o        Lithonia, Georgia
                           o        Tiffin, Ohio
                           o        Hoisington, Kansas
                           o        Pauline, Kansas
                           o        Chester, South Carolina

                                                            Schedule 7.2(c)





                           EXISTING INDEBTEDNESS


                                   None

                                                         Schedule 7.3(f)





                             EXISTING LIENS


STATE AND               NAME OF DEBTOR              NAME OF SECURED           DESCRIPTION OF
JURISDICTION                                        PARTY                     COLLATERAL COVERED


Indiana, Secretary      Essex Group, Inc.          Storage Technology         Specified Electronic Data
of State                                           Corporation                Processing Equipment

Indiana, SOS            Essex Group, Inc.          Storage Technology         Specified Equipment
                                                   Corporation

Indiana, SOS            Essex Group, Inc.          Farmstead Telephone        Specified Telephone system
                                                   Group, Inc. d/b/a
                                                   Farmstead Leasing

Indiana, SOS            Essex Group, Inc.          Farmstead Telephone        Specified Telephone system
                                                   Group, Inc. d/b/a
                                                   Farmstead Leasing

Indiana, SOS            Essex Group, Inc.          Fleet Credit               Specified Farm Machinery
                                                   Corporation

Indiana, SOS            Essex Group, Inc.          BF Goodrich Company        Specified Consigned Goods
                                                                              (Geon Resins)

Indiana, SOS            Essex Group, Inc.          AT&T Credit                Specified
                                                   Corporation                Telecommunications
                                                                              Equipment

Indiana, SOS            Essex Group, Inc.          AT&T  Credit               Specified System
                                                   Corporation                Equipment and Wiring

Indiana, SOS            Essex Group, Inc.          AT&T Credit                Specified System
                                                   Corporation                Equipment and Wiring

Indiana, SOS            Essex Group, Inc.          AT&T Credit                Specified
                                                   Corporation                Telecommunications
                                                                              Equipment

Indiana, SOS            Essex Group, Inc.          Indiana Corporate          Various Assets
                                                   Federal Credit Union

Indiana, SOS            Essex Group, Inc.          First Fleet Corporation    Specified Vehicles

Indiana, SOS            Essex Group, Inc.          General Electric           Stocks of Copper
                                                   Company

Indiana, SOS            Essex Group, Inc.          AT&T Credit                Specified
                                                   Corporation                Telecommunications
                                                                              Equipment

Indiana, SOS            Essex Group, Inc.          First Fleet Corporation    Specified Vehicles

Indiana, SOS            Essex Group, Inc.          AT&T Credit                Specified
                                                   Corporation                Telecommunications
                                                                              Equipment

Indiana, SOS            Essex Group, Inc.          Fleet Credit               Various Assets
                                                   Corporation

Indiana, SOS            Essex Group, Inc.          Pitney Bowes Credit        Specified Farm Equipment
                                                   Corporation







STATE AND               NAME OF DEBTOR              NAME OF SECURED           DESCRIPTION OF
JURISDICTION                                        PARTY                     COLLATERAL COVERED


Indiana, SOS            Essex Group, Inc.           Pitney Bowes Credit       Specified Telephone/Radio
                                                    Corporation               System

Indiana, SOS            Essex Group, Inc.           Meridian Leasing          Specified Computer
                                                    Corporation               Equipment

Indiana, SOS            Essex Group, Inc.           Meridian Leasing          Specified Computer
                                                    Corporation               Equipment

Indiana, SOS            Essex Group, Inc.           Meridian Leasing          Specified Computer
                                                    Corporation               Equipment

Indiana, SOS            Essex Group, Inc.           Pitney Bowes Credit       Not Listed
                                                    Corporation

Indiana, SOS            Essex Group, Inc.           Pitney Bowes Credit       Specified Paging Equipment
                                                    Corporation

Tennessee, Secretary    Essex Group, Inc.           Canon Financial           Specific Photocopying
of State                                            Services, Inc.            Equipment

Texas, SOS              Essex Group, Inc.           Farmstead Telephone       Specified Telephone System
                                                    Group, Inc. d/b/a
                                                    Farmstead Leasing

Texas, SOS              Essex Group, Inc.           Farmstead Telephone       Collateral of above assigned
                                                    Group, Inc. d/b/a         to Chancellor Asset
                                                    Farmstead Leasing         Corporation

Texas, SOS              Essex Group, Inc.           El Paso Ford New          Not Listed
                                                    Holland

Illinois, SOS           Essex Group, Inc.           IBM Credit Corporation    Specified Office Equipment

Illinois, SOS           Essex Group, Inc.           Lexington Capital         Specified Office Equipment
                                                    Corporation

Illinois, SOS           Essex Group, Inc.           AT&T Credit               Specified
                                                    Corporation               Telecommunications
                                                                              Equipment

California, SOS         Essex Group, Inc.           BF Goodrich               Specified Consigned Goods
                                                    Company-Geon Vinyl        (Geon Resin)
                                                    Division

California, SOS         Essex Group, Inc.           Farmstead Telephone       Specified Telephone System
                                                    Group, Inc. d/b/a
                                                    Farmstead Leasing

California, SOS         Essex Group, Inc.           Farmstead Telephone       above collateral assigned to
                                                    Group, Inc. d/b/a         Chancellor Asset
                                                    Farmstead Leasing         Corporation

Indiana, Allen          Essex Group, Inc.           Meridian Leasing          Specified Computer
County                                              Corporation               Equipment

Indiana, Allen          Essex Group, Inc.           Meridian Leasing          Specified Computer
County                                              Corporation               Equipment

Indiana, Allen          Essex Group, Inc.           Meridian Leasing          Specified Computer
County                                              Corporation               Equipment







STATE AND               NAME OF DEBTOR              NAME OF SECURED           DESCRIPTION OF
JURISDICTION                                        PARTY                     COLLATERAL COVERED


Indiana, Allen          Essex Group, Inc.          Fleet Credit               Various Assets
County                                             Corporation

Indiana, Allen          Essex Group, Inc.          First Fleet Corporation    Specified Farm Vehicles
County

Indiana, Allen          Essex Group, Inc.          AT&T Credit                Specific
County                                             Corporation                Telecommunications
                                                                              Equipment

Indiana, Allen          Essex Group, Inc.          AT&T Credit                Specified Systems
County                                             Corporation                Equipment and Wiring

Indiana, Allen          Essex Group, Inc.          AT&T Credit                Specified
County                                             Corporation                Telecommunications
                                                                              Equipment

Indiana, Allen          Essex Group, Inc.          Farmstead Telephone        Assignment of collateral to
County                                             Group, Inc. d/b/a          Chancellor Asset
                                                   Farmstead Leasing          Corporation

Indiana, Allen          Essex Group, Inc.          Farmstead Telephone        Specified Telephone System
County                                             Group, Inc. d/b/a
                                                   Farmstead Leasing

Indiana, Allen          Essex Group, Inc.          Farmstead Telephone        Specified Telephone System
County                                             Group, Inc. d/b/a
                                                   Farmstead Leasing

Indiana, Allen          Essex Group, Inc.          Farmstead Telephone        Specified Telephone System
County                                             Group, Inc. d/b/a
                                                   Farmstead Leasing

Massachusetts,          Essex Group, Inc.          Danvers Savings Bank       Various Assets
Secretary of the
Commonwealth

Massachusetts,          Essex Group, Inc.          Danvers Savings Bank       Various Assets
Secretary of the
Commonwealth

New Hampshire,          Essex Group, Inc.          AT&T Credit                Specified
Secretary of State                                 Corporation                Telecommunications
                                                                              Equipment

Kansas, Secretary of    Essex Group, Inc.          Pitney Bowes Credit        Specified Paging System
State                                              Corporation

Indiana, Secretary of   Essex Wire                 StarBank, National         Various Assets
State                                              Association

Rhode Island, SOS       Triangle Wire &            M & G Materials            Specified Vehicles
616540                  Cable                      Handling Co.

Rhode Island, SOS       Triangle Wire &            IBM Credit Corporation     Specified Equipment
624197                  Cable

Rhode Island, SOS       Triangle Wire &            IBM Credit Corporation     Specified Equipment
646744                  Cable






STATE AND               NAME OF DEBTOR              NAME OF SECURED           DESCRIPTION OF
JURISDICTION                                        PARTY                     COLLATERAL COVERED



Rhode Island, SOS       Triangle Wire &            EMC Corporation            Specified Equipment
625837                  Cable                      (assigned to Romax
                                                   Finance Corporation)

Rhode Island, SOS       Triangle Wire &            EMC Corporation            Specified Equipment
635232                  Cable                      (assigned to Romax
                                                   Finance Corporation)

Rhode Island, SOS       Triangle Wire &            EMC Corporation            Specified Equipment
650415                  Cable                      (assigned to Metlife
                                                   Capital Finance
                                                   Corporation)

Arizona, SOS            Triangle Wire &            Sanwa Leasing Corp.        Specified Computer
709802                  Cable                                                 Equipment

Arizona, SOS            Triangle PWC               Pitney Bowes Credit        Specified Equipment
927946                  Incorporated               Corp.

Missouri, SOS           Triangle Wire &            Pitney Bowes Credit        Specified Equipment
2270047                 Cable                      Corp.





                                                            Schedule 7.7(a)



                              Capital Leases



                                   None

                                                              Schedule 7.11


                         TERMS OF PREFERRED STOCK




                                   None

                                                            EXHIBIT B TO
                                                        CREDIT AGREEMENT

                                [FORM OF]

                        FRONTING LENDER ADDENDUM

          The undersigned hereby (i) agrees to become a Fronting Lender under the Credit Agreement, dated as of October 31, 1996, as amended and restated as of March __, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Essex International Inc., Essex Group, Inc. (the "Company"), the Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, with respect to the Subsidiary Borrowers and Fronted Currencies, and subject to the other terms and conditions, set forth on Schedule 1 hereto, (ii) hereby agrees to be bound by the provisions of the Credit Agreement applicable to Fronting Lenders and (iii) shall be entitled to the benefits of the provisions of the Credit Agreement and the other Loan Documents insofar as such provisions relate to Fronting Lenders and Fronted Loans, including, without limitation, Section 2A of the Credit Agreement.

          To the extent the undersigned is not a Lender under the Credit Agreement, the undersigned confirms that it has received a copy of the Credit Agreement and the other Loan Documents and appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

          The provisions of Sections 11.12, 11.14 and 11.17 of the Credit Agreement are by this reference incorporated herein mutatis mutandis.

          This Addendum shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined.


                           [NAME OF FRONTING LENDER]


                            By:--------------------------------
                               Title:

                           [Date]

                                                              Schedule 1
                                             to Fronting Lender Addendum


                   TERMS OF FRONTING LENDER COMMITMENT




I.   The Fronted [Currencies] [Currency] shall be -------------------.

II. The Subsidiary Borrower with respect to the Fronted Loans made in each Fronted Currency specified in Section 1 above shall be as follows:

         Fronted Currency       Subsidiary Borrower





III. The Fronting Lender's Payment Office with respect to each Fronted Currency specified in Section 1 above shall be as follows (or such other office as the Fronting Lender may from time to time specify for such purpose in accordance with Section 11.2 of the Credit Agreement):

         Fronted Currency       Fronting Lender's Payment Office





IV. The fronting fee with respect to Fronted Loans in each Fronted Currency specified in Section 1 above shall be as follows [specify amount and timing of payments]:

         Fronted Currency       Fronting Fee





V. The Interest Payment Dates with respect to Fronted Loans in each Fronted Currency specified in Section 1 above shall be as follows:

         Fronted Currency       Interest Payment Dates

VI. The Interest Periods with respect to Fronted Loans in each Fronted Currency specified in Section 1 above shall be as follows:

         Fronted Currency       Interest Periods





VII. Notices of borrowing pursuant to Section 2.2A of the Credit
Agreement shall be given by _____________ [specify timing of notices of borrowing].

VIII. Each borrowing of Fronted Loans in each Fronted Currency specified in Section 1 above shall be in the following minimum amounts:

         Fronted Currency       Minimum Borrowing Amount





IX. The Fronted Loans in each Fronted Currency specified in Section 1 above shall be made available in [specify funds in which Fronted Loans will be made available].

X. Each prepayment of Fronted Loans in each Fronted Currency specified in Section 1 above shall be in the minimum amounts specified below:

         Fronted Currency       Minimum Prepayment Amount





XI. Notices of any prepayment pursuant to Section 9 above shall be given as follows:

         Fronted Currency       Requirement for Notices

XII. The Fronting Lender's commitment to make Fronted Loans in each Fronted Currency specified in Section 1 above shall terminate on the dates specified below:

         Fronted Currency       Commitment Termination Date





XIII. The Fronting Lender may terminate its commitment to make Fronted Loans to any Subsidiary Borrower in a Fronted Currency upon ______ days' prior written notice to such Subsidiary Borrower.

XIV. No later than _______ [a.m./p.m.] on each Calculation Date and on each other date on which such calculation is required under the Credit Agreement with respect to the Fronted Currency specified in Section 1 above, the Fronting Lender shall determine the Spot Exchange Rate with respect to such Fronted Currency.

                                                               EXHIBIT K


                    [FORM OF COMPLIANCE CERTIFICATE]


                                   [For the Fiscal Quarter ending _____]
                                      [For the Fiscal Year ending _____]


          Pursuant to Section 6.2(b) of the Credit Agreement, dated as of October 31, 1996, as amended and restated as of March 27, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined), among Essex Group, Inc. (the "Company"), Essex International Inc. ("Holdings"), the financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the undersigned, duly elected, qualified and acting Responsible Officers of the Company and Holdings, respectively, hereby certify that:

          I. To the best of such Responsible Officer's knowledge, the Company and each other Loan Party has, during the period or periods referred to above, observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: ____________________.

          II. The financial statements referred to in Section 6.1(a) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or such Responsible Officer, as the case may be, and disclosed therein).

          The financial statements referred to in Section 6.1(b) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and fairly present the financial condition and results of operations of Holdings or the Company, as the case may be (subject to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or such Responsible Officer, as the case may be, and disclosed therein).

          (c) The covenants as listed and calculated below are based on the Company's [unaudited] [audited] balance sheets and statements of operations, shareholders' equity and cash flows for the fiscal [quarter] [year] ended ________ __, 199_, a copy of which is attached hereto.

A. Consolidated Net Worth (Section 7.1(a))

          without duplication:

     a.   50% of Consolidated Net Income of Holdings        $---------
          and its consolidated Subsidiaries for each fiscal quarter of Holdings (beginning with the fiscal quarter ending March 31, 1995) for which Consolidated Net Income is positive


     b.   100% of Net Cash Proceeds of Holdings Common      $----------
          Equity Offering consummated after the
          Effective Date

     c.   100% of any capital contribution made to           $----------
          Holdings or the Company after the Effective
          Date by any holder of its Capital Stock

     d.   Sum of (i), (ii) and (iii) and $80,000,000         $----------

     e.   Consolidated Net Worth of Holdings and its         $----------
          consolidated Subsidiaries (must be equal to or greater than (iv) above)

     f.   Clauses (ii) and (iii) shall be reduced to         $----------
          the extent (a) such proceeds or contributions are applied to repurchase of equity in accordance with the Credit Agreement and (b)
          Consolidated Net Worth would be reduced as a result of repurchase

B. Interest Coverage (Section 7.1(b))

     The ratio of

     a.   Consolidated EBITDA of Holdings and its           $----------
          consolidated Subsidiaries for the relevant
          Interest Coverage Test Period

     to

     b.   Consolidated Net Cash Interest Expense of         $----------
          Holdings and its consolidated Subsidiaries for such Interest Coverage Test Period

     Ratio: (must be greater 2.0 to 1.0)                     ------------

C.   Leverage Ratio (Section 7.1(c))

     The ratio of

     a.   Total Debt of Holdings and its consolidated        $ ----------
          Subsidiaries (as of last day of any period of four consecutive fiscal quarters of Holdings)

     to

     b.   Consolidated EBITDA of Holdings and its
          consolidated Subsidiaries for such period           $----------

     Ratio: (after the Effective Date and prior to            ------------
     March 31, 1998, must be less 5.00 to 1.0; on or after March 31, 1998 and prior to March 31, 1999, must be less than 4.50 to 1.0; on or after March
     31, 1999 and prior to March 31, 2000, must be less than 4.25 to 1.00; and March 31, 2000 and thereafter, must be less than 4.0 to 1.0)

D. Senior Secured Leverage Ratio (Section 7.1(d))

     The ratio of

     a.   Total Senior Secured Debt of Company and its        $----------
          Subsidiaries (as of the last day of any
          period of four consecutive fiscal quarters of Holdings)

         to

     b.   Consolidated EBITDA for such period                 $----------

     Ratio: (after the Effective Date and prior to            ------------
     March 31, 1998, must be less 3.00 to 1.0; On or after March 31, 1998 and prior to March 31, 1999, must be less 2.75 to 1.0; On or after March 31, 1999 and prior to March 31, 2000, must be less
     2.50 to 1.0; March 31, 2000 and thereafter, must be less than 2.25 to 1.0)

E. Limitation on Indebtedness (Section 7.2)

     a.(A) Aggregate amount of Non-Facility L/C               $----------
           obligations

        (B) Aggregate amount of L/C Obligations (the          $----------
           sum of (A) and (B) may not exceed
           $25,000,000, at any time)

     b.   Indebtedness of the Company resulting from          $----------
          the delivery of a promissory note to support
          Indebtedness of the Company, in connection with the requirements of the Company's insurance carriers to recognize casualty insurance premiums (may not exceed
          $10,000,000 at any time)

     c.   Additional unsecured indebtedness not               $----------
          otherwise permitted by Section 7.2 which is
          (a) unsecured, (b) incurred in connection with the acquisition of assets or a Subsidiary and secured only by specified assets or (c) secured by assets acceptable to the Required Lenders (may not exceed
          $20,000,000 at any time)

     d.   Additional unsecured indebtedness not               $----------
          otherwise permitted by Section 7.2 (may not exceed $150,000,000 at any time)


          Portion thereof constituting Specified Basket       $----------
          Debt

     e.   Additional indebtedness of Essex Canada not         $----------
          otherwise permitted by Section 7.2 (may not exceed $25,000,000 at any time)


F.   Limitation on Liens (Section 7.3(g))

     a.   Aggregate amount of Indebtedness secured by         $----------
          Liens incurred as described in Section 7.3(g)
          (may not exceed, when added to 9(i) below, the sum of $25,000,000 and 10% of
          Consolidated Net Worth of Holdings)

G.   Limitation on Guarantee Obligations (Section 7.4)

     a.   Aggregate amount of guarantees by the Company       $----------
          or any of its Subsidiaries of the obligations of Joint Ventures in which the Company or any of its Subsidiaries is a party, as described in Section 7.4(c) (may not, when added to any Joint Venture Loans, exceed $35,000,000)

     b.   Aggregate amount of surety, indemnity,              $----------
          performance, release and appeal bonds and guarantees thereof issued by the Company or any of its Subsidiaries, as described in
          Section 7.4(d) (may not exceed $10,000,000 at any time)

H.   Limitation on Sale of Assets (7.6)

     a.   Aggregate amount of the sale or other               $----------
          disposition of obsolete, outdated or surplus assets as described in Section 7.6(a) (may not exceed $5,000,000 in fiscal year)

     b.   Aggregate amount of fair market value of all        $----------
          assets sold by the Company and its
          Subsidiaries as described in Section 7.6(f) during the fiscal [quarter] [year] of the Company ending _______, 19__ (may not exceed
          $40,000,000 in fiscal year or $80,000,000
          after Amendment and Restatement Effective
          Date)

I.   Limitation on Capital Lease Obligations (Section
     7.7)

     a.   Aggregate outstanding amount of Capital Lease       $----------
          Obligations as described in Section 7.7(c) during the fiscal [quarter] [year] ending
          _______, 19__ (may not exceed, when added to 6(i) above, the sum of $25,000,000 and an amount equal to 10% of Consolidated Net Worth of Holdings)


J.   Limitation on Dividends (Section 7.8)

     a.   Aggregate amount of dividends and stock             $----------
          repurchases as described in Section 7.8(f) since Amendment and Restatement Effective
          Date (may not exceed the sum of $100,000,000 plus 50% of cumulative Consolidated Net
          Income of Holdings, determined for the period from March 31, 1998 through the end of the most recent fiscal quarter of Holdings)


K.   Limitation on Capital Expenditures, Investments,
     Loans and Advances (Section 7.10)

     a.   Aggregate amount of loans and advances of the       $----------
          Company and its Subsidiaries as described in
          Section 7.10(c) (may not exceed $2,000,000 at any time)



     b.   Aggregate amount outstanding of Loans by the        $----------
          Company to any Joint Venture as described in
          Section 7.10(e)(i) (may not exceed
          $25,000,000 at any time)

     c.   Aggregate amount the sum of (i) outstanding         $----------
          of Loans by the Company to any Joint Venture as described in Section 7.10(e)(i) and (ii) the aggregate amount of guarantees described in Section 7.10(e)(ii) (may not exceed
          $35,000,000 at any time)

     d.  (A)(1)  Aggregate amount of Capital
                 Expenditures of the Company and its
                 Subsidiaries since the beginning of the
                 19__ fiscal year

            (2)  Basket Expenditure Amount for 19__           $----------
                 fiscal year (as set forth in
                 Section 7.10(g))

            (3) Unused Basket Expenditure Amounts carried     $----------
                over from each preceding fiscal year
                (including $33,275,000 for fiscal year
                1997)

            (4) Amount of A(1) may not exceed the sum of      $----------
                A(2) and A(3) (provided that, unless A(1) is less than $30,000,000, A(1) shall not exceed the EBITDA Basket Amount)

         (B)(1) Maximum Investment Amount in effect           $----------

            (2) Investment Expenditures since beginning       $----------
                of fiscal year (may not exceed Maximum
                Investment Amount)

         (C)(1) Capital Expenditures and Investment           $----------
                Expenditures (excluding up to $5,000,000 of Investment Expenditures constituting capital contributions to any Joint
                Venture) which (a) constitute capital
                contributions or other investments in any Person that is not a Subsidiary Guarantor or (b) are made to acquire assets which do not constitute Collateral since the beginning of the 19__ fiscal year (may not exceed $25,000,000 in any fiscal year and $40,000,000 after Amendment and
                Restatement Effective Date)

            (2) Investment Expenditures constituting          $----------
                capital contributions to any Joint
                Venture made since the Effective Date and excluded pursuant to (C)(1)

          e.   (A)  Capital Expenditures and Investment       $----------
                    Expenditures of Company and Subsidiaries as described in 7.10(h)(x) made with proceeds from Holdings Common Equity
                    Offering since the Effective Date (may
                    not exceed $100,000,000)

               (B)  Capital Expenditures and Investment       $----------
                    Expenditures of Company and Subsidiaries as described in 7.10(h)(y) made with proceeds from Holdings Common Equity
                    Offering since the Effective Date which
                    (a) constitute capital contributions or
                    other investments in any Person that is
                    not a Subsidiary Guarantor or (b) are
                    made to acquire assets which do not
                    constitute Collateral since Effective
                    Date (may not exceed $50,000,000)

          IN WITNESS WHEREOF, we have hereto set our names.


Dated:


                              By:___________________________
                                  Name:
                                  Title: [Responsible Officer
                                          of the Company]


                              By:___________________________
                                   Name:
                                   Title: [Responsible Officer
                                          of the Holdings]

                                                            EXHIBIT M TO
                                              CREDIT AGREEMENT [FORM OF]

                          LENDER CONSENT LETTER



To:  The Chase Manhattan Bank, as Administrative Agent
     270 Park Avenue
     New York, New York 10017

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of October 31, 1996, as amended and restated as of March 31, 1997 (the "Existing Credit Agreement"), among Essex International Inc., Essex Group, Inc. (the "Company"), the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms defined in the Existing Credit Agreement shall have their respective defined meanings herein.

          The Company has requested certain changes to the Existing Credit Agreement, to be effected pursuant an amendment and restatement thereof (the "Amendment/Restatement") in the form distributed to the Lenders prior to the date hereof.

          Pursuant to Section 11.1 of the Existing Credit Agreement, the undersigned Lender hereby consents to the execution and delivery by the Administrative Agent of the Amendment/Restatement.


                         Very truly yours,



                         -----------------------------------------------------
                         (NAME OF LENDER)


                         By___________________________________________________
                           Name:
                           Title:





Dated as of March 27, 1998







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                                             EXHIBIT N-1 TO
                                           CREDIT AGREEMENT


                [FORM OF BORROWING SUBSIDIARY AGREEMENT]


          BORROWING SUBSIDIARY AGREEMENT, dated as of _____________ __, 19__ (this "Agreement"), among [NAME OF SUBSIDIARY BORROWER], a ________________ (the "Subsidiary"), ESSEX INTERNATIONAL INC. ("Holdings"), ESSEX GROUP, INC. (the "Company"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of October 31, 1996, as amended and restated as of March __, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Holdings, the Company, the Subsidiary Borrowers from time to time parties thereto, the Lenders and the Administrative Agent.

          The parties hereto hereby agree as follows:

          1. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          2. Pursuant to Section 2.7A of the Credit Agreement, the Company hereby designates the Subsidiary as a Subsidiary Borrower under the Credit Agreement.

          3. The Company and the Subsidiary, jointly and severally, represent and warrant that the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof to the extent such representations and warranties relate to the Subsidiary and this Agreement.

          4. Each of Holdings and the Company agrees that the guarantee contained in Section 10 of the Credit Agreement will apply to the obligations of the Subsidiary as a Subsidiary Borrower.

          5. Upon execution of this Agreement by Holdings, the Company, the Subsidiary and the Administrative Agent, the Subsidiary shall be a party to the Credit Agreement and shall be a Subsidiary Borrower and a Borrower for all purposes thereof, and the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

          6. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          7. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                [SUBSIDIARY]


                                 By:____________________________________
                                    Title:

                                ESSEX INTERNATIONAL INC.


                                By:____________________________________
                                   Title:


                                ESSEX GROUP, INC.


                                By:____________________________________
                                   Title:


                                THE CHASE MANHATTAN BANK, as
                                Administrative Agent


                                By:____________________________________
                                   Title:

                                                          EXHIBIT N-2 TO
                                                        CREDIT AGREEMENT


               [FORM OF BORROWING SUBSIDIARY TERMINATION]


                    BORROWING SUBSIDIARY TERMINATION


The Chase Manhattan Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

                                                                  [Date]

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of October 31, 1996, as amended and restated as of March __, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Essex International Inc., Essex Group, Inc. (the "Company"), the Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          The Company hereby terminates the status and rights of _______________ (the "Terminated Subsidiary Borrower") as a Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Subsidiary Borrower are outstanding as of the date hereof and that all amounts payable by the Terminated Subsidiary Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Subsidiary Borrower shall continue to be a Subsidiary Borrower until such time as all Loans made to the Terminated Subsidiary Borrower shall have been prepaid and all amounts payable by the Terminated Subsidiary Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Subsidiary Borrower shall not have the right to make further borrowings as a Subsidiary Borrower under the Credit Agreement.]

          This Borrowing Subsidiary Termination shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Borrowing Subsidiary Termination may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Borrowing Subsidiary Termination by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.


                                Very truly yours,

                                ESSEX GROUP, INC.



                                By:___________________________________
                                   Title:



Acknowledged and Agreed:

[Subsidiary]


By:___________________________________
   Title: